UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Wells Fargo & Company
(Name of Registrant as Specified In Its Charter)
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WELLS FARGO

Notice of Annual Meeting
and Proxy Statement

2024 Annual Meeting of Shareholders

April 30, 2024, 10 a.m. Eastern Daylight Time

Live webcast: www.virtualshareholdermeeting.com/WFC2024

2024

A Company Culture
We Can All Take Pride In
We have adopted a set of principles to anchor our company culture. We call them our company Expectations, and they apply to every single employee, at every level, and in every role.
The Expectations are meant to guide how we conduct ourselves, work with our colleagues, and make decisions.
And we believe they are keys to our success, as people and as a business.

Embrace candor	Do what’s right	Be great at execution

Learn and grow	Champion diversity, equity, and inclusion	Build high-performing teams (for managers)

Forward-Looking Statements and Website and Report References: This proxy statement contains forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about our expectations for our operations and business and our corporate responsibility progress, plans, and goals (including environmental and human capital matters). Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy, and other future conditions. The inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual results may differ materially from our forward-looking statements due to several factors. Factors that could cause our actual results to differ materially from our forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2023. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, and notwithstanding any historical practice of doing so, except as may be required by law. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.
References throughout this document to websites and our reports, including Annual Report to Shareholders for the year ended December 31, 2023, are provided for convenience only, and the content on the referenced websites or reports is not incorporated by reference into this document. We assume no liability for any third-party content contained on the referenced websites or reports.

Letter to Our Shareholders From Our Chief Executive Officer
March 18, 2024
Dear Fellow Shareholders,
We invite you to attend Wells Fargo’s 2024 Annual Meeting of Shareholders to be held on Tuesday, April 30, 2024, at 10 a.m. Eastern Daylight Time. This year’s Annual Meeting will again be held in a virtual format through a live webcast at www.virtualshareholdermeeting.com/WFC2024.
At the Annual Meeting, shareholders will vote on a number of important matters and will be provided an opportunity to ask questions. Your vote is important to us. We encourage you to vote as soon as possible by one of the methods described in your proxy materials, even if you plan to attend the virtual Annual Meeting.
Please take the time to carefully read the Proxy Statement, which explains more about the matters to be voted on at the Annual Meeting, proxy voting, and other key information on how to participate. I also encourage you to read our 2023 Annual Report to Shareholders, which includes my letter to our shareholders.
As always, thank you for your continued investment in, and support of, Wells Fargo.
Sincerely,
Charles W. Scharf
CEO

Letter to Our Shareholders From Our Independent Board Chair
March 18, 2024
Dear Fellow Shareholders,
Nearly three years into serving as independent Board Chair of Wells Fargo, I write again to express gratitude to management and to our employees, who continue to transform Wells Fargo into a more resilient, efficient, customer-centric company, one that continues to create value for our shareholders.
As a Board, we recognize the significant progress that Wells Fargo’s management team has made to strengthen the Company’s risk and control infrastructure. This has been and remains Wells Fargo’s top priority, and we as a Board continue to oversee this work closely. We also recognize the Company’s progress in building its business in 2023, beyond this critical work – for instance, growing credit cards, de-risking its Home Lending business, better integrating technology into Consumer, Small and Business Banking, and achieving significant strategic wins in Corporate and Investment Banking. All of this occurred while the company continued to invest in its communities, in its employees, and in technology.
As part of our ongoing and intentional Board refreshment process, we are pleased to put forth a new independent director nominee, Fabian T. Garcia, for election at the 2024 Annual Meeting of Shareholders. Mr. Garcia brings valuable strategic planning and business operational experience as a senior executive of a global consumer goods company, leading a portfolio of well-known consumer and retail brands. You can read more about Mr. Garcia and our other Board nominees on the pages that follow in this Proxy Statement.
To Wells Fargo’s employees: you are at the center of the Company’s success and progress. Your dedication to customers, to making our business successful, and to seeing our risk and control work through to completion is significant and impressive. Thank you for your work and for the value you bring to the Company.
I also want to thank you, our shareholders, for your continued investment and confidence in Wells Fargo.

Sincerely,
Steven D. Black
Independent Chair of the Board

Notice of 2024 Annual Meeting
of Shareholders
Meeting Information

When	Where	Record Date:
Tuesday, April 30, 2024, 10:00 a.m., EDT	www.virtualshareholdermeeting.com/WFC2024	March 4, 2024
Agenda

Item		Board Recommendation	For More Information
1	Election of 13 director nominees named in this Proxy Statement	FOR all nominees	page 12
2	Advisory vote to approve executive compensation (Say on Pay)	FOR	page 53
3	Ratification of KPMG LLP's appointment as the Company's independent registered public accounting firm for 2024	FOR	page 103
4	Approval of an amendment to the Restated Certificate of Incorporation to opt out of Delaware General Corporation Law Section 203	FOR	page 108
5	Approval of an amendment to the By-Laws to remove the supermajority vote standard to amend the local directors provision	FOR	page 108
6-13	Shareholder proposals, if properly presented at the meeting	AGAINST	page 112
14	Consider any other business properly brought before the meeting

How to Attend the Meeting Online
Our 2024 Annual Meeting will be held by remote communication in a virtual-only format, allowing our shareholders to participate from anywhere with internet connectivity.
Shareholders of Record: To attend the Annual Meeting, including to vote and ask questions during the meeting, you must log in to the meeting using the valid control number printed on your voting materials.
Street Name Holders: Please refer to the Voting and Other Meeting Information section of this Proxy Statement for additional information on voting and how to attend the meeting.
By Order of Our Board of Directors,
Emma Bailey
Deputy General Counsel and Corporate Secretary
Your Vote is Important! Whether or not you plan to attend the meeting, we encourage you to vote your shares prior to the meeting in one of the following ways:
By Internet Go to the website listed in your notice of internet availability of the proxy materials, your proxy card, or your voting instruction form (voting materials)
By Phone Call the toll-free voting number on your voting materials
By Mail Mail your completed and signed proxy card or voting instruction form
By Mobile Device Scan the QR Barcode on your voting materials

This Notice and the accompanying Proxy Statement, 2023 Annual Report, and Proxy Card were first made available to shareholders on or about March 18, 2024. You may vote if you owned shares of our common stock at the close of business as of the record date (March 4, 2024).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 30, 2024:
Wells Fargo’s 2024 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2023 are available at: www.proxyvote.com.

Proxy Summary
This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Our Business
We are a leading financial services company that proudly serves consumers, small businesses, and middle market and large companies. We partner with our customers to help them achieve their financial goals and with our communities to make a positive impact.
We provide a diversified set of banking, investment, and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments:

Consumer Banking and Lending	Commercial Banking

Corporate and Investment Banking	Wealth and Investment Management

Our business includes:1

approximately $1.9 trillion in assets	approximately 226,000 active employees

In the communities we serve, the Company focuses its social impact on helping to build a sustainable, inclusive future for all by supporting housing affordability, small business growth, financial health, and a low-carbon economy.

1.As of December 31, 2023.

2024 Proxy Statement	i

Proxy Summary
Our Strategy
Our strategic plan focuses on strengthening our foundation based on the following pillars.

Risk and Control Culture	•We are focused on strengthening our Company by continuing to build a risk and control infrastructure appropriate for a company of our size and complexity.

Operational Excellence	•We have set clear priorities for our management team and our employees. •We are focused on consistent and simplified management processes to enable effective and efficient execution.

Customer-Centric Culture and Conduct	•We are guided by the principle of “doing what is right for our customers” at the center of everything we do. •We are focused on actions, not words.

Technology and Innovation
•We are investing for the future by building technology and digital solutions intended to power our businesses over the longer term.
•We are leveraging data to offer differentiated and tailored customer experiences and solutions.

Financial Strength
•Our continued focus on efficiency and strong credit discipline were important contributors to our improved 2023 results, and we are starting to see improved growth and increased market share in parts of the company, which we believe will drive higher returns over time.
•The strength of our balance sheet continued to be evident throughout the year and our capital and liquidity levels remained well above regulatory minimums. The results of the Federal Reserve stress tests, and our internal stress tests, confirmed our strong capital position.

Our ultimate goal is to transform our business model to one driven by technology platforms, and enhanced by physical distribution and interaction.
The Board’s Responsibility for Risk Management Oversight
Our top priority is to strengthen our Company by continuing to build an appropriate risk and control infrastructure. Our Board oversees the Company’s business, including its risk management. It assesses senior management’s performance and holds senior management accountable for implementing the Company’s strategic plan and risk tolerance and maintaining the Company’s risk management and control framework.
•Our regularly scheduled Board meetings include a discussion of significant risk and regulatory matters with senior executives.
•Our Board also carries out its risk oversight responsibilities through its committees. Each Board committee is responsible for overseeing risks within its purview, and the Risk Committee has primary responsibility for overseeing the Company’s risk management framework.
•We continue working to enhance our risk management programs, including our operational and compliance risk management. We have an integrated organization that includes centralized, business-aligned, and function-aligned control executives.

ii	Wells Fargo & Co.

Proxy Summary

Item 1

Election of 13 Director Nominees

Our Board recommends that you vote FOR each of these director nominees for a one-year term.	See page 12

Director Nominees
The following provides summary information about each director nominee.1

Name and Primary Occupation	Age	Director Since	Committee Membership
			Audit Committee	Corporate Responsibility Committee	Finance Committee	Governance and Nominating Committee	Human Resources Committee	Risk Committee
Steven D. Black Independent Chair Former Co-CEO, Bregal Investments, Inc.	71	2020			⬤		⭕
Mark A. Chancy Independent Former Vice Chair and Co-COO, SunTrust Banks, Inc.	59	2020	⭕		⭕
Celeste A. Clark Independent Principal, Abraham Clark Consulting, LLC	70	2018		⬤		⭕
Theodore F. Craver, Jr. Independent Former Chair, President and CEO, Edison International	72	2018	⬤		⭕	⭕
Richard K. Davis Independent Former President and CEO, Make-A-Wish America	66	2022						⭕
Fabian T. Garcia Independent Global President, Personal Care, Unilever PLC	64	N/A
Wayne M. Hewett Independent Senior Advisor, Permira	59	2019				⬤	⭕	⭕
CeCelia G. Morken Independent Former CEO, Headspace	66	2022	⭕	⭕
Maria R. Morris Independent Former EVP and Head, Global Employee Benefits business, MetLife	61	2018					⭕	⬤
Felicia F. Norwood Independent EVP and President, Government Health Benefits, Elevance Health, Inc.	64	2022		⭕				⭕
Ronald L. Sargent Independent Former CEO and Chair, Staples, Inc.	68	2017	⭕			⭕	⬤
Charles W. Scharf CEO and President, Wells Fargo	59	2019
Suzanne M. Vautrinot Independent President, Kilovolt Consulting, Inc.	64	2015		⭕				⭕

⬤	Chair
⭕	Member
1.Director Richard B. Payne, who currently serves on the Risk Committee, is not standing for re-election and will retire as a director as of the date of the 2024 Annual Meeting.

2024 Proxy Statement	iii

Proxy Summary
Director Nominee Highlights
The Board remains focused on regular enhancement of its composition, Board succession planning, and governance practices to enable the Board to continue to oversee the Company and its business effectively.

Board Composition		Skills and Experience

		•Risk Management	92%
		•Strategic Planning, Business Development & Operations	100%
54%	50%
Director nominees are gender and/or racially/ethnically diverse	Board committee chairs are gender and/or racially/ethnically diverse	•Financial Services	54%

		•Regulatory	62%
		•Human Capital Management	92%
5 years	65 years
		•Consumer, Marketing, Digital	62%
Average tenure of incumbent independent director nominees[1]	Average age of independent director nominees

		•Information Security, Cybersecurity, Technology	38%
		•Accounting, Financial Reporting	54%
92%	50%
Director nominees are independent, including our independent Board Chair	Independent director nominees are new or proposed to the Board in last five years
		•Corporate Governance	69%

Active Engagement Throughout 2023		•Environmental & Social Responsibility	85%

61 }	Includes: 9 total Board meetings 52 total committee and subcommittee meetings
Total Board and committee meetings		•Government, Public Policy	30%

With additional director engagements with key stakeholders outside of Board and committee meetings, including meetings with:

Operating Committee members, senior leadership, internal audit and other employees, shareholders, regulators, independent auditor, independent compensation consultants, third-party search firms, and other stakeholders

		•International	77%

1.Based on completed years of service from the date first elected to the Board. Does not include new independent director nominee Fabian T. Garcia.

iv	Wells Fargo & Co.

Proxy Summary

Item 2

Advisory Vote to Approve Executive Compensation (Say on Pay)

Our Board recommends that you vote FOR the advisory vote to approve the 2023 compensation of our Named Executive Officers.	See page 53

Compensation Design
Our executive compensation program is designed to incentivize our Named Executive Officers (NEOs) to deliver long-term shareholder value with sound risk management discipline. Our compensation program holds our NEOs accountable for sound risk management and alignment with shareholder interests, with the majority of their total compensation delivered in the form of long-term equity awards that are subject to ongoing risk and service conditions, and for performance share awards, achieving pre-determined three-year financial performance goals.

Pay for Performance
Compensation is linked to Company, individual, and, as applicable, line of business performance, including meeting regulatory expectations, and creating long-term value consistent with the interests of shareholders.
Promote Effective Risk Management Compensation promotes effective risk management and discourages imprudent or excessive risk-taking.
Attract and Retain Talent
People are one of the Company’s competitive advantages; therefore, compensation helps attract, motivate, and retain people with the skills, talent, and experience to drive superior long-term Company performance.

Compensation Actions
2023 CEO Compensation Highlights
•Increased our CEO’s total compensation to $29 million to recognize his strong leadership in driving improved financial performance and significant progress on risk and regulatory work.
•Similar to last year, exercised negative discretion to acknowledge that additional work remains.
The Board and the Human Resources Committee (HRC)’s approach and decision criteria to determine total compensation for our CEO, and other NEOs, respectively, are detailed in the Compensation Discussion and Analysis section of this Proxy Statement.
Compensation Governance
The Board and management engaged with our shareholders throughout the year, which provided shareholders the opportunity to provide direct feedback. Shareholder feedback is reflected in our 2023 executive compensation program and served as a catalyst for the significant number of changes the HRC has implemented since 2021.
Our executive compensation program is designed to align with our business, performance, risk, and talent needs and reinforces our pay-for-performance compensation philosophy. We adhere to widely recognized compensation best practices described throughout the Compensation Discussion and Analysis section of this Proxy Statement.

2024 Proxy Statement	v

Proxy Summary

Item 3

Ratification of KPMG LLP’s Appointment as the Company’s Independent Registered Public Accounting Firm for 2024

Our Board recommends that you vote FOR the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for 2024.	See page 103

The Audit Committee is responsible for the selection, compensation, retention, and oversight of the independent registered public accounting firm appointed to audit our Company’s financial statements. The Audit Committee has appointed KPMG LLP as the Company’s independent auditor for the year ending December 31, 2024. As a matter of good corporate governance, the Board is requesting that our shareholders ratify KPMG’s appointment.

Items 4 and 5

Approval of Amendments to Remove Supermajority Voting Standards

Our Board recommends a vote FOR each of the proposals to amend our Restated Certificate of Incorporation and By-Laws to remove remaining supermajority voting standards.	See page 108

The Board is committed to reviewing and evolving the Company’s corporate governance practices in the best interests of its shareholders, in light of best practices, and in response to shareholder feedback. Last year, shareholders supported a shareholder proposal requesting that the Company replace voting requirements in the Certificate of Incorporation and By-Laws that call for a greater than simple majority vote with a majority of the votes cast standard. Currently, there are only two provisions that apply to the Company’s common stock and require a supermajority voting standard. If the proposed amendments (Items 4 and 5) are approved by the shareholders and become effective, they will have the effect of removing any supermajority voting provisions applicable to votes of the Company’s common stockholders.

Items 6 through 13

Shareholder Proposals

Our Board recommends that you vote AGAINST each shareholder proposal.	See page 112

Shareholders will vote on eight shareholder proposals (Items 6 through 13), if they are properly presented at our Annual Meeting and not previously withdrawn or otherwise excluded.

vi	Wells Fargo & Co.

Shareholder Engagement
How We Engage Our Shareholders
As part of our commitment to effective corporate governance practices and to help us better understand the views of our investors on key topics, we proactively reach out to, and engage with, our shareholders year-round. The feedback we receive from shareholders during these meetings helps inform the Company’s and the Board’s decision-making.

Year-Round Engagement Overseen by Our Board	Additional Ways We Engage with Our Shareholders

•We conduct proactive outreach and engage with institutional investors throughout the year.
•We also engage periodically with other investors and stakeholders.
•Feedback from engagement with investors and other stakeholders is summarized and shared with relevant Board committees and, as appropriate, the Board.

•We communicate with investors via quarterly earnings calls.
•We participate in periodic industry presentations and conferences.
•We host regular calls with shareholders and investor groups focusing specifically on sustainability, community impact and Diversity, Equity, and Inclusion (DE&I) topics.

Engagement Following the 2023 Annual Meeting

Total contacted 54% of total outstanding shares	Total engaged 51% of total outstanding shares

Our Board’s Responsiveness to Shareholders
Feedback from our shareholders informs the Board’s perspective.
Our Board also takes the submission of shareholder proposals seriously. Our Board is involved in reviewing and responding to shareholder proposals and the underlying topics of interest with Board committees reviewing shareholder proposals related to the matters they oversee. We seek to engage with all proponents and other shareholders on matters of interest to them.

2024 Proxy Statement	1

Shareholder Engagement
Key Responsive Actions Following the 2023 Annual Meeting

What We Heard	What We Are Doing

Simple Majority

At the 2023 annual meeting, a majority of shareholders supported a proposal requesting that the Company replace any voting requirements in our governing documents that call for a greater than simple majority vote with a majority of votes cast standard.

Proposing Amendments to Our Organizational Documents to Remove All Remaining Supermajority Voting Standards
•Based on its review of these provisions and our engagement with shareholders on this matter, the Board has proposed amendments to our organizational documents to remove all remaining supermajority voting standards applicable to the Company’s common shareholders. If approved, the proposed amendments will:
–expressly opt out of Delaware General Corporation Law Section 203, including, without limitation, the default supermajority voting standard required, under certain circumstances, to approve a “business combination” with an “interested stockholder”; and
–remove the supermajority vote requirement in the local director provision of our By-Laws.
•Our Board believes these changes appropriately balance the varied views expressed by our shareholders and the investment community supporting the removal of supermajority voting standards, while providing that certain significant changes at the Company should still be approved by a sufficiently large group of shareholders rather than a majority of votes cast.
For more information, see Items 4 and 5 of this Proxy Statement.

Efforts to Prevent Workplace Harassment and Discrimination

At the 2023 annual meeting, a shareholder proposal requesting an annual report on the effectiveness of the Company’s efforts to prevent workplace harassment and discrimination received majority support. A similar proposal will be voted on at the 2024 Annual Meeting.

Providing Additional Disclosures About the Board’s Oversight and the Company’s Framework to Prevent and Address Harassment and Discrimination
•Our Board and the HRC oversee human capital risk and human capital management, in addition to culture and ethics. The HRC regularly engages with management regarding our culture, conduct management, and human capital risk, and reviews related metrics.
•We have a well-developed framework designed to prevent and address harassment and discrimination, including policies and procedures, annual training, various reporting avenues, and investigation processes for conduct-related allegations.
•As described in more detail below, a third party conducted our Racial Equity Assessment (the REA) and reviewed whether our existing policies and procedures are well designed to (i) help support our efforts to build and sustain an inclusive workplace; and (ii) identify and address allegations involving harassment and discrimination.
Leveraging the Racial Equity Assessment, Which Included an Assessment of Our Framework on Harassment and Discrimination as Part of its Workforce Review
•The REA was underway in April 2023 when the shareholder proposal received majority support at the 2023 annual meeting. During our investor engagements in fall 2023, we learned that our shareholders’ overarching focus was on our culture, including the Board’s oversight of our culture. As we continued to evaluate potential responsive actions, we considered it prudent to review the results of the REA, which became available in December 2023 and included an assessment of our framework on harassment and discrimination as part of its workforce review (including our policies and procedures), as well as conclusions and recommendations.
•While we are still evaluating the recommendations of the REA, we have prioritized the review of the three recommendations related to the prevention of harassment and discrimination and in response are making consequential changes to our policies and practices, as described below.
•Following our release of the REA in December 2023, we again engaged with the proponents and with shareholders to discuss the REA. During this round of engagement, our shareholders continued to focus on the Board’s oversight of human capital management. Based on investor feedback, our Board believes the REA and our determination to implement a majority of its recommendations relating to harassment and discrimination, as well as our disclosures relating to both Board oversight of human capital matters and our Harassment and Discrimination Framework in this Proxy Statement, are responsive to the shareholder proposal.
For more information, see a more detailed description of the REA below, as well as Sustainability, Human Capital Management, and DE&I, Key Areas of Board Oversight, and our Statement in Opposition to Item 6.

2	Wells Fargo & Co.

Shareholder Engagement

The Racial Equity Assessment
In September 2022, we commissioned a third‑party law firm to conduct a racial equity assessment. In December 2023, we published the REA, which is available on our website.
Scope
The REA focused on our efforts to promote racial equity in the United States through our three DE&I strategic priorities of:
•increasing diverse representation and inclusion through an inclusive culture and workplace environment;
•better serving and growing diverse customer segments; and
•supporting and increasing spend with diverse suppliers.
Process
The assessment spanned approximately 15 months, with input from internal and external stakeholders including:
•over 60 internal briefings with approximately 100 internal subject matter experts;
•listening sessions with leaders of our Employee Resource Networks and DE&I Councils; and
•the involvement of more than 25 external organizations, including civil rights organizations, minority depository institutions and diverse suppliers.
Board Oversight
The Corporate Responsibility Committee (CRC) oversaw the REA and received updates throughout the process and the Board reviewed the REA with the third-party law firm that conducted it.
Review of Harassment and Discrimination Framework
As part of its assessment, the third-party law firm reviewed and assessed our policies and procedures, and conducted internal interviews, related to our harassment and discrimination framework, including reporting channels and investigation procedures. The REA also reviewed whether our policies and procedures are well designed to:
•support our efforts to build and sustain an inclusive workplace; and
•identify and address allegations involving harassment and discrimination.
Shareholder Feedback
Following our release of the REA, we conducted outreach with some of our largest shareholders and other shareholders who had expressed an interest in discussing the REA, representing approximately 29% of outstanding shares, and ultimately engaged with shareholders representing approximately 17% of outstanding shares. Through those engagements, we received positive feedback regarding the depth and breadth of the assessment. Shareholders expressed interest in understanding the Company’s next steps for reviewing and addressing the recommendations included in the REA.
Our Next Steps
While we are still evaluating the recommendations in the REA, we have prioritized the review of the three recommendations related to the prevention of harassment and discrimination and in response are making consequential changes to our policies and practices. Accordingly, our 2024 updates to our harassment and discrimination policies and procedures will implement a majority of these recommendations. In 2024, we will be updating our Harassment and Discrimination policies and procedures to affirm Wells Fargo’s commitment to racial equity. We will also take regular steps to assess employee awareness of and comfort with the Company’s anti-harassment and equal employment opportunity (EEO) policies and reporting channels. More specifically we will:
•update our Anti-Discrimination and Harassment Policy to enhance language prohibiting behavior that denigrates persons on the basis of a protected characteristic;
•enhance training materials and content to provide more examples and scenarios on prohibited behaviors; and
•continue to assess employee awareness of, and comfort with, our anti-harassment and EEO policies and reporting channels through mandatory annual training and supplementing that assessment with periodic surveys.

2024 Proxy Statement	3

Shareholder Engagement
Our Response to Other Key Topics Discussed Following the 2023 Annual Meeting

Key Topic	The Board’s Perspective

Corporate Governance
Risk and Regulatory Oversight
•Some shareholders expressed interest in understanding more about the Board’s role in overseeing key areas such as risk and regulatory matters. For more information on the Board’s role and responsibilities, see The Board’s Oversight of Strategy and Risk Management.
Lobbying
•Some shareholders continue to seek more information regarding the Company’s lobbying activities, and in response to their feedback, the Company continues to enhance its disclosures. For more information, see our Statements in Opposition to Item 10, Item 11, and Item 12.

DE&I and Human Capital
Freedom of Association and Collective Bargaining
•A shareholder proposal on employees’ freedom of association and collective bargaining was voted on at the 2023 annual meeting, and a similar proposal will be voted on at the 2024 Annual Meeting. The 2023 shareholder proposal did not receive majority support, but in response to shareholder feedback we heard during engagement, we added additional disclosures regarding Board oversight of human capital matters, as well as our position on freedom of association and collective bargaining and the Company’s action to respect these rights.
For more information, see Sustainability, Human Capital Management, and DE&I, Key Areas of Board Oversight, and our Statement in Opposition to Item 7.

Executive Compensation
Say On Pay
•Annually, the Company evaluates investor feedback, as well as shareholder support for the advisory resolution to approve the compensation of our CEO and other NEOs (Say on Pay). At the 2023 annual meeting, the Say on Pay vote received approximately 92% support, which we believe reflects positive support of our executive compensation program and the significant enhancements made by the Board’s HRC over the past few years.
For more information, see 2023 Say on Pay Vote and Shareholder Engagement within our Compensation Discussion and Analysis.

Sustainability
Climate
•Shareholder proposals related to climate topics were voted on at the 2023 annual meeting, but did not receive majority support. Shareholder proposals on these topics will be voted on at the 2024 Annual Meeting. Based on our progress, evolving regulatory standards and shareholder engagement, we continue to refine our disclosures regarding climate.
For more information, see Sustainability, Human Capital Management, and DE&I, Key Areas of Board Oversight, and Our Statements in Opposition to Item 9 and Item 10.

Communicating with Our Board
Shareholders and other interested parties can send correspondence to our Board, including our Board’s independent Chair or our non-employee or independent directors as a group, by:
•sending an email to BoardCommunications@wellsfargo.com; or
•sending a letter to Wells Fargo & Company, P.O. Box 63750 or P.O. Box 63710, San Francisco, California 94163.
Additional information about communicating with our directors and our process for reviewing communications sent to the Board or its members is provided on our website at: https://www.wellsfargo.com/about/corporate/governance/contact.

4	Wells Fargo & Co.

Sustainability, Human Capital Management, and DE&I
At Wells Fargo, we strive to support our business, customers, and communities’ transition to a resilient, equitable, and sustainable future. We believe that we have a responsibility to do our part to help address the many global challenges facing the communities we serve. We are committed to strengthening our business for the future.
Our Board’s Oversight Responsibilities
As part of our dedication to a strong risk culture, Wells Fargo believes that environmental sustainability and social issues have the potential to impact various risk types. We have a governance structure that we believe allows for robust Board oversight and senior management leadership over sustainability and social responsibility strategies.

Board Oversight

The Board provides oversight of sustainability, human capital management, DE&I and related social responsibility matters directly and through the work of its standing committees.

Corporate Responsibility Committee
•Oversees our significant strategies, policies, and programs on social and public responsibility matters, including environmental sustainability, climate change and human rights.
•Oversees our significant government relations strategies, policies, and programs.
•At least annually, reviews political transparency matters, including our political activities and contributions, significant lobbying priorities, and principal trade association memberships.

Risk Committee
•Oversees our Company-wide risk management framework and independent risk management function.
Human Resources Committee
•Oversees our human capital risk and human capital management, including DE&I, and also oversees the Company’s culture.

The Board’s Oversight of Human Capital Risk
Our Board, directly and through the HRC, oversees human capital risk and human capital management, in addition to our culture and ethics.
•For certain matters, the Board provides oversight directly. For example, the Board reviews the results of our annual Global Employee Survey with management, has reviewed management reports on Wells Fargo’s culture, and reviewed the REA with the third-party law firm that conducted it. The Board periodically reviews with management special topics relating to human capital matters, such as labor relations and DE&I.
•The HRC oversees performance management, talent management, DE&I, pay equity and succession planning for the CEO and other senior executives as determined by the HRC. The HRC regularly engages with and reviews reports from our Head of Human Resources and our senior executive who oversees conduct management.
For more information, see Key Areas of Board Oversight.

2024 Proxy Statement	5

Sustainability, Human Capital Management, and DE&I
Role of Management
Members of our senior leadership team have specific areas of oversight related to sustainability, community impact, human capital and DE&I matters. These senior leaders include:

Head of Diverse Segments, Representation and Inclusion	Chief Sustainability Officer

Head of Human Resources	Head of Philanthropy and Community Impact

Our Approach to Sustainability
We are focused on building a resilient, equitable and sustainable future by supporting housing affordability, small business growth, financial health and a low-carbon economy. This work includes engaging with a wide range of stakeholders outside Wells Fargo, whose efforts are needed to help us achieve our goals.
As part of Wells Fargo’s overall corporate sustainability strategy, we have established a framework to prioritize the impact we aim to achieve through our activities. Our focused impact areas are categorized around both Climate Action and Community Impact, with a critical area of overlap. Underlying our sustainability impact areas, we maintain a focus on vulnerable communities’ access to the opportunities associated with a transition to a low-carbon economy. By aligning our sustainability efforts with this impact area framework, we believe we can make an effective impact within Wells Fargo and with our stakeholders.
Where to Find Additional Information
For more information about our impact area framework and our sustainability practices, please see our disclosures available on the Corporate Responsibility Goals and Reporting page of our website at https://www.wellsfargo.com/about/corporate-responsibility/goals-and-reporting/. These disclosures include:

Sustainability & Governance Report includes Sustainability Accounting Standards Board (SASB)-aligned index	TCFD Report	CO2eMissionSM Website includes our net-zero target setting methodology

6	Wells Fargo & Co.

Sustainability, Human Capital Management, and DE&I
Human Capital Management
Our people are what set Wells Fargo apart and are critical to our success. Wells Fargo continues to invest in our employees by offering market competitive compensation, career-development opportunities, a broad array of benefits, and strong work-life programs. We provide eligible full- and part-time employees (and their eligible dependents, as applicable) with a comprehensive set of benefits designed to protect their physical, emotional, and financial health to help them make the most of their well-being. We are dedicated to recruitment and career development practices that support our employees and promote diversity throughout our workforce, including leadership positions.
Talent and Culture
We are committed to a culture that attracts and retains the best people. Our culture is guided by a customer-centric focus informed by employee engagement and feedback and reinforced by clear employee expectations. Our employee expectations are designed to be transparent and straightforward, to drive the highest standards of integrity and operational excellence, and to provide guidance for doing what’s right and doing it well.
Employee Expectations

Embrace candor	Do what’s right	Be great at execution

Learn and grow	Champion diversity, equity and inclusion	Build high-performing teams (for managers)

Risk-Focused Culture
Our Board is responsible for holding senior management accountable for defining and maintaining a culture designed to effectively manage risk. One of our Company’s top priorities remains building a risk and control infrastructure appropriate for our size and complexity. We expect our employees to speak up when they see something that could cause harm to our customers, communities, employees, shareholders, or reputation. Because we believe risk management is everyone’s responsibility, our employees are empowered and expected to challenge risk decisions when appropriate and to escalate their concerns. Employees are also required to complete annual risk training, and top leaders participate in Leadership Forum (Risk Mindset), an in-person training designed to help equip leaders to drive a strong risk culture.
Performance management is a key facet of how we align our culture and Company expectations for our employees. The Board plays an important role in overseeing the Company’s performance management and incentive compensation programs through its HRC. The HRC’s expansive responsibilities allow it to focus on the alignment of our performance management and incentive compensation programs with the Company’s culture and employee conduct.
Employee Feedback
We believe in listening to and learning from our employees. We leverage employee feedback to enhance the employee experience and drive improvements to our culture and processes. Employees are invited to share their thoughts through surveys, town halls, direct engagement between managers and employees, and leader-led sessions. Employees also submit ideas through our employee feedback platform called Loudspeaker, and some of these ideas have been implemented in recent years, leading to efficiencies, innovation, and greater employee engagement. We conduct various surveys throughout the year, including our quarterly pulse surveys, exit surveys, and annual Global Employee Survey. The surveys are a way for employees to share their candid thoughts and feedback. Senior leadership and our directors analyze employee feedback, as shared in the survey results, to help the Company improve employee experience, workplace engagement, and the way we do business.
Customer Focus
We believe that meeting the increasingly diverse needs of our customer base is critical to our Company’s long-term growth and success. We invest in employee learning and development and believe that when our employees are properly supported, engaged, and confident in their skills, they are more effective leaders and can provide a better customer experience. We remain focused on customer experience and customer fairness.

2024 Proxy Statement	7

Sustainability, Human Capital Management, and DE&I
Employee-Centric Support, Policies & Programs1

Talent Development & Recognition Programs
Annually invest in employee and manager development
•Approximately $200 million invested in a variety of employee learning and development programs, including functional training, regulatory compliance, leadership and professional development, and early talent development programs.
•Our employees engaged in 9.3 million hours of training in support of their development.
•Academies designed to support skill building in strategic areas such as Technology and Product.
•Manager Development programs offer management essential skill development and on-demand solutions.
•Annual employee tuition reimbursement for eligible employees.
•Global mentoring program.
Specialized talent development programs
•Specialized sponsorship and development programs designed to support the progression and development of future leaders.
•Strong internal and external early talent programs to support individuals’ careers in new and non-traditional roles.

Global recognition program
•Recognizing performance, personal and professional achievements, and supporting peer-to-peer recognition and appreciation via e-Cards.
Employee recognition with a $1,000 one-time cash payment
•In recognition of employees’ performance for great customer service in 2023, a one-time cash payment of $1,000 was announced for U.S. employees making $75,000 or less in annual salary and less than $85,000 in total cash compensation.
•Eligible employees outside of the United States also to receive a one‑time cash payment adjusted according to the local compensation levels.

Financial Empowerment
Competitive pay
•We offer market-competitive base salary and incentive compensation opportunities for our employees.
•Our incentive compensation is linked to company, lines of business, and individual performance, including meeting regulatory expectations and creating long-term value consistent with the interests of shareholders.

Retirement benefits
•Eligible U.S. 401(k) plan participants receive dollar for dollar company match of up to 6% for eligible compensation.
•Eligible U.S. employees earning less than $75,000 also receive a Company 401K contribution of 1% a year of eligible compensation.
•Outside of the U.S., we offer locally competitive benefits programs.
•We offer a variety of disability, critical illness and life insurance benefits for eligible employees and their dependents.

Physical and Family Support
Healthcare benefits
•We remain focused on healthcare quality and affordability:
–Wells Fargo contributes up to 85% of per-paycheck cost of medical coverage, depending on compensation level, for U.S. employees.
–For employees earning less than $48,000, Wells Fargo lowered medical premiums by an average of 19% over the last five years.
–Additional annual assistance with out-of-pocket medical costs.
•To help our employees and their covered family members with the complexities of healthcare, we have simplified our medical plan design and options, and, in 2024, introduced a free concierge navigation service.

Back-up care
•When regular childcare arrangements fall through, employees have access to in-home and center-based backup childcare.
•Backup adult care is also available.
Family building
•Day 1 parental leave benefit of up to 16 weeks paid time off for eligible employees following the birth or adoption of a child, beginning in 2024.
•Combined lifetime benefit for eligible surrogacy, tissue donor and adoption expenses, beginning in 2024.

1.As of December 31, 2023, unless otherwise noted.

8	Wells Fargo & Co.

Sustainability, Human Capital Management, and DE&I

Well-Being Programs
Time-off from work
•Paid time off, community service time, flexible time away for personal matters (e.g., recognized religious, cultural, patriotic, community, or diversity observances), caring for loved ones, bereavement, voting and military service time away.
Employee Assistance Program
•In 2023, enhanced our U.S. Employee Assistance Program (EAP) to offer employees and their eligible dependents six free in-person or virtual counseling sessions per issue for up to 12 sessions per calendar year.

Flexible work schedules
•Hybrid schedules supported with flexibility to work remote up to two days a week for some non-customer facing roles.
Mental health support programs
•Employee support around mental health and well-being offered, including access to online expert sessions, a mental health mobile app, one-on-one wellness coaching, weekly mindfulness meditation, and virtual yoga classes.

Our Harassment and Discrimination Framework As reflected in our policies and practices, we believe in a company where employees are free from harassment and discrimination.
Code of Conduct
•Applies to all employees, including executive officers, and provides that harassment or discrimination will not be tolerated.
•Employees, as appropriate, are required to promptly report any harassment or discrimination.
•Wells Fargo provides multiple avenues for employees to raise concerns (including on an anonymous basis) and prohibits retaliation of any kind against anyone for providing information in good faith (or otherwise in accordance with applicable country-specific laws).
Anti-Harassment and Discrimination Policy
•Establishes that Wells Fargo does not tolerate harassment or discrimination based on any characteristics protected by applicable laws, including age, race, color, gender, national origin, sexual orientation or disability.
•Applies broadly to all Wells Fargo employees and covers conduct both inside and outside the workplace, including during work-related or Company-sponsored events, business travel, at customer locations and remote work.
•Encourages and sets expectation that all employees should report any concerns related to harassment or discrimination, whether it’s directed at the employee or someone else, even if all the facts are not immediately available or if it is unclear whether the conduct violates the policy.
Processes for monitoring, testing, and auditing the effectiveness of relevant workplace policies
•The processes and controls in support of our Anti-Harassment and Discrimination Policy are subject to monitoring activities by Independent Risk Management, and Internal Audit independently assesses systems of control and governance processes.

Affirmative Action and Equal Employment Opportunity Policy for the United States
•Reflects Wells Fargo’s commitment to creating a workplace free of discrimination and harassment based on legally protected characteristics.
•Requires managers to recruit, hire, and promote employees based on their individual ability and experience, and to administer employee compensation in accordance with the Company’s commitment to providing fair and equitable pay.
•Reiterates that Wells Fargo prohibits retaliation for filing a complaint, assisting or participating in an investigation, inquiring about or discussing one’s own pay or the pay of another employee or applicant, opposing any unlawful act or discriminatory practice, or exercising any rights protected under applicable laws and regulations.
Speak Up and Nonretaliation Policy
•Encourages employees to speak up and report potential misconduct—including harassment, discrimination, or retaliation—using any of the reporting channels listed in the Code of Conduct, and reiterates that we prohibit retaliation.
Employee training programs and policies
•U.S. employees are required to complete anti-harassment and discrimination training annually. Training covers expectations for workplace conduct, helps employees recognize situations that may involve harassment or discrimination and describes the ways in which employees can report harassment and discrimination matters without fear of retaliation.
•While our goal is prevention, when an allegation of discrimination or harassment is made, our policies require us to thoroughly and objectively investigate it and take appropriate action, up to and including termination of any employee found to have engaged in inappropriate conduct.
•Our Employee Investigations team typically surveys the parties involved in an investigation to solicit feedback on the investigation process.

2024 Proxy Statement	9

Sustainability, Human Capital Management, and DE&I

Our Freedom of Association and Collective Bargaining Framework
Respect for employees’ rights under applicable local laws related to freedom of association and collective bargaining
•We support the legal right of every employee to make a free and informed choice about whether they want union representation.
•We have implemented, and are committed to maintaining, policies and practices which are consistent with applicable law regarding employees’ rights to freedom of association and collective bargaining. Our policies do not prohibit employees from forming or joining labor organizations or from collective bargaining, nor do they prohibit employees from discussing wages, benefits, and terms of employment.
•We have developed and implemented online engagement and labor relations training for U.S. managers. This online training is in addition to the existing in-person training available to managers and HR business partners.

Our right to communicate with our employees about the important topic of unions and union representation
•Because we feel strongly that employees should have all the facts about unions and union representation before they decide whether to form or join a union, we exercise our right, in accordance with applicable law, to communicate with them about the important topic of unions and union representation. While we support and respect our employees’ right to make their own decisions, we prefer to hear employees’ concerns and work with them directly, which allows us to best determine how we can work together to improve our workplace.
•We are committed to collective bargaining in good faith with our employees who are represented by a labor union certified as their bargaining representative and believe our employees are positioned to make the best decision on whether to be represented by a labor union for themselves when they have full information.
•Employees are encouraged to raise concerns and feedback. We provide a number of forums for employees to share their voices and insights in a public or private manner.

Our Commitment to DE&I
As described below with select illustrative examples, we have set three strategic priorities to foster DE&I within our Company and the communities in which we operate.

1
Increase diverse representation at all levels of the Company through an inclusive culture and workplace environment
Our Operating Committee members and/or executive delegates sponsor 18 DE&I Councils and 10 Employee Resource Networks across different business groups and regions.

2
Better serve and grow our diverse customer segments in each line of business
Our Banking Inclusion Initiative brings together a number of internal teams and external stakeholders to increase access to affordable digital banking products and financial education.

3
Support and increase our spend with diverse suppliers Company-wide
We are establishing relationships with a diverse set of suppliers who reflect our employees and the customers and communities we serve. Our supplier diversity strategy expands across regional and national organizations that share our commitment to support programs and services for diverse communities.

Employee Demographics1

U.S. Workforce 55% self-identify as female 47% self-identify as racially or ethnically diverse	Operating Committee[2] 27% self-identify as female 27% self-identify as racially or ethnically diverse

1.As of December 31, 2023.
2.Does not include our CEO, Charles W. Scharf.

10	Wells Fargo & Co.

Sustainability, Human Capital Management, and DE&I
Pay Equity Review
Wells Fargo is committed to fair and equitable compensation practices. We have conducted an annual pay equity review through engagement with a third-party consultant for a number of years. The pay equity review compares the compensation of women to men globally and U.S. minorities versus U.S. non-minorities taking into account factors such as role, level, tenure, and geography. We may make adjustments to compensation in the event the review identifies gaps. The year-end 2023 review showed that women at Wells Fargo continue to earn more than 99 cents for every $1 earned by their male peers, and U.S. employees who are racially/ethnically diverse earn more than 99 cents for every $1 earned by their Caucasian/white peers.
Where to Find Additional Information
For more information on our human capital management and DE&I practices, please see our disclosures available on the Corporate Responsibility Goals and Reporting page of our website at https://www.wellsfargo.com/about/corporate-responsibility/goals-and-reporting/. These disclosures include:

DE&I Report	Racial Equity Assessment

2024 Proxy Statement	11

Board and Governance Matters

Item 1

Election of Directors

Our Board recommends that you vote FOR the election of each of the 13 director nominees for a one-year term.

Director Nominees for Election
•Our Board believes the 13 director nominees bring the right mix of professional experiences, capabilities, and diverse perspectives to provide effective oversight and governance of our Company’s strategy and risk management – including our top priority, which is to continue building an appropriate risk and control infrastructure.
•Our Board composition reflects a thoughtful process informed by the Board’s own comprehensive annual self-evaluation and feedback received from shareholders and other stakeholders. In addition, our Board has policies establishing a director retirement age and limitation on other public company board service.
•All nominees are currently directors of Wells Fargo & Company and were last elected by our shareholders at the 2023 annual meeting, except for new nominee Fabian T. Garcia, who was nominated by the Board in February 2024, and identified by a third-party search firm for consideration by the Governance & Nominating Committee (GNC).
•Our Board continues to be led by an independent chair with well-defined authority and responsibilities, providing for strong leadership and effective oversight.
•All nominees are independent except our CEO, and all standing committee members are independent.
•Our Board and committee members are actively engaged, with more than 60 total meetings in 2023 and an average attendance over 95%.
•We have a strong annual shareholder engagement program with responsive and evolving governance practices.

92% director nominees have risk management experience	50% independent director nominees are new to the Board in last five years

54% director nominees are gender and/or racially/ethnically diverse	50% Board committee chairs are gender and/or racially/ethnically diverse

Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

12	Wells Fargo & Co.

Board and Governance Matters
Board Composition, Qualifications, and Experience
Board Succession Planning Framework
Our Board conducts formal succession planning annually and has adopted a Board Succession Planning Framework to assist the Board in this process. Key factors considered in this annual evaluation are discussed in the table below.

Factor Considered	What the Board Evaluates

Company Strategy and Risks
•How current and evolving risks may create needs for particular qualifications and experience on the Board and its committees, including relevant banking, bank regulatory, and other financial services experience.

Essential Skills and Expertise	•Mix of skills, knowledge, experience, and perspectives necessary to support the Company’s strategy and risk profile.

Diversity	•Mix of backgrounds, industry, professional experience, personal qualities and attributes, and geographic and demographic communities represented.

Director Tenures
•Average tenure, including on committees and in committee leadership roles, and overall mix of individual director tenures of the Board to achieve an appropriate balance of new perspectives and institutional knowledge and insight.

Retirement Policy
•Maintaining an appropriate balance of tenure, experience, and perspectives on the Board, with a retirement policy pursuant to which non-management directors generally will not be nominated for a term beginning after their 75th birthday.

Director Attendance and Participation; Limitation of Service on Outside Boards
•The ability of directors to effectively participate in Board meetings and responsibilities in light of their personal circumstances and other time commitments, including service on other public company boards of directors.

Board Self-Evaluations	•The performance of the Board as a whole and each individual director’s performance and contributions to the work of the Board and its Committees.

Our Board’s succession planning process is designed to align the Board’s composition with the Company’s needs as its strategy, risk appetite, and risk profile evolve. Succession planning also addresses Board and committee leadership, Board committee composition, upcoming retirements, our commitment to Board diversity, and recruiting strategies for new directors. The GNC and our Board consider a number of factors in evaluating the Board’s composition, as indicated below, along with other factors the Board deems appropriate.

2024 Proxy Statement	13

Board and Governance Matters
Our Nominees’ Skills and Experience
As described in our Corporate Governance Guidelines, our Board has identified the following minimum qualifications for any new candidates for director:

Character and Integrity	CEO or Leadership Experience	Financial Literacy or Other Relevant Professional or Business Experience	Independent Thinking and Constructive Collegiality

The GNC and our Board desire an appropriate balance of skills, knowledge, experience, viewpoints, and perspectives that are relevant to our business, strategy, risk profile, and risk appetite. In addition to the minimum qualifications required for Board service under the Corporate Governance Guidelines, the following skills and experience contribute to a well-balanced Board that continues to develop and provide valuable oversight as the Company progresses on our strategic priorities.

Skill/Experience	Description

Risk Management	Experience managing risks in a large organization, including specific types of risk (e.g., financial, cyber, compliance)

Strategic Planning, Business Development & Operations	Experience as CEO or in other executive leadership roles defining and driving strategic direction and growth and managing operations of a business or large organization

Financial Services	Experience in consumer banking, wholesale/institutional, wealth management, or other financial services

Regulatory	Experience in regulatory matters or affairs, including as part of a regulated financial services firm or in another highly regulated industry

Human Capital Management	Experience in managing and developing human capital, including compensation and succession planning

Consumer, Marketing, Digital	Experience in a client services or consumer retail business, including mobile and digital consumer experiences, or marketing

Information Security, Cybersecurity, Technology	Experience in information security, data privacy, cybersecurity, or use of technology to facilitate business operations and customer service

Accounting, Financial Reporting	Experience as a CFO, accountant, or auditor at a large accounting firm or other relevant experience, including service as a member of a public company audit committee

Corporate Governance	Experience in corporate governance matters, including through service as a chair or lead director of a board of directors

Environmental & Social Responsibility
Experience in environmental and social responsibility matters, including as part of a business, service as a member of a relevant board committee, or from relationships with communities and stakeholders

Government, Public Policy	Experience in government affairs and public policy, including as part of a business or positions with government organizations or regulatory bodies

International	Experience doing business internationally or focused on international issues and operations

14	Wells Fargo & Co.

Board and Governance Matters
Our Director Nominees’ Qualifications
The following matrix highlights the specific skills and experience relied on most by the Board in recommending that each nominee serve as a director, and the absence of a designation does not mean a director does not possess that particular skill or qualification. Each director also contributes other important skills, knowledge, experience, viewpoints, and perspectives to our Board that are not reflected in the chart below.

	Risk Management	Strategic Planning, Business Development & Operations	Financial Services	Regulatory	Human Capital Management	Consumer, Marketing, Digital	Information Security, Cybersecurity, Technology	Accounting, Financial Reporting	Corporate Governance	Environmental & Social Responsibility	Government, Public Policy	International

Steven D. Black (Chair) Former Co-CEO, Bregal Investments, Inc.	⬤	⬤	⬤	⬤	⬤		⬤		⬤			⬤

Mark A. Chancy Former Vice Chair and Co-COO, SunTrust Banks, Inc.	⬤	⬤	⬤	⬤	⬤	⬤		⬤

Celeste A. Clark Principal, Abraham Clark Consulting, LLC		⬤		⬤		⬤			⬤	⬤	⬤	⬤

Theodore F. Craver, Jr. Former Chair, President and CEO, Edison International	⬤	⬤	⬤	⬤	⬤		⬤	⬤	⬤	⬤

Richard K. Davis Former President and CEO, Make-A-Wish America	⬤	⬤	⬤	⬤	⬤			⬤	⬤	⬤		⬤

Fabian T. Garcia Global President, Personal Care, Unilever PLC	⬤	⬤			⬤	⬤			⬤	⬤		⬤

Wayne M. Hewett Senior Advisor, Permima	⬤	⬤			⬤			⬤	⬤	⬤		⬤

CeCelia G. Morken Former CEO, Headspace	⬤	⬤	⬤		⬤	⬤	⬤	⬤		⬤	⬤	⬤

Maria R. Morris Former EVP and Head, Global Employee Benefits, MetLife	⬤	⬤	⬤	⬤	⬤	⬤	⬤		⬤	⬤		⬤

Felicia F. Norwood EVP and President, Government Health Benefits, Inc.	⬤	⬤		⬤	⬤	⬤				⬤	⬤

Ronald L. Sargent Former CEO and Chair, Staples, Inc.	⬤	⬤			⬤	⬤		⬤	⬤	⬤		⬤

Charles W. Scharf CEO and President, Wells Fargo	⬤	⬤	⬤	⬤	⬤	⬤		⬤	⬤	⬤		⬤

Suzanne M. Vautrinot President, Kilovolt Consulting, Inc.	⬤	⬤			⬤		⬤			⬤	⬤	⬤

Total %	92%	100%	54%	62%	92%	62%	38%	54%	69%	85%	31%	77%

2024 Proxy Statement	15

Board and Governance Matters
Board Diversity
The GNC and our Board believe that it is essential that the composition of our Board reflects the diversity of the communities we serve. As described in the Corporate Governance Guidelines and the GNC’s charter, the GNC will consider, in identifying or evaluating first-time candidates or nominees for director, the current composition of our Board and the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity, and other qualities and attributes with those of the other Board members.
The GNC believes that it has been successful in its efforts over the years to promote gender, race, and ethnic diversity on our Board. Our Board believes that our director nominees for election at our 2024 Annual Meeting bring to our Board a variety of different backgrounds, skills, professional and industry experience, and other personal qualities, attributes, and perspectives that contribute to the overall diversity of our Board. The Board expects to maintain its focus on Board diversity as well as on other desired qualifications and experience identified by the Board in future director recruitment efforts.
The GNC and our Board will continue to monitor the effectiveness of their practices in any new director search efforts and in their annual self-evaluation process.
Director Nominee Diversity Highlights

54% director nominees are gender and/or racially/ethnically diverse	50% Board committee chairs are gender and/or racially/ethnically diverse

38% director nominees are women	31% director nominees are racially/ethnically diverse

65 years average age of independent director nominees	<65 years 65-70 years >70 years 6 4 2 age range of independent director nominees

Diversity Among Our Director Nominees

	Steven D. Black	Mark A. Chancy	Celeste A. Clark	Theodore F. Craver, Jr.	Richard K. Davis	Fabian T. Garcia	Wayne M. Hewett	CeCelia G. Morken	Maria R. Morris	Felicia F. Norwood	Ronald L. Sargent	Charles W. Scharf	Suzanne M. Vautrinot
Gender	M	M	W	M	M	M	M	W	W	W	M	M	W
Racial/Ethnic Diversity			⬤			⬤	⬤			⬤

16	Wells Fargo & Co.

Board and Governance Matters
Other Policies and Practices
Director Tenure and Retirement Age Policies
The Board’s Corporate Governance Guidelines reflect the Board’s recognition of the importance of periodic Board refreshment and maintaining an appropriate balance of tenure, experience, and perspectives on the Board.
The Board values the contributions of both newer directors and directors who have developed extensive experience and insight into the Company. The Board believes that directors should not have an expectation of being renominated annually and that the Board’s annual self-evaluation is a key component of its director nomination process.
As set forth in our Corporate Governance Guidelines, the Board has established a retirement policy, pursuant to which non-management directors will not be nominated for a term beginning after their 75th birthday. The Board may, however, approve the nomination of a non-management director after the age of 75 if, due to special or unique circumstances, the Board determines that it is in the best interest of our Company and shareholders for the individual to be nominated for election. Our Board’s retirement age policy, which was recently increased from 72 years old, is intended to facilitate our Board’s recruitment of new directors with appropriate skills, experience, and backgrounds while providing for continuity and an orderly transition of leadership on our Board and its committees.

Balancing Fresh Perspectives and Institutional Knowledge
on Our Board
As a result of our Board succession planning and recent refreshment, we have a range of tenures bringing a balance of fresh perspectives and institutional knowledge, and a mix of diversity and experience represented on our Board and its committees.
In the last five years, there have been six new or proposed independent director nominees to our Board. These nominees include three gender and/or racially/ethnically diverse individuals, and they bring a range of skills to the Board, including risk management, financial services, regulatory, and human capital management experience.
5 Years average tenure of incumbent independent director nominees[1]

Limitation of Service on Outside Boards of Directors
The Company and its shareholders derive value from the experience directors bring from other boards on which they serve. Given the significant responsibilities of directors, each director must be ready, willing, and able to devote sufficient time to carrying out their Board responsibilities effectively.
In accordance with the Corporate Governance Guidelines, unless the GNC determines that such other board service would not impair the director’s service to the Company, directors may not serve as a director on the board of directors of more than four public companies, including the Company, and a director who serves as the CEO of a public company may not serve as a director on the board of directors of more than three public companies, including the boards of the Company and the company of which such director serves as CEO. All of our directors are in compliance with this policy.

1.Based on completed years of service from the date first elected to the Board. Does not include new independent director nominee Fabian T. Garcia.

2024 Proxy Statement	17

Board and Governance Matters
Our Director Nominees
Biographies of our Director Nominees
Biographical information about each of our 13 director nominees is set forth below.
For each nominee, this includes the key qualifications, skills, and experience that support the Board’s recommendation that the nominee serve as a director of Wells Fargo, as well as on any committees to which he or she is assigned.

Steven D. Black Independent Chair of the Board

Former Co-CEO, Bregal Investments, Inc., an international private equity firm (September 2012 – December 2021)

Board Committees
Finance Committee (Chair)	Human Resources Committee

Age 71
Director Since
April 2020
Other Current Public Company Directorships
•Nasdaq, Inc. (management compensation committee chair; nominating & ESG committee)
Prior Public Company Directorships
•The Bank of New York Mellon Corporation

Qualifications That Benefit Our Board
•Significant experience and leadership handling risk management, including cybersecurity, throughout career as an executive at financial institutions, providing the ability to effectively lead the Board in overseeing the risks our Company faces.
•Extensive experience in international and strategic planning and operations from holding key strategic roles at financial institutions such as JPMorgan and Citigroup.
•45-year career in financial services, investment banking, and private equity industries, including as vice chair of JPMorgan and executive chair of its investment bank, and in senior roles at Citigroup, with particular experience in wholesale/institutional banking and wealth management – areas that are key to our business.
•Experience in human capital management issues developed in senior leadership roles, including as a member of JPMorgan’s operating and executive committees, with additional experience as chair of the management compensation committee of Nasdaq, Inc., a global technology company.
•Corporate governance and regulatory experience from public company board service at highly regulated financial services companies, as a board member of Nasdaq, and as a former board member of The Bank of New York Mellon.
Prior Experience
•Vice Chair, JPMorgan, a global financial services company (2010 – 2011)
•Executive Chair, JPMorgan’s investment bank (2009 – 2010)
•Co-CEO, JPMorgan’s investment bank (2004 – 2009)
•Deputy Co-CEO, JPMorgan’s investment bank (2003 – 2004)
•Head of JPMorgan investment bank’s Global Equities business (2000 – 2003)
•Various leadership roles, Citigroup, a global financial services company, and its predecessor firms (pre-2000)

18	Wells Fargo & Co.

Board and Governance Matters

Mark A. Chancy Independent

Former Vice Chair and Co-COO, SunTrust Banks, Inc., a bank holding company (April 2017 – December 2019 and February 2018 – December 2019, respectively)

Board Committees
	Audit Committee	Finance Committee

Age 59 Director Since August 2020 Prior Public Company Directorships •EVO Payments, Inc.
Qualifications That Benefit Our Board
•Relevant risk management and strategic and operational experience gained from tenure in various senior executive positions with SunTrust, a U.S. bank holding company.
–“Risk expert” under federal banking regulations.
•30+ year career in the financial services industry, including a broad range of leadership roles at SunTrust spanning areas applicable to our Company, including wholesale banking, consumer and commercial banking (including mortgage and consumer lending and wealth management), corporate and investment banking, and financial management, as well as marketing and data and analytics matters.
•Regulatory experience gained in various senior leadership roles at a bank holding company subject to federal banking regulations and other regulatory matters.
•Significant executive leadership and human capital management experience developed throughout career in financial services industry, including as former vice chair and co-COO at SunTrust.
•Experience as former CFO and treasurer of SunTrust and as former member of the audit committee of EVO Payments, a payments technology and services provider company, provides accounting and financial reporting experience relevant to our Company.
–“Financial expert,” as defined in SEC Regulation S-K.
Prior Experience
•Consumer Segment Executive, SunTrust (2017 – 2019)
•Corporate EVP and Wholesale Banking Executive, SunTrust (2011 – 2017)
•CFO, SunTrust (2004 – 2011)
•Treasurer, SunTrust (2001 – 2004)
•CFO, The Robinson-Humphrey Company, Inc. (acquired by SunTrust, 2001)
Mr. Chancy is also a member of the board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A.

2024 Proxy Statement	19

Board and Governance Matters

Celeste A. Clark, Ph.D. Independent

Principal, Abraham Clark Consulting, LLC, a health and regulatory policy consulting firm (since November 2011)

Board Committees
Corporate Responsibility Committee (Chair)	Governance & Nominating Committee

Age 70
Director Since
January 2018
Other Current Public Company Directorships
•Darling Ingredients, Inc. (ESG committee)
•Prestige Consumer Healthcare Inc. (compensation & talent management committee; nominating & corporate governance committee chair)
•The Hain Celestial Group, Inc. (compensation committee; corporate governance & nominating committee)
Prior Public Company Directorships
•AdvancePierre Foods Holdings, Inc.
•Mead Johnson Nutrition Company
•Omega Protein Corporation
Other Leadership Service
•Trustee, W.K. Kellogg Foundation

Qualifications That Benefit Our Board
•Focus on regulatory affairs and leadership development as principal of Abraham Clark Consulting, a health and regulatory policy consulting firm, with additional prior regulatory experience as global public policy executive at Kellogg Company, a large food manufacturing company.
•Relevant international, strategic planning, and consumer retail experience, having led the development and implementation of health, nutrition, and regulatory science initiatives across 180 global markets at Kellogg.
•Significant corporate governance experience from service as board member at public companies across a variety of industries, currently including organic ingredients, healthcare products, and natural products companies.
•Deep environmental and social responsibility insights gained from serving as chief sustainability officer of Kellogg, as well as from tenure as a trustee of the W.K. Kellogg Foundation, one of the largest philanthropic foundations in the United States, and as President of the Kellogg Company corporate citizenship fund and 25-year Employees’ Fund, with additional experience as member of the ESG committee of Darling Ingredients, Inc., an organic ingredients company.
•Significant public policy experience as an executive in charge of global public policy, external relations, and sustainability matters.
Prior Experience
•SVP, Global Public Policy and External Relations at Kellogg Company, a global food manufacturing company (2010 – 2011)
•Chief Sustainability Officer, Kellogg Company (2008 – 2011)
•Various leadership roles, Kellogg Company (pre-2008)

20	Wells Fargo & Co.

Board and Governance Matters

Theodore F. Craver, Jr. Independent

Former Chair, President and CEO, Edison International, an electric utility holding company (April 2008 – September 2016)

Board Committees
Audit Committee (Chair)	Finance Committee	Governance & Nominating Committee

Age 72
Director Since
January 2018
Other Current Public Company Directorships
•Duke Energy Corporation (corporate governance committee chair; compensation and people development committee; Independent Lead Director)
Prior Public Company Directorships
•Edison International
•Health Net, Inc.
Other Leadership Service
•Member, advisory board, Center on Cyber and Technology Innovation
•Former Member, Economic Advisory Council, Federal Reserve Bank of San Francisco

Qualifications That Benefit Our Board
•Risk management experience developed from many years in key management positions in heavily regulated industries, including as former chair, president, and CEO at Edison International, an electric utility holding company, as well as from current and former board leadership roles at various companies, which also provides corporate governance experience.
•Significant financial services industry knowledge gained from 23 years of experience in the banking industry, including insights related to our wholesale/institutional and wealth management businesses from holding senior roles at First Interstate Bancorp, a predecessor company of Wells Fargo.
•Extensive regulatory experience with highly regulated industries, from holding senior management positions at Edison International and First Interstate Bancorp, as well as from former membership on economic advisory council of the Federal Reserve Bank of San Francisco.
•Deep understanding of cybersecurity oversight stemming from board and executive experience and service as an advisory board member of the Center on Cyber and Technology Innovation, with additional insights into environmental and social responsibility matters.
–Holds CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors.
•Prior experience as CFO and treasurer at various points in career provides relevant accounting and financial reporting experience, with additional insights given service as the chair of the audit committee of Duke Energy Corporation
–“Financial expert,” as defined in SEC Regulation S-K.
Prior Experience
•Chair and CEO, Edison Mission Energy, a subsidiary of Edison International (2005 – 2008)
•Various leadership roles, Edison International (1996 – 2005)
•Various leadership roles, First Interstate Bancorp, a predecessor company of Wells Fargo (pre-1996)
Mr. Craver is also a member of the board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A.

2024 Proxy Statement	21

Board and Governance Matters

Richard K. Davis Independent

Former President and CEO, Make-A-Wish America, a nonprofit organization (January 2019 – November 2022)

Board Committees
Risk Committee

Age 66
Director Since
April 2022
Other Current Public Company Directorships
•Mastercard Incorporated (human resources & compensation committee chair)
•Dow Inc. (and its predecessor entities) (audit committee chair, corporate governance committee; Lead Director)
Prior Public Company Directorships
•Xcel Energy
•U.S. Bancorp
Other Leadership Service
•Former Representative, Ninth District, Federal Reserve; President, Financial Advisory Committee
•Former Chair, Financial Services Roundtable
•Former Chair, Consumer Bankers Association
•Former Chair, The Clearing House

Qualifications That Benefit Our Board
•40+ years of relevant risk management experience, including managing risk as CEO at U.S. Bancorp, a U.S. bank holding company, in addition to corporate governance experience from service on boards of companies with complex risk management profiles, including with respect to cybersecurity.
–“Risk expert” under federal banking regulations.
•Extensive international and strategic planning and operations experience in the financial services industry, including as related to our consumer banking, wholesale/institutional, and wealth management businesses, gained from senior leadership roles as former executive chair and CEO of U.S. Bancorp, and as chair of the Clearing House, a U.S. banking association and payments company.
•Deep understanding of regulatory matters relevant to our business, given prior experience as CEO and in other senior roles at U.S. Bancorp, a federally regulated financial institution, as well as from former service as representative for the Ninth District of the Federal Reserve and member of financial services advocacy organizations the Financial Services Roundtable and Consumer Bankers Association.
•Human capital management experience includes role as former executive chair and CEO of U.S. Bancorp and as former president and CEO of a leading a nonprofit organization, which also provides relevant environmental and social responsibility insights, with additional experience as chair of the human resources and compensation committee of Mastercard, a global payments technology company.
•Accounting and financial reporting experience developed as CEO of U.S. Bancorp, as well as from service as chair of the audit committee of Dow Inc., a global materials science company.
Prior Experience
•Executive Chair, U.S. Bancorp, a U.S. bank holding company (2007 – 2018)
•CEO, U.S. Bancorp (2006 – 2017)
•Various leadership roles, U.S. Bancorp and its predecessor firms (1993 – 2005)
Mr. Davis is also the chair of the board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A.

22	Wells Fargo & Co.

Board and Governance Matters

Fabian T. Garcia Independent

Global President, Personal Care, Unilever PLC, a British multinational consumer goods company (since July 2022)

Age 64
Director Since
N/A – new nominee
Other Current Public Company Directorships
•Arrow Electronics, Inc. (compensation committee)
Prior Public Company Directorships
•Kimberly-Clark Corporation
Other Leadership Service
•Member, Council of Foreign Relations

Qualifications That Benefit Our Board
•Risk management experience from leading various business units as consumer products executive, with additional insights from having previously served as a public company CEO, provides valuable perspective on consumer and retail matters, which are growing areas of importance for our Company.
•Extensive international and strategic planning and operations experience across 40+ year career as global consumer products and retail executive overseeing iconic consumer brands in diverse markets, including as current global president of personal care and member of the leadership executive of Unilever, a British multinational consumer goods company.
•Valuable human capital management experience from holding various senior leadership roles at global retail companies, including as president and CEO of Unilever North America and CEO at Revlon, a personal care product company, and from serving as member of public company compensation committee.
•Significant insights into consumer and marketing trends, having led digital and e-commerce initiatives at retail companies and advising consumer packaged goods companies during tenure at Boston Consulting Group, as well as into environmental and social responsibility matters, having led several strategic initiatives related to sustainable business practices and inclusive company culture.
•Corporate governance experience from public company board service, including as member of the board of Arrow Electronics, a global provider of technology products and services related to industrial and commercial users of electronic components.
Prior Experience
•President, Unilever North America (2020 – 2022)
•Senior Advisor, Boston Consulting Group, a global management consulting firm (2018 – 2020)
•CEO and President, Revlon, a personal care product company (2016 – 2018)
•COO, Global Innovation and Growth, and various other leadership roles, Colgate-Palmolive Company, a multinational consumer products company (2003 – 2016)
•Senior Vice President, International, The Timberland Company, a footwear and apparel company (2002 – 2003)
•President, Asia Pacific, Chanel, a luxury fashion company (1996 – 2002)
•Various leadership roles, Procter & Gamble, a multinational consumer goods company (pre-1996)

2024 Proxy Statement	23

Board and Governance Matters

Wayne M. Hewett Independent

Senior Advisor, Permira, a global private equity firm (since March 2018)

Board Committees
Governance & Nominating Committee (Chair)	Human Resources Committee	Risk Committee

Age 59
Director Since
January 2019
Other Current Public Company Directorships
•The Home Depot, Inc. (audit committee; leadership development & compensation committee)
•United Parcel Service, Inc. (audit committee)
Other Leadership Service
•Cambrex Corporation (Board Chair)
•Quotient Services (Board Chair)

Qualifications That Benefit Our Board
•Deep and diverse insights into risk management matters from prior senior executive roles at highly specialized manufacturing and production companies, as well as from experience as a board member of companies with complex risk management profiles, including cybersecurity risks.
•Extensive strategic and operational and international experience includes role as a senior advisor for Permira, a global private equity firm, with insights into environmental matters as former senior executive leading technologically sophisticated businesses at several companies, including Arysta LifeScience Corporation, a crop protection and life sciences company, and General Electric Company.
•Experience in human capital management as a result of prior leadership experience in top management roles, including as CEO and president at manufacturing and production companies.
•Relevant financial reporting experience developed from corporate senior executive and private equity advisory roles, and as current member of two public company audit committees.
•Significant corporate governance experience from public company board service, including as member of the boards of The Home Depot and United Parcel Service, and experience serving as non-executive board chair of private companies Cambrex Corporation and Quotient Sciences.
Prior Experience
•CEO, Klöckner Pentaplast Group, a global plastics manufacturer (2015 – 2017)
•President, Platform Specialty Products Corporation, a global producer of high technology specialty chemical products and technical services (2015)
•President and CEO, Arysta LifeScience Corporation, a crop protection and life sciences company (2010 – 2015) (purchased by Platform in 2015)
•Senior Consultant, GenNx360, a private equity firm (2009)
•Various leadership roles, General Electric Company and related entities (pre-2007)

24	Wells Fargo & Co.

Board and Governance Matters

CeCelia G. Morken Independent

Former CEO, Headspace, an online wellness company (January 2021 – January 2022)

Board Committees
	Audit Committee	Corporate Responsibility Committee

Age 66 Director Since April 2022 Other Current Public Company Directorships •Alteryx, Inc. (audit committee) •Genpact Ltd (audit committee; compensation committee)
Qualifications That Benefit Our Board
•Deep understanding of risk management issues at the intersection of technology and financial services, an area of importance to the Company, including with respect to issues related to environmental and social responsibility and public policy.
•Strong strategic and operational knowledge, with particular experience leading companies or business divisions in periods of transition, including two companies during the acquisition process, with additional international insights.
•Significant human capital management and leadership experience, from prior roles as CEO and COO at Headspace, an online wellness company, and as general manager of different business units at Intuit, a software company.
•Experience in corporate and end-user marketing and strategy development from roles at Intuit and Headspace, with relevant experience in digital technology and complex data science and analytics from prior executive and current public company director positions.
–Holds CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors.
•Insights into accounting and financial reporting given experience as member of public company audit committees.
Prior Experience
•President and Chief Operating Officer, Headspace (April 2020 – January 2021)
•EVP and General Manager of Strategic Partnerships, Intuit Inc., a software company (2017 – 2020)
•EVP and General Manager of the ProConnect Group, Intuit Inc. (2013 – 2017)
•Various senior roles, Intuit Inc. (2007 – 2013)
•Various senior positions, Digital Insight Corporation (2002 – 2007) (acquired by Intuit, 2007)
•Various senior positions, WebTone Technologies, Inc. (2000 – 2002)

2024 Proxy Statement	25

Board and Governance Matters

Maria R. Morris Independent

Former EVP and Head, Global Employee Benefits business, MetLife, a global financial services company (November 2011 – July 2017)

Board Committees
	Risk Committee (Chair)	Human Resources Committee

Age 61 Director Since January 2018 Other Current Public Company Directorships •S&P Global Inc. (audit committee chair; executive committee; finance committee) •The Allstate Corporation
Qualifications That Benefit Our Board
•Extensive risk management experience identifying, assessing, and managing risk exposures from leadership positions held throughout career at MetLife, a large, complex financial institution, with corporate governance experience from serving as a member of the audit committee of S&P Global Inc., a global financial information and analytics company, which includes oversight of cybersecurity issues.
–“Risk expert” under federal banking regulations.
•Strategic and operational experience serving as interim head of MetLife’s U.S. business and overseeing the successful integration of MetLife’s acquisition of American Life Insurance Company provides unique perspective on human capital management matters, with significant international experience as head of MetLife’s global employee benefits business.
•Relevant regulatory experience and social responsibility insights from senior roles at MetLife, and as a board member of S&P Global Inc. and The Allstate Corporation, financial services companies operating in heavily regulated industries.
•Significant experience in marketing matters relevant to our industry and business includes prior role as Chief Marketing Officer at Metlife.
•Valuable insights into technology and related operations with respect to financial services, particularly from service as MetLife’s head of global technology and operations.
Prior Experience
•Interim head of the U.S. Business, MetLife (2016 – 2017)
•Interim Chief Marketing Officer, MetLife (2014 – 2015)
•Head of Global Technology and Operations, MetLife (2008 – 2011)
Ms. Morris is also a member of the board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A.

26	Wells Fargo & Co.

Board and Governance Matters

Felicia F. Norwood Independent

EVP and President, Government Health Benefits, Elevance Health, Inc., a health company (since June 2018)

Board Committees
	Corporate Responsibility Committee	Risk Committee

Age 64 Director Since April 2022 Prior Public Company Directorships •Hill-Rom Holdings, Inc.
Qualifications That Benefit Our Board
•Valuable perspective that considers private sector and regulatory viewpoints, with experience identifying, assessing, and managing risk exposure and operating within the risk management framework of a highly regulated business environment, and additional experience from government work in health and human services.
•Significant strategic planning and operational experience, as well as human capital management insights, in current role as EVP and president of government health benefits at Elevance, a health company, responsible for the strategic direction and operations related to the company’s Medicare and Medicaid businesses, combined with more than 19 years of prior experience at Aetna, Inc.
•Extensive regulatory experience in government and healthcare industries, in both public and private sectors, provides a unique perspective across multiple dimensions, including healthcare providers, payers, consumers, and regulators.
•Insights regarding the connection between environmental matters and social responsibility, especially as it relates to community affairs, from experience as an executive in the healthcare industry and additional government work.
•Well-rounded perspective informed both by government and industry experience, including from prior roles as former director of the Illinois Department of Healthcare and Family Services and senior policy advisor to the Illinois Governor for Health and Human Services.
Prior Experience
•Director, Illinois Department of Healthcare and Family Services (2015 – 2018)
•Various senior roles, Aetna, Inc. (1994 – 2013)

2024 Proxy Statement	27

Board and Governance Matters

Ronald L. Sargent Independent

Former CEO and Chair, Staples, Inc., a workplace products retailer (February 2002 – June 2016 and March 2005 – January 2017, respectively)

Board Committees
Human Resources Committee (Chair)	Audit Committee	Governance & Nominating Committee

Age 68
Director Since
February 2017
Other Current Public Company Directorships
•Five Below, Inc. (compensation committee; nominating & governance committee)
•The Kroger Co. (audit committee; corporate governance committee chair; public responsibilities committee; Lead Director)
Prior Public Company Directorships
•Staples, Inc. (Board Chair)
•Home Depot, Inc.
•Mattel, Inc.

Qualifications That Benefit Our Board
•Diverse risk management experience as former senior retail executive, combined with public company board service, particularly with respect to e-commerce and consumer insights, areas of growing relevance to our business.
•Human capital management experience and international insights related to the management of a large global workforce serving customers world-wide through a variety of channels from serving in senior strategic and operational leadership roles, including as former chair and CEO of Staples, Inc., a workplace products retail company, and at The Kroger Co., a supermarket and multi-department store retailer.
•Deep consumer and marketing insights from 35+ years of retail experience, especially related to the transition toward more online and digital customer experiences, with experience overseeing environmental and social responsibility matters for consumer-facing retailers with extensive supply chains.
•Experience in accounting and financial reporting from executive leadership roles at Staples, including as CEO, and service as a member of public company audit committees.
–“Financial expert,” as defined in SEC Regulation S-K.
•Wide range of corporate governance experience in connection with public company board service at retail companies, including current roles as board member of Five Below, Inc., a specialty discount retailer, and as lead director of the board of Kroger.
Prior Experience
•President and COO, Staples, Inc. (1998 – 2002)
•Various leadership roles, Staples, Inc. (1989 – 1997)
•Various leadership roles, The Kroger Co. (pre-1989)

28	Wells Fargo & Co.

Board and Governance Matters

Charles W. Scharf

CEO and President, Wells Fargo, a U.S. financial services company (since October 2019)

Age 59
Director Since
October 2019
Other Current Public Company Directorships
•Microsoft Corporation (compensation committee; governance & nominating committee)
Prior Public Company Directorships
•The Bank of New York Mellon Corporation (Board Chair)
•Visa, Inc.

Qualifications That Benefit Our Board
•Extensive risk management experience in strengthening operational risk and compliance, with senior executive experience at financial institutions such as ours providing valuable insights related to regulatory matters facing the financial services industry and our Company.
–“Risk expert” under federal banking regulations.
•Significant strategic planning and business operations and international experience throughout career in financial services industry, including as CEO of The Bank of New York Mellon Corporation, a global financial services company where he focused on technology-driven digital transformation, and Visa Inc., a payment services company.
•Diverse human capital management experience developed throughout career as top management executive leading large workforces at various financial institutions including The Bank of New York Mellon, Visa, and JPMorgan, with additional insights from service as member of the compensation committee of Microsoft Corporation.
•Financial services veteran with 25+ years in leadership roles in the banking and payments industries, with particular experience in the areas of consumer banking, wholesale/institutional banking, and wealth management.
•Significant accounting and financial reporting experience relevant to our Company through his prior service as the CFO of financial institutions, with work as an executive and a public company board member providing additional experience in the areas of corporate governance and environmental and social responsibility.
Prior Experience
•Chair and CEO, The Bank of New York Mellon Corporation, a corporate investment banking company (CEO, 2017 – 2019; Chair, 2018 – 2019)
•CEO, Visa Inc. (2012 – 2016)
•Managing Director, One Equity Partners, private investment arm of JPMorgan (2011 – 2012)
•CEO, Retail Financial Services, JPMorgan (2004 – 2011)
•CEO, Retail Division, Bank One Corporation (2002 – 2004)
•CFO, Bank One Corporation (2000 – 2002)
•CFO, Global Corporate & Investment Bank division, Citigroup, Inc. (1999 – 2000)
Mr. Scharf is also a member of the board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A.

2024 Proxy Statement	29

Board and Governance Matters

Suzanne M. Vautrinot Independent

President, Kilovolt Consulting, Inc., a cybersecurity strategy and technology consulting firm (since October 2013)

Board Committees
Corporate Responsibility Committee	Risk Committee

Age 64
Director Since
February 2015
Other Current Public Company Directorships
•CSX Corporation (audit committee; governance committee)
•Ecolab Inc. (audit committee; safety, health & environment committee chair)
•Parsons Corporation (audit committee; corporate governance & responsibility committee chair)
Prior Public Company Directorships
•NortonLifeLock Inc.
Other Leadership Service
•Member, National Academy of Engineering

Qualifications That Benefit Our Board
•Extensive risk management experience, in particular as it relates to cybersecurity, having retired from the U.S. Air Force as a Major General and Commander, 24th Air Force following a 31-year career, with particular experience engaging in enterprise risk planning and crisis management.
•Deep international and strategic and operational experience developed throughout leadership roles in the military, which included overseeing a multibillion-dollar cyber enterprise responsible for operating, maintaining, and defending the Air Force portion of the Department of Defense global network.
•Significant human capital management planning and workforce development experience having led, as Commander, 24th Air Force, a workforce unit of approximately 14,000 military, civilian, and contractor personnel.
•Extensive experience in the military includes having influenced the development and application of critical cybersecurity technology, including two years as Commander of the U.S. Air Force Cyber Command.
•Valuable perspective on government and public policy matters developed from certain key military assignments, with additional insights into environmental and social responsibility gained from service on other public company boards.
Prior Experience
•Major General and Commander, U.S. Air Force, Air Forces Cyber and Air Force Network Operations (2011 – 2013)
•Special Assistant to the Vice Chief of Staff, U.S. Air Force (2010 – 2011)
•Director of Plans and Policy, U.S. Cyber Command (2010)
•Deputy Commander, Network Warfare, U.S. Strategic Command (2008 – 2010)
•Commander, Air Force Recruiting Service (2006 – 2008)
•Numerous medals and commendations, including the Defense Superior Service Medal and Distinguished Service Medal

30	Wells Fargo & Co.

Board and Governance Matters
Director Independence
Our Corporate Governance Guidelines provide that a significant majority of the directors on our Board, and all members of the Audit Committee, GNC, HRC, and Risk Committee, must be independent under applicable independence standards. Each year, our Board affirmatively determines the independence of each director and each nominee for election as a director. Under New York Stock Exchange (NYSE) rules, in order for a director to be considered independent, our Board must determine that the director has no material relationship with our Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with our Company). To assist our Board in making its independence determinations, our Board adopted the Director Independence Standards appended to our Corporate Governance Guidelines. These Director Independence Standards consist of the NYSE’s “bright line” standards of independence, as well as additional standards, known as categorical standards of independence, adopted by our Board. The Director Independence Standards are available as an appendix to our Corporate Governance Guidelines on our website at: https://www.wellsfargo.com/about/corporate/governance.
Based on the Director Independence Standards, our Board considered information in early 2024 regarding banking and financial services, commercial, charitable, familial, and other relationships between each director and director nominee, his or her respective immediate family members, and/or certain entities affiliated with such directors, director nominees, and immediate family members, on the one hand, and our Company, on the other, to determine the director’s or director nominee’s independence. After reviewing the information presented to it and considering the recommendation of the GNC, our Board determined that, except for Charles W. Scharf, who is a Wells Fargo employee, all other current directors and director nominees are independent under the Director Independence Standards: Steven D. Black, Mark A. Chancy, Celeste A. Clark, Theodore F. Craver, Jr., Richard K. Davis, Fabian T. Garcia, Wayne M. Hewett, CeCelia G. Morken, Maria R. Morris, Felicia F. Norwood, Richard B. Payne, Jr., Ronald L. Sargent, and Suzanne M. Vautrinot. The Board also determined that Juan A. Pujadas was independent under the Director Independence Standards prior to his retirement from the Board in April 2023.
In connection with making its independence determinations, our Board considered the following relationships under the Director Independence Standards and determined that all of these relationships satisfied the NYSE “bright line” standards of independence and were immaterial under our Board’s categorical standards of independence:

Banking and Financial Services Relationships
Our Company’s banking and other subsidiaries had ordinary course banking and financial services relationships in 2023 with certain of our directors, some of their immediate family members, and/or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms as those available at the time for comparable transactions with persons not affiliated with our Company and complied with applicable banking laws.

Other Relationships
Theodore F. Craver, Jr. has an outstanding pension balance with an aggregate actuarial present value of approximately $399,201 as of February 1, 2024, earned from his prior employment with First Interstate Bancorp, which employment ended when First Interstate was acquired by a legacy predecessor to Wells Fargo in April 1996. No additional service-based contributions or accruals will be made to the plan balance. Payment of the plan balance is not conditioned on any future service or performance by Mr. Craver and is currently being made in accordance with the applicable plan document.
Since 2015, the Company has employed a relative of Steven D. Black, who is not an “immediate family member” for purposes of the SEC’s related person transaction rules, in a non-strategic role. His employment by the Company pre-dates Mr. Black’s tenure and Mr. Black does not have any role in overseeing his relative’s performance or compensation. Additionally, the employee is not an executive officer and does not directly report to an executive officer of the Company.

2024 Proxy Statement	31

Board and Governance Matters
Nomination Process
Director Nomination Process
The GNC is responsible for leading the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as directors, regardless of who nominates a candidate for consideration. The goal of the GNC’s nominating process is to assist our Board in attracting and retaining competent individuals with the requisite experience discussed above.

1
Evaluate Board Composition
The GNC regularly reviews the composition of our Board to assess alignment of the skills, experience, and diverse perspectives of the Board as a whole with the Company’s needs as its strategy, risk appetite, and risk profile evolve.

2
Identify Diverse Pool of Candidates
The GNC identifies potential candidates for first-time nomination as a director through various sources, including recommendations from third-party search firms, Board members, leaders, and other participants in the financial services industry, shareholders and other stakeholders, and contacts in the communities we serve. The GNC is engaged in an ongoing recruitment process aimed at building a strong pipeline of prospective directors for the near- and long-term.

3
Assess Potential Candidates
In evaluating potential new director nominees, the GNC makes an initial assessment of the candidate’s qualifications, skills, experience, and attributes in light of the composition of the entire Board. The GNC evaluates all nominees in the same manner, regardless of who recommended the nominee.

4	Meet Potential Candidates The candidates who emerge from this process are interviewed by members of the GNC, as well as the Board Chair and the CEO.

5
Conduct Final Assessment and Recommend for Approval
The candidate provides the Company additional information for use in determining whether the candidate satisfies the applicable requirements of our Corporate Governance Guidelines, Code of Conduct, and any other rules, regulations, or policies applicable to members of our Board. The GNC then presents the candidate’s name for approval by our Board or for nomination for approval by the shareholders.

New Nominee to Our Board: Fabian T. Garcia
As a result of the GNC’s active Board succession planning and in accordance with the director nomination process described above, in February 2024, the GNC presented Fabian T. Garcia as a new nominee to the Board. Mr. Garcia was identified for the GNC’s consideration by a third-party search firm engaged by the GNC. The Board has nominated Mr. Garcia for election at the 2024 Annual Meeting.

32	Wells Fargo & Co.

Board and Governance Matters
Director Re-Nomination Process
As discussed under the Comprehensive Annual Evaluation of Board Evaluation Process section of this Proxy Statement, the GNC considers the results of the Board’s annual self-evaluation, including the individual contributions of directors to the work of the Board and its Committees, in connection with its determination to nominate existing directors for reelection at each annual meeting of shareholders.
Process for Shareholders to Recommend Individuals as Director Nominees
The GNC will consider an individual recommended by one of our shareholders for nomination as a new director. In order for the GNC to consider a shareholder-recommended nominee for election as a director, the shareholder must submit the name of the proposed nominee, in writing, to our Corporate Secretary at: Wells Fargo & Company, MAC# J0193-610, 30 Hudson Yards, New York, NY 10001. All submissions must include the following information:
•the shareholder’s name and address and proof of the number of shares of our common stock he or she beneficially owns;
•the name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;
•sufficient information about the nominee’s experience and qualifications for the GNC to make a determination whether the individual would meet the minimum qualifications for directors; and
•such individual’s written consent to serve as a director of our Company, if elected.
Our Corporate Secretary will present all shareholder-recommended nominees to the GNC for its consideration. The GNC has the right to request, and the shareholder will be required to provide, any additional information with respect to the shareholder recommended nominee as the GNC may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

2024 Proxy Statement	33

Board and Governance Matters
Board Structure and Operations
Strong Independent Board Leadership
Our Board Leadership Structure
Wells Fargo has an independent Chair, a structure that takes into account investor feedback and the GNC’s considerations, given our current strategy and goals. Our Board believes that its current leadership structure provides strong independent leadership and oversight for our Company and our Board that is appropriate for our current priorities. In reviewing and considering any changes to this structure, the Board, including the GNC, would consider the structure that best serves the interests of our shareholders, taking into account any feedback heard during investor and other stakeholder engagement.
Additionally, 12 of the 13 director nominees are independent under the Director Independence Standards adopted by our Board, which include the NYSE’s corporate governance rules, and all members of our standing Board Committees are independent.
The Board has adopted, and annually reviews and approves, well-defined authority and responsibilities of the independent Chair, as reflected in the chart below.
Key Areas of Authority/Responsibility of Independent Board Chair

Board Composition and Committee Membership
•Provide input on the composition of the Board and its committees, and selection of Committee Chairs, so they have the diversity of skills and experiences necessary to oversee our risks.
•Evaluate potential Board candidates along with the Chair of the GNC, and make director candidate recommendations to the GNC.

Board Effectiveness	•Promote the Board’s efficient and effective functioning.

Board Communications and External Stakeholders
•Serve as the principal liaison among the independent directors and between the independent directors and the CEO and other members of senior management.
•Facilitate effective communication between the Board and shareholders.
•Facilitate the Board’s review and consideration of shareholder proposals.
•Serve as an additional point of contact for the Company’s primary regulators.
•Preside over each annual meeting of shareholders.

Advisory Role	•Serve as an advisor to the CEO.

CEO Performance Evaluation	•Participate, along with other directors, in the performance evaluation of the CEO.

Ethics and Culture	•Set the ethical tone for the Board and reinforce a strong ethical culture.

Company Strategy	•Lead the Board’s review of the Company’s strategic initiatives and plans and discuss the implementation of those initiatives and plans with the CEO.

Annual Independent Chair Selection
Our Board’s GNC is responsible for periodically evaluating our Board’s leadership structure, and based on the GNC’s recommendation, our Board selects the independent Chair annually. Our Board believes that its current leadership structure provides strong independent leadership and oversight for our Company and our Board that is appropriate for our current priorities. If re-elected at the 2024 Annual Meeting, Mr. Black will continue to serve as our independent Chair, a role he has held since August 2021. The Board believes his significant experience in senior leadership roles managing strategy and risk at financial institutions provides effective oversight over management’s execution of its risk and control strategy and is in the interests of our shareholders.

34	Wells Fargo & Co.

Board and Governance Matters
Our Board Committee Structure
Standing Board Committees
Our Board has six standing Committees that act on behalf of the Board and report on their activities to the entire Board.

Audit	Corporate Responsibility	Finance

Governance & Nominating	Human Resources	Risk

Each committee may form and delegate, in its discretion, all or a portion of its authority to subcommittees of one or more of its members. In 2023 there was one subcommittee of the Risk Committee: the Credit Subcommittee.
From time to time, the Board may form special purpose committees to which the Board may delegate responsibility for oversight of particular matters.
Committee Composition
The Board appoints the members and chair of each committee based on the recommendation of the GNC.
As part of this process, the GNC annually reviews the committee structure, committee assignments, and chair positions and recommends to the Board the assignment of Board members to various committees. The GNC may recommend changes to committee membership based on committee needs, director experience and interest, and to provide for a succession plan for a committee chair. Also annually, the GNC reviews whether rotation of each committee chair is desirable due to the length of a director’s service as chair, best practices with respect to committee refreshment or committee chair rotation, or other reasons.
The GNC also reviews each director nominee’s qualifications and experience as it evaluates the composition of each committee in light of the particular committee’s oversight responsibilities. The collective qualifications and experience of the nominees who sit on each committee are noted below under Board Committee Members and Oversight Responsibilities.
Each of our Board’s six standing committees is composed entirely of independent directors. Each member of these committees in 2023 was independent and fulfilled the requirements applicable to each committee on which he or she served.
Committee Charters
Each Board committee’s charter is available on our website at: https://www.wellsfargo.com/about/corporate/governance/.
As required by its charter, each of our committees annually reviews and assesses its charter’s adequacy, reviews its performance, and is responsible for overseeing reputation risk related to its responsibilities.

2024 Proxy Statement	35

Board and Governance Matters
Board Committee Members and Oversight Responsibilities
Our Board committees and their primary responsibilities are described below. For more information on how our Board and its committees oversee strategy, risk management, and other key areas of oversight, see The Board’s Role and Responsibilities.

Audit Committee

Key Skills and Experiences Represented		Number of Meetings in 2023

Accounting, Financial Reporting	Risk Management	12 meetings (includes 1 joint meeting with the Risk Committee and 3 joint meetings with the Risk Committee’s Credit Subcommittee)

Members Theodore F. Craver, Jr. Chair Mark A. Chancy CeCelia G. Morken Ronald L. Sargent
Primary Responsibilities
•Oversees the integrity of our financial statements and the adequacy and reliability of disclosures, including our internal controls over financial reporting.
•Selects and evaluates our independent auditor, including its qualifications and independence.
•Approves the appointment and compensation of our Chief Auditor and oversees the performance and independence of the Chief Auditor and the Internal Audit function.
•Assists the Board and the Risk Committee in the oversight of compliance with regulatory and legal requirements.
For more information, see Audit Committee Report below.
Independence, Financial Expertise and Service Limits
•Our Board has determined that each member of the Audit Committee is independent under the heightened standards applicable to Audit Committee members by NYSE and SEC rules.
•Our Board has determined that each member of the Audit Committee is financially literate, and members Craver, Chancy and Sargent qualify as audit committee financial experts under SEC rules.
•Committee members may not simultaneously serve on the audit committees of more than two other public companies.

Corporate Responsibility Committee

Key Skills and Experiences Represented		Number of Meetings in 2023

Environmental & Social Responsibility	Government, Public Policy	4 meetings

Members Celeste A. Clark Chair CeCelia G. Morken Felicia F. Norwood Suzanne M. Vautrinot
Primary Responsibilities
•Oversees significant strategies, policies, and programs on social and public responsibility matters, including environmental sustainability.
•Oversees significant government relations strategies, policies, and programs and political transparency matters, including our political activities and contributions, significant lobbying priorities, and principal trade association memberships.
•Oversees community development and reinvestment activities and performance.
•Oversees social impact and sustainability strategy and impacts.
•Monitors relationships and enterprise reputation with external stakeholders on social and public responsibility matters.
Independence
•Our Board has determined that each member of the CRC is independent.

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Board and Governance Matters

Finance Committee

Key Skills and Experiences Represented		Number of Meetings in 2023

Risk Management	Regulatory	9 meetings

Members Steven D. Black Chair Mark A. Chancy Theodore F. Craver, Jr.
Primary Responsibilities
•Oversees the state of our Company’s interest rate risk and investment risk and the effectiveness of those risk management activities.
•Oversees the capital planning and adequacy process, forecasting, and key stress testing processes and activities and, in connection with that oversight responsibility, reviews information relating to the financial forecast, financial performance, and liquidity.
•Reviews capital levels and recommends to our Board the declaration of common dividends, the repurchase of securities, and the approval of significant capital expenditures.
•Oversees recovery and resolution planning.
Independence
•Our Board has determined that each member of the Finance Committee is independent.

Governance and Nominating Committee

Key Skills and Experiences Represented		Number of Meetings in 2023

Corporate Governance	Environmental & Social Responsibility	4 meetings

Members Wayne M. Hewett Chair Celeste A. Clark Theodore F. Craver, Jr. Ronald L. Sargent
Primary Responsibilities
•Identifies and recommends individuals qualified to become Board members and recommends director and Committee leadership and appointments.
•Reviews and assesses our governance practices and the adequacy of our Corporate Governance Guidelines.
•Oversees an annual evaluation of the performance of our Board and its Committees.
•Recommends to our Board a determination of each non-employee director’s “independence” under applicable rules and guidelines.
•Reviews director compensation and recommends any changes for approval by our Board.
•Oversees engagement with shareholders and other interested parties concerning governance matters.
Independence
•Our Board has determined that each member of the GNC is independent.

2024 Proxy Statement	37

Board and Governance Matters

Human Resources Committee

Key Skills and Experiences Represented		Number of Meetings in 2023

Human Capital Management	Risk Management	6 meetings

Members Ronald L. Sargent Chair Steven D. Black Wayne M. Hewett Maria R. Morris
Primary Responsibilities
•Approves compensation philosophy and principles, and discharges our Board’s responsibilities relating to overall approach for incentive compensation and the compensation of our executive officers.
•Oversees Incentive Compensation Risk Management (ICRM) program and practices for senior executives and employees in a position, individually or collectively, to expose our Company to material financial or reputational risk.
•Evaluates the CEO’s performance and approves and recommends the CEO’s compensation to our Board for approval; oversees the compensation for our other executive officers and other officers or employees as the HRC determines appropriate.
•Oversees human capital risk and human capital management, including performance management, talent management, DE&I, pay equity, and succession planning for the CEO and other senior executives.
•Oversees culture, including management’s efforts to foster ethical behavior and decision-making throughout the Company.
•Oversees the Code of Conduct.
•Oversees actions taken by our Company regarding shareholder approval of executive compensation matters, including advisory votes on executive compensation.
•Has sole authority to retain or obtain the advice of, and terminate, any compensation consultant or independent legal counsel, and evaluates the independence of its advisors in accordance with NYSE rules.
The HRC may delegate certain of its responsibilities to one or more HRC members or to designated members of senior management or management committees. The HRC has delegated certain authority to the Head of Human Resources and the Head of Total Rewards (or their functional equivalent positions) for the administration of our Company’s benefit and compensation programs.
Independence
•Our Board has determined that each member of the HRC is independent under the heightened standards applicable to committee members under NYSE and SEC rules.
•Our Board has determined that each member of the HRC is a “non-employee director” under SEC Rule 16b-3.

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Board and Governance Matters

Risk Committee

Key Skills and Experiences Represented		Number of Meetings in 2023

Risk Management	Regulatory	10 meetings (includes 1 joint meeting with the Audit Committee)

Members Maria R. Morris Chair Richard K. Davis Wayne M. Hewett Felicia F. Norwood Richard B. Payne, Jr.[1] Suzanne M. Vautrinot
Primary Responsibilities
•Oversees risk management framework, including governance structures used by management to execute its risk management program, risk profile, risk appetite, and risk management effectiveness.
•Oversees management’s establishment and implementation of the risk management framework, including how the Company supports a strong risk management culture, manages and governs its risk, and defines the risk roles and responsibilities of the three lines of defense.
•Oversees significant policies, procedures, processes, controls, systems, and governance structures for the identification, measurement, assessment, control, mitigation, reporting, and monitoring of material risks.
•Annually recommends to our Board for approval, and monitors adherence to, the statement of risk appetite.
•Reviews regular reports from the CRO and other members of management on emerging risks, escalated risks or issues, and other selected Company-wide risks and issues or risk topics.
•Reviews management’s assessment of the effectiveness of the risk management program.
•Oversees the Independent Risk Management function and the performance of the CRO and approves the appointment and compensation of the CRO.
•Oversees material financial and non-financial risks.
•Oversees and reviews updates from management on risks including compliance risk, operational risk, model risk, market risk, conduct risk, liquidity and funding risks, reputation risk, strategic risk, and risks related to environmental sustainability and climate change.
The Risk Committee has delegated certain authority to its Credit Subcommittee. For information about the Credit Subcommittee, see below.
Independence and Risk Expertise
•Our Board has determined that each member of the Risk Committee is independent.
•The Federal Reserve’s Enhanced Prudential Standards for large U.S. bank holding companies require at least one member of the Risk Committee to have experience identifying, assessing, and managing risk exposures of large financial firms. Our Board has determined, in its business judgment, that directors Davis and Morris have large financial institution risk management experience.
•In addition, other members of the Risk Committee bring additional risk management experience in specific areas. For example, two members of the Risk Committee (Morris and Vautrinot) have experience in information security, cybersecurity and technology.

1.Mr. Payne is not standing for re-election and will retire as a director as of the date of the 2024 Annual Meeting.

2024 Proxy Statement	39

Board and Governance Matters

Credit Subcommittee of the Risk Committee

Key Skills and Experiences Represented		Number of Meetings in 2023

Risk Management	Regulatory	7 meetings (includes 3 joint meetings with the Audit Committee)

Members Richard B. Payne, Jr.[1] Chair Richard K. Davis Maria R. Morris
Primary Responsibilities
•Oversees and receives updates and reports from management on the state of credit risk and general condition of credit risk management.
•Reviews management’s process for establishing the allowance for credit losses and the credit stress testing framework and related stress test results.
•Oversees the organizational structure and resources Risk Asset Review (RAR) function and RAR’s examination of our Company’s credit portfolios.
Independence and Risk Expertise
•Our Board has determined that each member of the Credit Subcommittee of the Risk Committee who served in 2023 is independent.
•Our Board has determined, in its business judgment, that directors Davis and Morris have large financial institution risk management experience.

The Bank Board
The board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A. (WFBNA) is composed of directors Chancy, Craver, Davis (Chair), Morris, Payne1 and Scharf. WFBNA’s board of directors (the Bank Board) oversees WFBNA’s compliance with safe and sound banking practices. The Bank Board held nine meetings in 2023.
Compensation Committee Interlocks and Insider Participation
In 2023, Steven D. Black, Wayne M. Hewett, Maria R. Morris, and Ronald L. Sargent served as members of the HRC. During 2023, no member of the HRC was an employee, officer, or former officer of the Company. None of our executive officers served in 2023 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HRC. As described under the Related Person Transactions section of this Proxy Statement, in 2023, some HRC members had banking or financial services transactions in the ordinary course of business with our banking and other subsidiaries.

1.Mr. Payne is not standing for re-election and will retire as a director as of the date of the 2024 Annual Meeting.

40	Wells Fargo & Co.

Board and Governance Matters
Director Engagement
Board and Committee Meetings; Annual Meeting Attendance
Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each annual shareholder meeting. All of our current directors attended our Company’s 2023 annual shareholder meeting.
Our Board held eight regular meetings and one special meeting, as well as additional update and informational sessions between Board meetings, during 2023. Attendance by our Board’s current directors at meetings of our Board and its committees (including subcommittees) averaged more than 95% during 2023.
Our Board met in executive session without management present during nearly all of its 2023 regular board meetings. As described in the Strong Independent Board Leadership section of this Proxy Statement, the independent Chair of our Board, Steven D. Black, chairs executive sessions of the non-management and independent directors. Committee meetings include executive sessions led by the respective independent committee chair.

Director Engagement Beyond the Boardroom
In addition to preparing for and participating in frequent Board and committee meetings, our directors engage with key internal and external stakeholders. Through these interactions, they gain valuable insights and share perspectives relevant to our business and the oversight of our strategy and risks.

Director Engagements Outside of Board and Committee Meetings
Our independent Chair of the Board and the chairs of our standing committees participated in numerous stakeholder meetings in 2023 on behalf of the Board, outside of formal Board or committee meetings.

Key Stakeholders Engaged
These meetings include:
•Engagement with Management: Our independent Chair and committee chairs meet with key members of management, including our Chief Risk Officer and Chief Auditor.
•Engagement with Regulators: Our independent Chair, members of our Risk Committee and other certain directors meet with our primary bank regulators.
•Engagement with Shareholders: Our independent Chair participates in select engagements with key shareholders.

Operating Committee members
Senior leadership
Internal audit
Other employees
Shareholders
Regulators
Independent auditor
Independent compensation consultants
Third-party search firms
Other stakeholders

2024 Proxy Statement	41

Board and Governance Matters
Director Orientation, Training, and Education
Directors receive a comprehensive orientation to the Company when they join the Board, and continue to receive ongoing education and training relevant to our business and industry. From time to time, directors are also offered the opportunity to learn more about specific risk and regulatory matters by way of informal sessions with relevant executives and are empowered to seek access to management and independent advisors to obtain any additional information needed.
Directors of our Board are offered training and education opportunities that advance their understanding and experience with risk management in key and emerging areas. For example, two directors (Mr. Craver and Ms. Morken) have developed information security, cybersecurity, and technology experience by obtaining a CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors.

Director Education Opportunities

New Director Orientation
All new directors receive an orientation to the Company. In part, based on the feedback of our existing directors and guided by the needs and desires of our new directors, the orientation program includes:
•Presentations by senior management on our strategic plan, significant financial, accounting, and risk management policies and issues, and compliance programs and policies (including our Code of Conduct)
•Business reviews by the heads of our lines of business
•Meetings with Risk, Human Resources, Legal and Finance, and our internal and independent auditors
•Opportunities to learn about our significant risks, regulatory matters, and corporate governance matters, including the roles and responsibilities of our directors
•Segments addressing sustainability, social impact, and DE&I topics

Ongoing Director Training
The Board and its committees receive and participate in various forms of training and education throughout the year. Training topics are generally identified either through director or executive feedback or in connection with events relevant to the Company, including areas of emerging risk. Ongoing director training may include:
•Management presentations on the Company’s businesses, services, and products, and industry trends
•Presentations by outside experts on various topics such as regulatory developments and emerging risks in the financial services industry
•Access to other educational and reference materials on governance, regulatory, risk, and other relevant topics are regularly included in Board and committee meeting materials and maintained in an electronic library available to directors

External Director Education
Directors are encouraged to also attend outside director and other continuing education programs. We make available to directors information on relevant director education programs covering topics such as:
•Developments in our industry
•Corporate governance practices
•Relevant regulatory requirements and expectations
•Macro-economic environment
•Other matters relevant to their duties as a director of the Company
As noted below, directors are also provided with the opportunity to obtain advanced certifications on topics relevant to their oversight of our Company’s strategy and risks.
We reimburse directors for expenses incurred in connection with outside programs for continuing director education.

42	Wells Fargo & Co.

Board and Governance Matters
Board Evaluation Process
Each year, our Board and each of its committees conduct a comprehensive self-evaluation in order to assess their effectiveness, review our governance practices and policies, and identify areas for enhancement. Our Board’s annual self-evaluation also is a key component of its director nomination process and succession planning.
Designing the Evaluation Process
The GNC, in consultation with our independent Chair, reviews and determines the overall process, scope, and content of our Board’s annual self-evaluation process. The GNC has continued to enhance the Board’s self-evaluation process based on director feedback, best practices, experience, and regulatory expectations.
Third-Party Assistance
We engaged a third party to facilitate the Board's self-evaluation in each of the past four years.
Each year, the GNC considers whether to engage a third party to assist the Board in conducting its self-evaluation. The process for 2023 included individual interviews with each of the directors by the third-party facilitator, individual conversations with our independent Chair, and discussions of the results of the Board and Committee self-evaluations with both the GNC and the Board.
Board Self-Evaluation Process
The following chart reflects the key components of the Board’s annual self-evaluation process. Additional information on the topics covered in the scope of the evaluation follows.

1	Board and Committee Evaluation Survey Discussion Topics	2	One-on-One Director Discussions		3	Board and Committee Executive Sessions	4	Feedback Communicated and Acted Upon

Board and committee self-evaluation survey discussion topics are reviewed annually, including in light of best practices and regulatory expectations, and approved by the GNC and sent to each director to request feedback on various topics.

Individual meetings (typically with the independent Chair, the GNC Chair, or third-party facilitator, if applicable) are held with each director to obtain candid feedback about Board and committee performance, including the individual contributions of directors.

The independent Chair and the GNC Chair, or third-party facilitator, if applicable, lead a discussion of the results of the Board’s and the committees’ evaluations. Each Board committee chair leads a discussion of committee performance and effectiveness.

Any feedback for management is provided by the independent Chair and the GNC Chair, or third party, if applicable, on areas for improvement. Changes are implemented, as appropriate, and the status of changes made in response to the evaluation results and feedback is reviewed by the GNC and the Board.

◀

Ongoing Enhancements Based on Self-Evaluation Results
We continue to make changes and enhancements based on feedback from the Board and Committee self-evaluations, including in the following areas.
•Quality of Management Reports: Expanded the scope of topics covered by management reports to the Board and committees.
•Board and Committee Operations: Optimized Board and committee meeting materials and logistics for discussion of our business, strategy, regulatory matters, and key issues and risks.
•Director Education and Training: Enhanced director training opportunities, including for recently onboarded directors.

2024 Proxy Statement	43

Board and Governance Matters
Topics Covered in the Scope of the Board Self-Evaluation
In 2023, the Board self-evaluation covered the following topics, among others:

Board Performance and Effectiveness	Board Composition, Structure, and Meetings

•Board performance as a team, including active engagement of and challenges to management, and the quality of Board decision-making
•Individual directors’ contributions and areas for improvement or enhancement
•Quality and candor of Board discussions and deliberations, including encouragement of diverse views, potential improvement, and the level of preparedness
•Quality of committee reports to the Board

•Board size and mix of skills, knowledge, experience, perspectives, tenure, background, and diversity among directors, including in light of changes in the Company’s strategy, risk profile, and risk appetite
•Criteria for selecting new Board members, including priority skills, experiences, and backgrounds
•Committee structure, including number, roles, and responsibilities
•Frequency and quality of Board meetings and executive sessions
•Board agenda planning, including content, organization, and time allocation

Management Interactions and Board and Committee Materials	Key Board Responsibilities

•Quality, level of detail, timeliness, and usefulness of Board materials and management reporting at and prior to Board and Committee meetings and potential enhancements
•Access to management and quality and effectiveness of those interactions
•Responsiveness of senior management and other staff to Board feedback
•Escalations from management and opportunities for enhancing Board practices of addressing escalated matters
•Level and performance of staff and related support for Board meetings and functions

•Communication with the CEO
•Board members’ knowledge of the Company
•Board’s role in determining and monitoring Company strategy, including the process, format, and materials for the Board’s strategy sessions
•Board evaluation of the CEO and management, including compensation, and management succession planning
•Board refreshment and Board succession planning
•Board members’ knowledge of and access to information regarding industry, regulatory, and economic trends

Tone at the Top	Effectiveness of Risk Management, including Compliance and Operational Risk Management

•Board’s role in establishing the tone at the top •The current tone as compared to what the tone should be •Level of consistency of the tone throughout the organization
•Communications with management related to the Company’s risk tolerance, risk management, and controls
•Board oversight of independent risk management (including compliance and operational risk) and front-line control functions
•Quality of reports to the Board relating to risk management

Board Leadership Structure	Individual Director’s Views and Preferences

•Independent Chair’s performance, leadership, ideal characteristics, and potential successors	•Individual director’s views on his or her current role on the Board and its committees •Personal performance assessment as a Board member and ideas for enhancement

Training and Orientation	Access to Third-Party Advisors

•Form of director training and effectiveness of past training sessions and programs
•Specific areas in which the Board and Committees would benefit from additional training or education
•Quality of the orientation program for new Board and Committee members
•Board access to third-party advisors and consultants •Appropriate level of reliance on third-party advisors and consultants

Governance and Best Practices

•Governance practices, including review of the Board’s Corporate Governance Guidelines •Best practices for boards generally, including based on directors’ observations in other board contexts

44	Wells Fargo & Co.

Board and Governance Matters
The Board’s Role and Responsibilities
Our Board is committed to sound and effective corporate governance principles and practices. The Corporate Governance Guidelines adopted by the Board provide the framework for the governance of our Board and our Company. Our Board reviews its Corporate Governance Guidelines annually.
The following are fundamental aspects of our Board’s oversight responsibilities:

Strategic Plan, Risk Tolerance, and Financial Performance
•Review, monitor, and, where appropriate, approve the Company’s strategic plan, risk tolerance, risk management framework, and financial performance, including reviewing and monitoring whether the strategic plan and risk tolerance are clear, aligned, and include a long-term perspective on risks and rewards consistent with the Company’s risk management framework.

Board Composition, Governance Structure, and Practices
•Maintain a Board composition, governance structure, and practices that support the Company’s risk profile, risk tolerance, and strategic plan, including having directors with diverse skills, knowledge, experience, and perspectives, and engage in an annual self-evaluation process of the Board and its Committees.

CEO and other Senior Management Succession Planning, Performance, and Compensation
•Select and engage in succession planning for the Company’s CEO and, as appropriate, other members of senior management.
•Monitor and evaluate the performance of senior management, and hold senior management accountable for implementing the Company’s strategic plan and risk tolerance and maintaining the Company’s risk management framework.
•Monitor and evaluate the alignment of the compensation of senior management with the Company’s compensation principles.

Independent Risk Management, Integrity, and Reputation
•Support the stature and independence of the Company’s Independent Risk Management (including Compliance), Legal, and Internal Audit functions.
•Reinforce a culture of ethics, compliance, and risk management, and oversee the processes adopted by senior management for maintaining the integrity and reputation of the Company.

Board Reporting and Accountability
•Manage and evaluate the information flow to the Board to facilitate the Board’s ability to make sound, well-informed decisions by taking into account risk and opportunities and to facilitate its oversight of senior management.
•Work in consultation with management in setting the Board and Committee meeting agendas and schedules.

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Board and Governance Matters
The Board’s Oversight of Strategy and Risk Management
Our Board oversees the Company’s business, including its strategic plan and risk management. The Board’s role in this regard is to assess management’s performance, provide credible challenge, hold senior management accountable for maintaining an effective risk management program and adhering to risk management expectations, and provide effective reporting to the Board. Specifically, the Board’s risk-related oversight responsibilities include reviewing, monitoring and, where appropriate, approving:
•Our strategic plan, risk appetite, risk management framework, and financial performance.
•Our significant policies, programs, and plans, including whether they are consistent with our strategic plan, risk appetite, and risk management.
•Accountability of senior management for implementing the Company’s strategic plan, including risk appetite, and maintaining the Company’s risk management and control framework.
•Board composition, governance structure, and practices that support the Company’s risk profile, risk appetite, and strategic plan, including having directors with diverse skills, knowledge, experience, and perspectives.
•Our independent risk management (including compliance), legal, and internal audit functions.
•Our culture of ethics, compliance, and risk management, and the processes adopted by senior management for maintaining the integrity and reputation of the Company.
When reviewing risks, the Board evaluates the materiality and control effectiveness of risks and may modify the frequency or manner of its oversight to match the impacts of risks facing the Company.
The Board’s Focus on Risk Oversight and Regulatory Matters
The Board’s oversight of risk and regulatory matters is a primary focus at our Board and Board committee meetings, in order to provide for effective challenge to management when necessary. In support of this:
•At each of the nine regularly scheduled Board meetings in 2023, the meeting included a discussion of significant risk and regulatory matters with senior executives, including our CEO, CFO, CRO, COO, Chief Auditor, and General Counsel.
•The Board, either directly or through its committees, periodically receives updates from line of business CEOs and enterprise function heads, which include significant risks and issues relevant to the business group or enterprise function. The Board also receives reports from its standing committees at each regular Board meeting.
•The Board receives Independent Risk Management’s evaluation of risks that may be associated with the Company’s strategic plan when the Board reviews and approves the Company’s strategic plan.
•The Board meets annually with its primary bank regulators, and the independent Chair of our Board and the chairs of certain of its committees, as well as the chair of the Bank Board, meet individually with our bank regulators.
•Our independent Board Chair Steven D. Black has extensive risk management experience. He engages with our regulators, shareholders, and other stakeholders, seeks to incorporate risk and regulatory topics in regular discussions between the Board and management, and provides input on the composition of the Board and its committees so that each has the diversity of skills and experiences necessary to oversee our risks.
Role of Board Committees
The Board also carries out its risk oversight responsibilities through its committees. Each Board committee is responsible for overseeing risks within its purview. All six standing Board committees, which are comprised solely of independent directors, report to the Board about their activities, including risk oversight-related matters. Each Board committee has defined authority and responsibilities for primary oversight of specific risks, as outlined in its respective charter, and works closely with management to understand and oversee our Company’s key risks. Each Board committee may delegate certain of its oversight responsibilities to a subcommittee to assist in its duties.
In addition to the risk oversight structure at the parent level, the board of directors of the Company’s principal banking subsidiary, WFBNA, has established the Regulatory Compliance Oversight Committee (RCOC). The RCOC oversees compliance with certain regulatory consent orders and other enforcement actions for which oversight has been delegated by either the Board or the Bank Board.

46	Wells Fargo & Co.

Board and Governance Matters

Board Oversight

The Board oversees major risks, including strategic, risk appetite and management, financial, governance, operational, legal, and regulatory, and succession planning. The Board is also responsible for holding senior management accountable for implementing the Company’s strategic plan and risk tolerance and maintaining the Company’s risk management and control framework.

Audit
•Financial statement integrity and financial reports
•Legal and regulatory compliance
•Material legal matters
•Internal controls over financial reporting
Corporate Responsibility
•Social and public responsibility matters, including human rights and supplier diversity
•Government relations, including political activities, lobbying, and trade associations
•Environmental sustainability, including climate change
•Relationships and reputation with external stakeholders on social and public responsibility matters

Finance
•Financial risk management policies relating to market risk, interest rate risk, and investment risk
•Capital planning and adequacy
•Resolution and recovery planning
Governance & Nominating
•Board and committee composition
•Director succession planning
•Corporate governance practices
•Board self-evaluation of Board performance
Human Resources
•Incentive compensation risk management program
•Human capital
•Culture and ethics
•Management succession planning

Risk
•Risk management framework, governance, risk profile, risk appetite, and risk management effectiveness
•Compliance risk (including conduct and financial crimes)
•Operational risk (including business resiliency and disaster recovery, data management, information security and cybersecurity, and technology)
•Model risk and the general condition of model risk management
•Credit risk
•Market and interest rate risk
•Liquidity risk
•Reputation risk
•Strategic risk

The Board considers our brand and reputation, as well as our culture and conduct, in overseeing major risks.

Role of Management

Senior management is responsible for establishing and maintaining the Company’s culture and effectively managing risk. The Board relies on senior management to supervise risk management activities. In particular:
•The CEO drives the Company’s strategic planning process, which identifies the Company’s most significant opportunities and challenges, develops options to address them, and evaluates the risks and trade-offs of each.
•The CRO leads the Independent Risk Management function and sets, in consultation with senior management, the strategic direction of the Company’s Independent Risk Management activities. The CRO reports functionally to the Risk Committee. Each line of business has a chief risk officer that reports to our Company CRO.
•The Chief Compliance Officer reports to the CRO and has ultimate authority for execution of our compliance program.

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Board and Governance Matters
Management Governance
The Company has also established management governance committees, including those focused on risk, that support management in carrying out its governance and risk management responsibilities. Each management governance committee is expected to discuss, document, and make decisions regarding high-priority and significant risks, emerging risks, risk acceptances, and escalated risks and issues; review and monitor progress related to critical and high-risk issues and remediation efforts, including lessons learned; and report key challenges, decisions, escalations, other actions, and open issues as appropriate.
Third-Party Risk Advisors
The Company periodically engages third-party advisors and experts to assist in the development and maintenance of its risk management programs, policies, and practices. The reports and views of these third parties may be shared with the Board and relevant Board committees, as appropriate.
Key Areas of Board Oversight
Information Security Risk Oversight
Our Board’s Risk Committee has primary oversight responsibility for information security risk, which includes cybersecurity risk.

Board Oversight

The Board receives a report from the Head of Technology on Wells Fargo’s information security program and receives reports from management on significant information security developments, including incidents involving third parties.

Risk Committee
•The Risk Committee has primary oversight responsibility for information security risk and approves the Company’s information security program, which includes information protection and cyber resiliency.
•The Risk Committee receives regular reports from the Company’s Head of Technology and the Company’s Chief Information Security Officer (CISO) on information security risks.

At the management level, Operational Risk Management (which is part of the Company’s Independent Risk Management organization) has oversight responsibility for information security risk. As a second line of defense, Operational Risk Management reviews and provides guidance to the Front Line technology team, including with respect to:
•the development and maintenance of risk management policies, governance documents, processes, and controls; and
•overseeing and challenging the Front Line technology team’s risk assessment activities.
For additional information on information security risk management, see the “Financial Review - Risk Management - Operational Risk Management” section beginning on page 32 of Exhibit 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

48	Wells Fargo & Co.

Board and Governance Matters
Human Capital Risk Oversight
Our Board, directly and through the HRC, oversees human capital risk and human capital management, in addition to our culture and ethics, as discussed below.

Board Oversight

For certain matters, the Board provides oversight directly, rather than through its committees. For example, the Board reviews the results of our annual Global Employee Survey with management, has reviewed management reports on Wells Fargo’s culture, and reviewed the REA with the third-party law firm that conducted it. Our Board periodically reviews with management special topics relating to human capital matters, such as labor relations and DE&I.
As part of its review and approval of our overall three-year strategic plan, our Board annually engages with our Head of Human Resources regarding the strategy for the Human Resources department and reviews our Independent Risk Management team’s assessment of that strategy.

Human Resources Committee
•The HRC oversees performance management, talent management, DE&I, pay equity, and succession planning for the CEO and other senior executives as determined by the HRC.
•The HRC periodically reviews the Code of Conduct as well as management’s efforts to foster responsible conduct and ethical behavior and decision-making throughout Wells Fargo.
•The HRC regularly engages with and reviews reports from our Head of Human Resources and our senior executive who oversees conduct management, including:
–Culture reports and metrics, including the results of our annual Global Employee Survey;
–Conduct management reports, metrics and trends, including harassment and discrimination metrics and whistleblower retaliation matters;
–Human capital risk reports and metrics, emerging trends such as labor relations, and monitoring of human capital risks such as staffing and attrition; related risk appetite measures and key risk indicators; and the results of internal audit reviews of Human Resources; and
–Regulatory matters relating to the Human Resources function.

Risk is Managed by Everyone
Every employee, in the course of their daily activities, creates risk and is responsible for managing risk. Every employee has a role to play in risk management, including establishing and maintaining the Company’s control environment. Every employee must comply with applicable laws, regulations, and Company policies.
One of our Company’s top priorities remains building a risk and control infrastructure appropriate for our size and complexity. We expect our employees to speak up when they see something that could cause harm to our customers, communities, employees, shareholders, or reputation. Because we believe risk management is everyone’s responsibility, our employees are empowered and expected to challenge risk decisions when appropriate and to escalate their concerns. Employees are also required to complete annual risk training, and top leaders participate in Leadership Forum (Risk Mindset), an in-person training designed to help equip leaders to drive a strong risk culture.

2024 Proxy Statement	49

Board and Governance Matters
Compensation Risk Management
The Board plays an important role in overseeing the Company’s performance management and incentive compensation programs through its HRC. The HRC’s expansive responsibilities allow it to focus on the alignment of our performance management and incentive compensation programs with the Company’s culture and employee conduct.
Key Highlights in Compensation Risk Management
•The HRC considers risk as a key input into its compensation decisions for the CEO and Operating Committee.
•An enhanced risk assessment process applies to Covered Employees in Management (CEMs), which include the CEO, members of the Operating Committee, individual leaders who run the Company’s major lines of business, and certain other senior leaders whose responsibilities and actions may expose the Company to material risk or who have roles that are subject to specific regulatory requirements.
•The CEO’s performance review of members of the Operating Committee (except for the CRO and Chief Auditor, for whom the risk review is conducted by the Chairs of the Risk Committee and Audit Committee, respectively) is informed by a risk review conducted by the CRO (with input from risk leaders), and feedback from Internal Audit.
•The HRC conducts the risk review for the CEO, as described in our Compensation Discussion and Analysis.
•A risk overlay rating is part of each employee’s performance review.
•For all other CEMs, the results of the risk assessment, informed by feedback from leaders in Risk and Internal Audit, are a key input into variable incentive compensation decisions. The results of these risk assessments, and associated compensation recommendations, are reviewed by a management governance committee reporting to the HRC, and supporting steering committees, as described below. Final variable incentive compensation decisions are shared with the HRC, along with the risk assessment results, as part of the HRC’s oversight of the Company’s Incentive Compensation Risk Management policy and programs.

Incentive Compensation and Performance Management Committee (IPC)
The IPC is a management governance committee reporting to the HRC. Its responsibilities include oversight of the Company’s risk-management efforts related to incentive compensation and performance management practices, in accordance with the Company’s Risk Management Framework, which sets forth the Company’s core principles for managing and governing its risk.

Group Incentive Compensation and Performance Management Steering Committees (Group IPCs)
The Company has 15 Group IPCs. The Group IPCs are steering committees established by the IPC and are aligned with each of the Company’s lines of business and enterprise functions. Group IPCs are co-chaired by the business Operating Committee member and compensation leader. The Group IPCs oversee, govern, and make informed recommendations or decisions, as applicable, about business-aligned efforts related to incentive compensation and performance management, with a critical focus on material risk failures, for applicable employees and practices within their authority and in accordance with our Risk Management Framework.

Incentive Compensation Risk Management Policy
Our Company continues to be committed to designing and implementing performance management and compensation programs that are balanced, promote risk management, and discourage imprudent or excessive risk-taking. Through our ICRM Policy, we develop, execute, and administer our incentive compensation plans, which are designed to balance risk and financial reward in a manner that supports our customers, shareholders, employees, and the Company.

Performance management is a key facet of how we align our culture and Company expectations for our employees. Each year, managers and employees work together to set performance goals in support of enterprise strategy, business priorities, and their roles and responsibilities through the lens of strong risk management. At mid-year and year-end, managers and employees document and discuss key accomplishments and opportunities relative to performance goals, including risk management and overall performance.
Performance goals for employees and management whose roles involve sales activity are designed to discourage excessive or inappropriate risk-taking and are subject to additional oversight.

50	Wells Fargo & Co.

Board and Governance Matters
•Sales goals must be balanced with non-sales considerations, including behavioral expectations and risk management, and elements of quality and customer experience, such as customer retention and long-term relationship building.
•Sales goals must be reasonable, measurable, and attainable within a defined timeframe, and not in conflict with serving customers’ needs. They must reflect alignment between managers and employees who report to them with a consideration toward mitigating customer harm and other conduct risk.
•Manager evaluation of sales goals must allow for discretion to account for how the goal was achieved in alignment with behavioral expectations, as well as for changes in strategy or business environment.
Management Succession Planning and Development
Wells Fargo’s talent and succession planning approach is focused on attracting, developing and retaining executive talent with the leadership attributes needed to drive the transformational journey for Wells Fargo. A primary responsibility of our Board is identifying and developing executive talent at our Company. The Board monitors and evaluates the performance of executive management, and holds executive management accountable for implementing the Company’s strategic plan and risk tolerance and maintaining the Company’s risk management framework.
The Board has assigned the HRC responsibility to oversee the Company’s talent and succession planning process, including the CEO evaluation and succession plan. The CEO and management annually report to the HRC and the Board on succession planning (including plans in the event of an emergency) and management development, and provide the HRC and the Board with an assessment of persons considered potential successors to certain executive management positions.
The HRC and the Board engage in an annual talent and succession planning process through which they identify potential executive management successors.
Annual Assessment Process

1
Ongoing Interactions Between Management and Board
Management regularly identifies high-potential executives for additional responsibilities, new positions, promotions, or similar assignments to expose them to diverse operations within our Company, with the goal of developing well-rounded, experienced, and discerning senior leaders.

2
HRC Review of Reports from the CEO and Head of Human Resources
Annually, the CEO and the Head of Human Resources prepare and evaluate management development and succession plans. The HRC reviews and discusses these plans with management, and reports to the Board on its reviews. The HRC conducts an in-depth review of succession plans and provides input and feedback.

3	Annual Board Review of Succession Plans Annually, the Board conducts an in-depth review of succession plans and provides input and feedback.

4
Board Assessment of CEO and Executive Management
Annually, the Board assesses CEO and executive management talent and succession planning processes, as part of its evaluation of the Board's effectiveness. This assessment includes review of various succession planning considerations, including diversity.

Consideration of Key Executive Competencies
As part of the talent and succession planning process, the HRC and the Board use defined Executive Competencies for the qualities the Board seeks in the CEO and other executive leaders. The HRC and the Board annually assess and update, as appropriate, those Executive Competencies as part of our succession planning process. The talent and succession planning process for executive management roles also includes talent reviews for business and enterprise function groups across the Company.

2024 Proxy Statement	51

Board and Governance Matters
Our Corporate Governance Documents
Information about our Board’s and our Company’s corporate governance, including the following corporate governance documents, is available on our website at https://www.wellsfargo.com/about/corporate/governance:
•The Board’s Corporate Governance Guidelines, including its Director Independence Standards
•Our Code of Conduct applicable to our employees, including our executive officers and directors
•Charters for each of the Board’s standing Committees
•How to contact the Board of Directors, which includes an overview of our Board Communication Policy describing how shareholders and other interested parties can communicate with the Board
•Our By-Laws

52	Wells Fargo & Co.

Executive Compensation

Item 2 Advisory Resolution to Approve Executive Compensation (Say on Pay)

Our Board recommends a vote FOR the advisory resolution to approve the 2023 compensation of our Named Executive Officers (NEOs).

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory vote to approve the 2023 compensation of our NEOs as disclosed pursuant to applicable SEC regulations. Our Board believes that our executive compensation program effectively aligns NEO pay with Company and individual performance and shareholder interests and appropriately motivates and retains our NEOs. Although this advisory vote is nonbinding, the Board values the views of our shareholders and will consider the outcome of the vote when making future compensation decisions for NEOs.
We are asking our shareholders to approve the following resolution:
RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis (CD&A), compensation tables, and narrative discussion, is hereby APPROVED.

Item 2 – Shareholder Proposal – Advisory Resolution to Approve Executive Compensation (Say on Pay) Our Board recommends that you vote FOR this proposal.

2024 Proxy Statement	53

Executive Compensation
Compensation Discussion and Analysis

Introduction	55
2023 Executive Compensation Program	59
Performance Assessment and Variable Compensation Determination Process	62
2023 Named Executive Officer Compensation	65
Compensation Policies and Practices	81
Compensation Governance Oversight	84
2023 Named Executive Officers

Charles W. Scharf Chief Executive Officer and President	Michael P. Santomassimo Senior EVP, Chief Financial Officer	Jonathan G. Weiss Senior EVP, CEO of Corporate and Investment Banking	Scott E. Powell Senior EVP, Chief Operating Officer	Barry Sommers Senior EVP, CEO of Wealth and Investment Management

54	Wells Fargo & Co.

Executive Compensation
Introduction
Executive Summary
The Company’s executive compensation program is designed and delivered in accordance with our compensation principles: pay for performance; promote effective risk management; and attract and retain talent. Over the past few years the HRC made several significant enhancements to our executive compensation program based on feedback from shareholders, including pay structure (e.g., increased the percentage of CEO pay delivered as Performance Share Awards (PSAs); reintroduced relative Return on Tangible Common Equity (ROTCE) performance) and disclosure (e.g., the performance assessment process used by the HRC, including their pay determination process), which have resulted in increased support for the Company’s pay program.

Select members of our Board and management engage in direct conversations with our largest institutional investors throughout the year, and we rely on these engagement sessions to understand shareholder perspectives and respond to their questions regarding the design and administration of our executive compensation program. We value shareholder feedback, and key themes are shared with the Board. Shareholder feedback served as the catalyst for the significant number of changes the HRC implemented since 2021, and is reflected in our 2023 executive compensation program. For more information, see 2023 Say on Pay Vote and Shareholder Engagement.

2023 “Say on Pay” Proposal Vote 92% support shareholder support increased from 57% in 2021 and 73% in 2022

The HRC views the increased level of support we received on our 2023 “Say on Pay” proposal as confirmation that our executive compensation program is effective in addressing shareholder expectations and priorities at this point in time.

Wells Fargo continues to make progress on our multi-year transformation journey. We remain focused on our top priority of building a risk and control infrastructure appropriate for a company of our size and complexity. The scale and volume of the work is complex, and we are proud of the continued progress that we have made over the past few years.
Success requires that we pay for performance, promote effective risk management, and attract and retain talent. The HRC accomplishes these objectives by overseeing an executive compensation program and the underlying variable compensation strategies that are strongly grounded in and reflective of shareholder feedback and our Labor Market Peer Group practices. The HRC further enhances the effectiveness of our variable compensation strategies through strong oversight and governance reflecting our commitment to integrating sound risk management disciplines as part of the performance management assessment and compensation determination processes.
The 2023 “Say on Pay” advisory vote on executive compensation received approximately 92% support, reflecting shareholder support of the HRC’s decisions on variable incentive compensation design. The majority of our executives’ total compensation is delivered in the form of long-term equity, consisting of PSAs and restricted share rights (RSRs), as detailed within the CD&A. Our executive compensation program holds our executives accountable for all aspects of the Company’s performance, including making progress towards the risk and control work which is the top strategic priority for Wells Fargo, while continuing to deliver strong financial returns for our shareholders and supporting our customers and clients.

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Executive Compensation

What We Do	What We Avoid

Incentive compensation is variable and “at-risk” and equity compensation covers multi-year vesting periods	No cash dividends on unearned RSRs and PSAs

Focus on risk management and risk outcomes	No pledging of Company securities by directors or executive officers under the Board’s Corporate Governance Guidelines

Overall performance evaluated through a rigorous performance assessment framework	No executive employment agreements

Engage independent compensation consultant	No tax gross-ups for NEOs

Strong and independent Board oversight through the Board’s HRC	No additional retirement benefits or additional years of credited service other than investment or interest credits provided under applicable pension plans since July 1, 2009

Recoupment policies provide for clawback and forfeiture of compensation in appropriate circumstances, including misconduct and risk management failure	No repricing of stock options without shareholder approval

Stock Ownership Policy includes minimum ownership requirements, a compliance period to reach requirement, and additional holding requirements that extend one year after retirement.	No hedging of Company securities by directors, executive officers, or other employees under our Code of Conduct

Year-round engagement with shareholders on executive compensation and governance issues	No excessive perquisites for executive officers

2023 Performance Highlights
During 2023, the Company delivered solid performance despite industry challenges. Our solid financial performance and balance sheet enabled Wells Fargo to be a source of strength during the regional banking crisis. We had strong revenue growth including both higher net interest income and noninterest income, benefiting from the impact of higher interest rates and the investments we have been making in our businesses. We continued to reduce expenses with lower operating losses and a continued focus on our efficiency initiatives. Our capital position remained strong and we increased our capital return to shareholders.
We also made progress on our risk and control work in 2023, and continued to advance our business strategy, including making investments in our businesses. We are starting to see improved growth and increased market share in parts of the Company that we believe will drive higher returns over time. For example, our new credit card products have driven an increase in consumer spend at a rate significantly better than the industry average, and we have also been investing in Corporate and Investment Banking where revenue grew 26% from a year ago and our investment banking and trading market shares increased. The positive results in both areas were accomplished while maintaining our existing risk appetite. In addition, we continued to streamline and right-size the Company. This included continued execution of our more focused home lending strategy, actions to streamline several enterprise risk management programs allowing for improved integration into business processes, and enhanced discipline to advance work on legacy issues and timely deliverables against regulatory commitments. Finally, we continued to develop innovative solutions and products for our customers, which included the full rollout of FargoTM, our AI-powered virtual assistant that includes a Spanish-language capability, launching LifeSync®, our personalized digital approach to aligning customers' goals with their money, to all consumer customers, launching two co-branded credit cards, and expanding the capabilities of VantageSM, our digital banking platform, to all Commercial Banking and Corporate and Investment Banking clients.
Please refer to 2023 Company Performance for more details about the Company’s financial performance and how it was considered in the HRC’s 2023 compensation decisions for the NEOs.

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Executive Compensation
Performance and Compensation Determination Process
Consistent with prior years, the HRC followed a systematic approach to set goals, to evaluate Company, individual, and as applicable, line of business performance, and to determine executive compensation. Company performance is discussed under 2023 Company Performance. Performance and compensation summaries for our CEO and other NEOs begin under 2023 Named Executive Officer Compensation. The HRC’s full year process is summarized below.

1	Set Goals	2	Evaluate Performance	3	Determine Compensation

•Set individual goals in alignment with Company goals •Set total compensation targets		•Monitor Company, individual, and business performance against goals •Evaluate performance		•Conduct market analysis •Apply achievement levels to target variable compensation •Approve total compensation
Performance Year 2023 Total Compensation Targets, Pay Mix, and
Pay-For-Performance Outcomes
Total Compensation Targets
Compensation targets are established based on the role and responsibilities of the individual, the size and scale of the role, market data for comparable roles within the Labor Market Peer Group, to the extent available, and consideration of other factors, such as individual experience and internal pay equity. In referencing market data, the HRC does not target a specific percentile, but, instead, uses data as a reference point. Appropriate target compensation levels allow the HRC to provide compensation opportunities to attract, motivate, and retain the most qualified senior executive leadership team. In January 2023, the HRC increased target total compensation for Mr. Sommers, reflecting the HRC’s evaluation of market pay levels and a review of his performance and responsibilities. Total target compensation remained unchanged from 2022 for the CEO and other NEOs.
Pay Mix
All members of the Operating Committee, including NEOs other than the CEO, have a consistent variable compensation pay mix, with 70% of variable compensation delivered as long-term equity. The CEO has a higher percentage, with a minimum of 75% of his variable compensation delivered as long-term equity.
Pay-for-Performance Outcomes
Throughout 2023, the HRC periodically assessed the Company’s performance. During the fourth quarter of 2023 and January 2024, the HRC completed in-depth reviews of all aspects of the Company’s financial and non-financial performance, and individual NEO performance.
In January 2024, the Board and the HRC approved the following 2023 compensation outcomes after assessing performance for our CEO and other NEOs, respectively. Refer to 2023 Named Executive Officer Compensation for additional detail on the Board’s (for CEO) and HRC’s evaluation of performance, its actions, and the resulting pay decisions.

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Executive Compensation

NEO	2023 Pay-for-Performance Outcomes
	Salary	Annual Cash Bonus	PSAs	RSRs	Total Compensation	Target Total Compensation
Charles W. Scharf	$2,500,000	$6,625,000	$12,918,750	$6,956,250	$29,000,000	$27,000,000
Michael P. Santomassimo	$1,750,000	$3,330,000	$3,885,000	$3,885,000	$12,850,000	$11,000,000
Jonathan G. Weiss	$1,750,000	$3,913,875	$4,566,188	$4,566,188	$14,796,250	$14,000,000
Scott E. Powell	$1,750,000	$2,846,250	$3,320,625	$3,320,625	$11,237,500	$10,000,000
Barry Sommers	$1,750,000	$2,549,250	$2,974,125	$2,974,125	$10,247,500	$10,000,000
Information on Table Above:
The table above is not a substitute for, and should be read together with, the 2023 Summary Compensation Table in this Proxy Statement. The table above includes only direct elements of compensation (salary, annual cash bonus, and the January 23, 2024 grant date value of PSAs and RSRs) and does not include the indirect elements (change in pension value and non-qualified deferred compensation), as reported in the 2023 Summary Compensation Table. Also, the table above reports equity for the performance year earned. In conformance with SEC requirements, the 2023 Summary Compensation Table in this Proxy Statement reports equity in the year granted, but cash awards for the year earned.
2023 Say on Pay Vote and Shareholder Engagement
Following the 2023 annual meeting, where the advisory resolution on the 2022 compensation of our CEO and our other NEOs (Say on Pay) received approximately 92% support, the HRC continued to evaluate our executive compensation program while considering shareholder support, and the importance of providing some stability following significant changes over the last couple of years. No changes to our executive compensation program were made directly as a result of our 2023 Say on Pay vote. In 2023, in response to shareholder feedback, the HRC completed an in-depth review of our Financial Performance Peer Group, as detailed later in Peer Groups. In addition, the HRC continued to increase the target performance goal required for three-year average absolute ROTCE performance to achieve target payout or above (refer to 2024 PSA Program for details).
Since our 2023 annual shareholder meeting, we engaged with institutional investors representing approximately 51% of outstanding shares. For more information about our discussions with shareholders following the 2023 annual meeting and our Board’s perspective, see Shareholder Engagement.

Total contacted 54% of total outstanding shares	Total engaged 51% of total outstanding shares

The Board receives periodic updates from the HRC on key themes of shareholder feedback received during shareholder engagement, including input related to our executive compensation program.

58	Wells Fargo & Co.

Executive Compensation
2023 Executive Compensation Program
2023 Pay for Performance Philosophy and Framework
Executive Compensation Principles
The Company’s executive compensation program is designed and administered in accordance with the following compensation principles, each of which is an essential component to driving strong, risk-managed performance.

Pay for Performance	Promote Effective Risk Management	Attract and Retain Talent

Compensation is linked to Company, individual, and, as applicable, line of business performance, including meeting regulatory expectations, and creating long-term value consistent with the interests of shareholders.
Compensation promotes effective risk management and discourages imprudent or excessive risk-taking.
People are one of the Company’s competitive advantages; therefore, compensation helps attract, motivate, and retain people with the skills, talent, and experience to drive superior long-term Company performance.

The HRC oversees the design and administration of our executive compensation program, which includes a rigorous and iterative assessment process that takes place throughout the year. The HRC relies on these three executive compensation principles outlined above to guide its pay for performance philosophy, as further described below. The HRC also carefully considers input from its independent advisor, Meridian Compensation Partners (Meridian), and the feedback received from our shareholders.
Our Compensation Philosophy
Our compensation philosophy reflects and reinforces our executive compensation principles. It is embedded in the design and oversight of our executive compensation program, specifically:

Providing a Competitive Opportunity	Providing a compelling total compensation opportunity consisting of fixed and variable compensation strongly tied to our long-term success in order to attract, motivate, and retain talent.

Balancing Short-and Long-Term Performance
Structuring total variable compensation opportunities that are determined annually based on our performance, emphasizing long-term equity awards with future values that will be determined by our success.

Understanding the Market
Relying on Labor Market Peer Group compensation policies and practices as inputs in our planning processes without benchmarking any single compensation element or total compensation to a specific target peer percentile or pay rank.

Being Transparent to our Shareholders	Being transparent to our shareholders in the design, administration, and oversight of our executive compensation program, as appropriate.

Requiring Stock Ownership	Requiring our NEOs to hold a meaningful equity stake in the Company, aligning their interests with long-term shareholder interests and providing long-term accountability for effectively managing risk.

Limiting Executive Perquisites	Limiting perquisites to only those necessary to support our NEOs in the safe and effective discharge of their duties and responsibilities on behalf of the Company.

Emphasizing Risk Balancing Features	Emphasizing risk balancing features embedded throughout our executive compensation program, including but not limited to the Clawback Policies, as applicable.

Exercising Good Governance Practices	Exercising good governance practices to guide the Board and the HRC in their oversight of all matters pertaining to our executive compensation program for our CEO and other NEOs, respectively.

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Executive Compensation
Peer Groups
The HRC relies on two peer groups, the Labor Market Peer Group and the Financial Performance Peer Group, in its oversight of our executive compensation program. While several companies are included in both peer groups, each peer group serves a separate and distinct purpose.
•The Labor Market Peer Group includes our most direct competitors for executive talent, a proxy for industry compensation policies and practices, and an input for setting quantum of pay and pay mix. The HRC relies on this group, and guidance from Meridian, the independent compensation consultant, to develop an understanding of market compensation pay levels for executives in comparable roles, in addition to executive pay practices including program design and pay mixes. The HRC assesses peer pay levels in connection with its annual review of NEO compensation.
•The Financial Performance Peer Group includes companies that most closely align with our size, complexity, capital requirements, and degree of regulatory oversight (all are Global Systemically Important Banks). The HRC’s approach in evaluating and selecting this peer group constituents reflects its desire to create a fair and balanced relative performance standard. It is characterized by a wide range of performance outcomes that drive pay-for-performance without leading to excessive risk taking that overly aggressive goals otherwise might create and reducing or eliminating the perceived value of PSAs, which we rely on to help us attract and retain our executives. The HRC relies on this group to assess our relative performance for assessing Company financial performance in connection with its annual variable compensation decisions and in calculating formulaic PSA payouts.
The HRC assesses the appropriateness of the peer groups each year, with input from Meridian. For 2023, this included an in-depth review of the Financial Performance Peer Group in response to certain shareholders, who questioned the inclusion of European banks within the Financial Performance Peer Group rather than US regional banks. The review considered several factors such as business model, risk profiles and regulatory framework, including the impact on capital and liquidity across the banks. The HRC determined to keep the Financial Performance Peer Group consistent until it is able to obtain more clarity around Final Basel III rules, which may increase the financial comparability of US regional banks and Wells Fargo. The HRC also confirmed that the Labor Market peer constituents continue to represent the financial services organizations with whom we compete most directly for executive talent, and therefore, did not change the Labor Market Peer Group for 2024.
A comparison of peer groups, sorted high to low by asset size as of December 31, 2023, is included in the table below.

Company	Labor Market	Financial Performance	Assets ($ in millions)	Revenue ($ in millions)	Market Cap ($ in millions)
JPMorgan Chase*	⬤	⬤	$3,875,393	$158,104	$491,761
Bank of America*	⬤	⬤	$3,179,876	$98,581	$266,455
HSBC Holdings plc*		⬤	$3,038,677	$66,058	$153,686
BNP Paribas S.A.*		⬤	$2,860,756	$50,640	$79,415
Citigroup Inc.*	⬤	⬤	$2,405,306	$78,462	$98,450
Banco Santander, S.A.*		⬤	$1,983,777	$63,389	$66,353
Wells Fargo*			$1,932,468	$82,597	$178,749
Barclays PLC*		⬤	$1,883,369	$32,349	$29,632
UBS Group AG*[1]		⬤	$1,717,569	$40,834	$100,216
Goldman Sachs*	⬤	⬤	$1,642,000	$46,254	$132,489
Royal Bank of Canada*[2]		⬤	$1,514,573	$42,400	$142,715
Morgan Stanley*	⬤	⬤	$1,193,693	$54,143	$153,052
US Bancorp	⬤		$663,491	$28,144	$67,387
PNC	⬤		$561,580	$21,490	$61,683
BNY Mellon*	⬤		$409,953	$17,502	$40,030
State Street*	⬤		$297,258	$11,945	$23,903
American Express	⬤		$261,000	$60,515	$136,523
*    Global Systemically Important Banks (GSIBs).
1.UBS financial results include a $30B negative goodwill adjustment incurred from their acquisition of Credit Suisse.
2.Royal Bank of Canada FY23 metrics follow their fiscal year which ended on 9/30/2023.

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Executive Compensation
Pay-for-Performance Compensation Structure for our CEO and other NEOs
Variable compensation for our CEO and other NEOs is performance-based and at risk, and is delivered through an annual cash bonus and long-term equity. The following table provides additional details on the three main elements of CEO and other NEO compensation: (1) base salary, (2) annual cash bonus, and (3) long-term equity awards. Compensation mix percentages in the table below were calculated based on 2023 performance year compensation outcomes.

Type	Pay Element	% of Total Comp	Vehicle	Objectives and Key Features

	Base Salary		Cash
•Provides fixed compensation to attract and retain talent, promotes effective risk management, and does not encourage imprudent or excessive risk-taking
•Generally not adjusted absent significant change in an NEO’s role and responsibilities
•Included as an input in our executive stock ownership policy where the minimum satisfactory ownership value our CEO and other NEOs are expected to acquire and maintain equals six times and three times base salary, respectively

	Annual Cash Bonus		Cash
•Rewards results and differentiates individual performance each year without creating incentive to take excessive risk
•The annual cash bonus comprises no more than 25% of variable compensation for CEO; 30% for other NEOs
•The annual cash bonus is subject to recovery under the Company’s Clawback Policies, as applicable

	Long-Term Equity Awards		PSAs & RSRs
•Rewards performance over the long-term, creates a shared success culture, and aligns with sustained shareholder value
•Comprises a large percentage of each NEO’s variable compensation (≥75% for CEO; 70% for other NEOs)
•PSAs cliff vest after a three-year performance period based on achievement of predetermined performance targets, and, if earned and vested, are settled in common stock
•RSRs time-vest over three years and, if earned and vested, are settled in common stock
•Subject to stock ownership requirements, which strengthen executive retention, and align the long-term interests of NEOs with shareholders
•Dividend equivalents are accrued on unvested PSAs and RSRs, but are paid only following vesting
•Subject to reduction, forfeiture, or clawback under the Company’s Clawback Policies, as applicable

2024 Proxy Statement	61

Executive Compensation
Performance Assessment and Variable Compensation Determination Process
2023 Process
The HRC assesses NEO performance through evaluation against pre-established financial and non-financial goals. This includes consideration of financial results and progress against strategic priorities, providing the flexibility to assess both quantitative and qualitative results. This process aligns variable compensation determinations with performance against the Company’s long-term value drivers and prudent risk oversight, and provides the HRC with the ability to reduce an individual NEO’s performance achievement level for material failures in risk management, including but not limited to misconduct. The HRC believes that using a single formula to evaluate performance and determine compensation is not practical and may not fully reflect the scope and complexity of our business and the regulatory risks and other non-financial outcomes that impact our Company success. This rigorous process enables the HRC to evaluate Company, CEO, and each of our other NEO’s overall performance, which serves as the basis for compensation decisions, as described in more detail below.
1    Set Goals
Our Board sets our strategic direction and risk appetite, including approval of our strategic plan annually which includes our five strategic pillars. The five strategic pillars are used to frame the goals the HRC uses to assess Company, individual, and, as applicable, line of business performance. Three of the strategic pillars – Risk and Control Culture, Operational Excellence, and Customer-Centric Culture and Conduct – focus on advancing our risk and control culture, supported by Technology and Innovation (4th pillar), to collectively drive our top priority of building a risk and control infrastructure appropriate for our size and complexity, and Financial Strength (5th pillar).
At the beginning of each year, individual NEO goals are set tailored to their area of responsibility with a focus on supporting broader Company goals. For 2023, consistent with 2022, the strategic pillars, Company, and individual NEO goals are broadly categorized below:

Strategic Pillars	Company Goals	Individual/Line of Business* Goals

•Risk & Control Culture •Operational Excellence •Customer-Centric Culture & Conduct •Technology & Innovation •Financial Strength	•Risk, Regulatory, & Control •Financial •Operational Excellence •Customer-Centric Culture & Conduct •Technology & Innovation •ESG (including DE&I and Community Engagement) •Talent & Leadership	•Risk, Regulatory, & Control •Financial •Strategy, Technology, & innovation •Talent, Leadership, & Culture (including DE&I)
*    Line of Business Goals are included for CEOs of each business line.
2    Evaluate Performance
The HRC assesses performance holistically and regularly monitors and reviews Company performance throughout the year. At the end of the year, the HRC (and the Board for the CEO) assesses Company and individual NEO performance against the financial and non-financial goals set at the beginning of the year, in addition to risk performance informed by the Chief Risk Officer (CRO) (see Independent Risk Assessment below for details). The outcome of the performance evaluation is directly used to determine NEO variable compensation.

62	Wells Fargo & Co.

Executive Compensation
Similar to last year, the HRC focused on our NEOs’ progress in: strengthening our risk and control infrastructure, which includes addressing open historical and emerging issues; and advancing our business through technology and innovation to increase internal operational efficiency so we can deploy resources to better serve our customers and communities. We anticipate that the HRC’s focus on these two areas will continue for the foreseeable future to help drive the Company’s transformation.
HRC’s Evaluation Process:
CEO

The CEO completes a self-assessment of his performance which is shared with the HRC and the Board.	The HRC assesses the CEO's performance in an executive session without him present, with input from the Board.	The HRC approves CEO compensation with a recommendation to the Board. The Board considers the HRC’s assessment in the Board’s approval of CEO compensation.

Other NEOs

The CEO provides his evaluation of performance and recommendation of achievement levels for each individual NEO.	The HRC reviews, provides input, and confirms achievement levels that include risk considerations for overall Company and individual NEO performance, and business performance, as applicable.	The HRC approves NEO compensation.

Independent Risk Assessment
The CRO provides an independent risk assessment for each of the NEOs, other than the CEO. During this process, the CRO assesses the extent of each NEO’s (other than the CEO) involvement in and accountability (if any) related to risk events that took place, or were identified, during the year. For the CEO, the HRC conducts a risk assessment with input from the Risk Committee Chair (who is also a member of the HRC), as well as the CRO. Further, each NEO is assessed on driving measurable progress towards advancing the Company’s risk and control environment, which includes resolving outstanding regulatory matters and commitments. The risk assessments are incorporated into each NEO’s overall performance assessment, and the HRC may reduce or eliminate an NEO’s variable compensation for the applicable performance year due to risk failures, as well as take other actions under the Company’s Clawback Policies depending on the nature and impact of adverse risk outcomes.
3    Determine Variable Compensation
The HRC utilizes a structured approach to determine each NEO’s variable compensation. Under this approach, Company and individual NEO achievement levels, including line of business performance (as applicable), and risk considerations are evaluated by the HRC to determine total performance achievement. CEO and other NEO variable compensation is then determined using each NEO’s target variable compensation and total achievement level, with potential adjustments for the other NEOs based on progress on diverse representation and inclusion across specific groups of NEO senior leadership teams. The total variable compensation process is illustrated below.

2024 Proxy Statement	63

Executive Compensation

Total Performance Achievement % (see weightings below)	X	Target Variable Compensation	=	Total Variable Compensation

Total Performance Achievement % Weightings:

	Company %	Individual %	Business Line % (as applicable)
CEO	65%	35%	N/A
Functional NEOs	50%	50%	N/A
Business Line CEOs	30%	50%	20%
Once the total variable compensation is determined, it is delivered through a pre-set pay mix. The HRC implemented this approach to enhance disclosure of its variable compensation determination process. Refer to the 2023 Named Executive Officer Compensation section below for individual NEO achievement level weightings used by the HRC to determine variable compensation.

64	Wells Fargo & Co.

Executive Compensation
2023 Named Executive Officer Compensation
2023 Company Performance
Company performance was a key input into the determination of NEOs’ 2023 variable compensation. The HRC considered financial and non-financial performance criteria in evaluating 2023 Company performance. The HRC then assigned an overall Company performance achievement level, as discussed in more detail below.
Our Performance in Relation to our Business Strategy
The Company continued to make progress in transforming our business, while strengthening our risk and control infrastructure, investing for the future, doing what is right for our customers, and demonstrating and reinforcing our commitments to our employees, communities, and other stakeholders.
As mentioned previously, the HRC assessed 2023 Company performance using the following performance categories, which remained unchanged from 2022:

Risk, Regulatory, & Control	Financial	Operational Excellence	Customer-Centric Culture & Conduct	Technology & Innovation	ESG (including DE&I and Community Engagement)	Talent & Leadership

Business Results
The Company delivered solid business results in 2023 with double digit growth year-over-year in key performance metrics: revenue of $82.6 billion, pre-tax pre-provision profit of $27.0 billion, net income of $19.1 billion, and diluted EPS of $4.83 as well as improved performance in Return on Equity (ROE) and Return on Tangible Common Equity (ROTCE). We maintained disciplined expense management through efficiency initiatives, including reducing headcount by 5%. We also increased our quarterly common stock dividend in third quarter 2023 from $0.30 to $0.35 per share, and we returned $12 billion to shareholders through gross common share repurchases.
The Company also made significant progress on key non-financial areas, including continuing to strengthen the risk and control infrastructure, investing in new products and services to better serve our customers and advance our business strategy, and supporting the communities we serve, including donations to nonprofits in support of housing, small business, financial health, sustainability and other community needs.
The HRC considered key financial and non-financial performance criteria in evaluating 2023 Company performance as detailed within the Financial Performance and Non-Financial Performance sections below.

2024 Proxy Statement	65

Executive Compensation
Financial Performance
Below are the key financial results reviewed by the HRC, which together with our non-financial results (discussed below) informed the HRC’s assessment of Company performance as an input into the compensation outcomes for 2023. Similar to last year, the HRC concluded it was important to review financial performance on an as-reported and adjusted basis to take into account the impact of certain notable items described below. The HRC believed it was useful to consider adjustments for notable items that occurred during 2023 and 2022 to better assess the Company’s underlying financial performance for 2023, including as compared with 2022.
Notable items included the following: (i) the FDIC special assessment of $1.9 billion (pre-tax) in the fourth quarter of 2023, and (ii) operating losses related to litigation, regulatory, and customer remediation matters related to a variety of historical matters of $2.0 billion (pre-tax) and $3.3 billion (pre-tax) in the third and fourth quarters of 2022, respectively. The litigation, regulatory, and customer remediation matters in the third and fourth quarters of 2022 included amounts related to the December 2022 CFPB consent order and the further refinement of the scope of customer remediation for historical mortgage lending, automobile lending, and consumer deposit accounts matters. The financial performance metrics featured in the tables below have been adjusted for these notable items.

Revenue (billions)	Noninterest Expense (billions)	Pre-Tax Pre-Provision Profit[1] (billions)

FY23
$82.6
FY22
$74.4
$70.0
$72.4
$74.8
$77.2
$79.6
$82.0

FY23
$55.6
FY22
$57.2
FY23
$53.6
FY22
$52.0
$48
$50
$52
$54
$57

FY23
FY22
FY23
FY22
$27.0
$17.2
$29.0
$22.4
$0
$5
$11
$17
$23
$29

Net Income (billions)	Diluted EPS	ROE[2]

FY23
$19.1
FY22
$13.7
FY23
$20.6
FY22
$18.0
$0
$5
$10
$15
$20

FY23
$4.83
FY22
$3.27
FY23
$5.22
FY22
$4.41
$0
$1
$2
$3
$4
$5

FY23
11.0%
FY22
7.8%
FY23
11.9%
FY22
10.5%
6%
8%
10%
12%

ROTCE[3]	CET1 Ratio[4]	Efficiency Ratio[5]

FY23
13.1%
FY22
9.3%
FY23
14.2%
FY22
12.6%
0%
4%
9%
14%

FY23
67%
FY22
77%
FY23
65%
FY22
70%
60%
65%
70%
76%

■	Reported	■	Adjusted*

Total Shareholder Return (TSR)[6]
1-Year TSR		3-Year TSR		5-Year TSR
	WFC Result		WFC Result		WFC Result
Absolute TSR	23%	Absolute TSR	75%	Absolute TSR	24%
Relative TSR	58th percentile	Relative TSR	83rd percentile	Relative TSR	42nd percentile
Rank	6 out of 12	Rank	3 out of 12	Rank	8 out of 12
*    Adjusted Noninterest Expense, Adjusted Pre-Tax Pre-Provision Profit, Adjusted Net Income, Adjusted Diluted EPS, Adjusted ROE, Adjusted ROTCE, and Adjusted Efficiency Ratio are non-GAAP financial measures. For additional information, including corresponding reconciliations to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 154.
1.Refer to Additional Information, page 157, Note 1 for a further discussion of Pre-Tax Pre-Provision Profit.
2.Refer to Additional Information, page 157, Note 2 for a further discussion of ROE.
3.ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 154.
4.Refer to Additional Information, page 157, Note 3 for a further discussion of CET1 Ratio.
5.Refer to Additional Information, page 157, Note 4 for a further discussion of Efficiency Ratio.
6.Absolute and relative TSR for relevant periods based on S&P Global Market Intelligence/S&P Capital IQ Pro data using single-day methodology for both start and end points. Relative TSR based on the Financial Performance Peer Group, which is discussed in more detail under Additional Information, page 157, Note 6.

66	Wells Fargo & Co.

Executive Compensation
Non-Financial Performance
The HRC also evaluated 2023 performance on several key non-financial goals.

Risk, Regulatory, & Control
•Continued to advance work to address legacy issues, including ongoing engagement with regulators to review progress.
•Streamlined multiple enterprise risk management programs allowing for improved integration into business processes.
•Implemented enhanced Issue Management program to support consistent governance of issues across the Company, including a new operating model and issue management tool.
•Enhanced Insider Threat and Conflicts of Interest Programs by expanding scope and strengthening controls, and improving root cause analysis timeliness.
•Continued to embed risk management within the Company’s culture, delivering second iteration of Leading with a Risk Mindset in-person training for our top leaders.

Customer Centric Culture & Conduct
•Provided products to help customers avoid overdraft fees and meet short-term cash needs: over 3.2 million Clear Access BankingSM accounts, our checking account with no overdraft fees; and originated over 350,000 new Flex Loan accounts, a digital only, small dollar, short-term credit product.
•Introduced HOPE Inside Centers in 15 markets now supporting 57 retail branches that provide financial education workshops and free one-on-one coaching.
•Exceeded our $150 million Special Purpose Credit Program commitment to advance racial equity in homeownership, helping customers refinance their mortgages to below market rate loans with reduced closing costs.
•Launched $10,000 Homebuyer AccessSM grants that will be applied toward the down payment for eligible homebuyers who currently live in or are purchasing homes in certain underserved communities.
•Entered into a strategic relationship with Centerbridge Partners to create Overland Advisors, which is focused on direct lending to middle market customers in Commercial Banking, thereby expanding their financing options.

Talent & Leadership
•Continued focus on developing strong executive leadership team, with two out of the 15 Operating Committee members new to their roles in 2023 – CEO of Consumer, Small and Business Banking and head of Technology – both filled internally.
•Continued focus and discipline to increase diverse representation and enhance a culture of inclusion across the Company.
•Expanded Neurodiversity Program, providing an alternative hiring path for those with autism spectrum disorder, attention deficit hyperactivity disorder or dyslexia, from technology operations to corporate finance, investment banking and other operations.
•Enhanced Early Careers Programs to accelerate early talent development, with a goal to advance diversity and inclusion efforts, focused on the development of future leaders.

2024 Proxy Statement	67

Executive Compensation

Technology & Innovation
•Completed full rollout of FargoTM, our AI-powered virtual assistant that includes a Spanish language capability, which had over 21.3 million interactions.
•Launched LifeSync®, our personalized digital approach to aligning customers' goals with their money, to all consumer customers.
•Relaunched WellsTrade®, our do-it-yourself investing platform, making it easier for customers to invest by expanding capabilities and streamlining the account opening process.
•Expanded capabilities of VantageSM, our digital banking platform, to all Commercial Banking and Corporate and Investment Banking clients of the prior web version, as well as added new clients to the platform.
•Launched a single instant payments API which brings interoperability and simplicity to instant payments through a single solution for both FedNow Instant and TCH Real-Time Payments.

Operational Excellence
•Continued to execute on our multi-year efficiency initiatives with approximately $10 billion in gross expense savings realized since 2021.
•Continued to execute on initiatives that improve efficiencies through process simplification, automation, and technology modernization.
•Strengthened Operations leadership with the appointment of new Head of Global Operations and three new group leaders, and implemented Operations Leadership Council meetings to drive service delivery synergies.
•Began to deploy and deliver new integrated and modernized Operations platforms, including payments and lending.

ESG (including DE&I and Community Engagement)
•Released a supplement to CO2eMissionSM, Wells Fargo’s net-zero alignment and target-setting methodology, which included our 2030 portfolio targets for three additional sectors — Automotive, Steel, and Aviation.
•Set refreshed operational sustainability goals for 2030. These goals include reducing greenhouse gas emissions from 2019 levels by 70%, energy usage and waste by 50%, and water usage by 45%; and transitioning to long-term contracts for new renewable sources to match 100% of annual purchased electricity needs.
•Published our second annual DE&I Report highlighting internal progress and external work supporting underserved communities, and completed and published the third-party REA.
•Announced the Invest Native Initiative, a $20 million commitment to advance economic opportunities in Native communities, and have already announced nearly $11 million in grants to 28 organizations across six states.
•Donated approximately $300 million to over 3,000 nonprofits in support of housing, small business, financial health, sustainability and other community needs
•Announced a 10-year strategic partnership with T.D. Jakes Group that could result in up to $1 billion in capital and financing, as well as grants, to build inclusive communities.
•Committed $25 million for UnidosUS community-focused programs and nonprofit affiliate partners to advance Latino homeownership, of which $10 million will support the development of the HOME (Home Ownership Means Equity) initiative.

After reviewing the Company’s key financial performance measures, the HRC recognized the Company delivered solid performance despite industry challenges, including bank failures, and considered the notable items that occurred during 2022 and 2023 in assessing the Company’s underlying financial performance for the purposes of compensation decisions. The HRC also evaluated the Company’s key non-financial performance and recognized that the Company continued to execute on its strategic priorities and made significant progress on the Company’s risk, regulatory, and control commitments. The HRC further acknowledged the Company’s continued support and investment in its customers, communities, and employees, through activities and achievements to advance the Company’s non-financial goals. Based on the financial and non-financial performance outcomes discussed above, the HRC assigned a Company achievement level of 110% for 2023.

68	Wells Fargo & Co.

Executive Compensation

Charles W. Scharf	Chief Executive Officer and President	2023 Total Compensation
As the Chief Executive Officer and President of Wells Fargo, Mr. Scharf is responsible for all aspects of the Company’s strategy and performance. Therefore, the HRC determined that 65% of Mr. Scharf’s variable compensation should be determined by overall Company performance and 35% by Mr. Scharf’s individual performance.
In determining Mr. Scharf’s variable compensation, the HRC and the Board evaluated Mr. Scharf’s performance against specific goals established in early 2023. The performance highlights summarized below reflect areas of focus related to those specific goals.

Categories of Goals	2023 Performance Highlights

Risk, Regulatory, & Control Execute against milestones to reduce outstanding regulatory deliverables, and continue to strengthen risk and control infrastructure
•Continued to enhance discipline to advance work on legacy issues, with ongoing engagement with regulators to review progress.
•Continued to strengthen the Company’s risk and control infrastructure, including streamlined enterprise risk management programs, stronger issue management program, increased front line ownership of risks, and progress advancing risk mindset into the Company culture.
•Continued to drive a culture of proactive, responsive and transparent interactions with regulators.

Financial Deliver financial results and make progress on efficiency initiatives
•Grew net income and diluted earnings per share, with higher revenue and lower noninterest expenses.
•Returned significant amount of capital to our shareholders, increasing common stock dividend and repurchasing common stock.
•Continued to streamline and right-size the Company, executing on multi-year initiatives that improve efficiencies through process simplification, automation, and technology modernization, bringing the total gross expense saves since 2021 to approximately $10 billion.
•Invested across the Company including in Corporate and Investment Banking where revenue grew 26% from a year ago and our investment banking and trading market shares increased.

Strategy, Technology, & Innovation Execute against key strategic priorities, including multi-year technology plan, for how we serve our customers and communities and drive operational excellence
•Invested in business and introduced new products and services, which included investing in digital platforms in both consumer and wholesale businesses, introducing two new credit cards to serve our consumers’ needs, and entering a new strategic partnership to provide direct lending to Commercial Banking middle market customers.
•Invested in the communities we serve, including donations to nonprofits in support of housing, small business, financial health, sustainability and other community needs, strengthened local communities through volunteer service, and launched a strategic partnership to provide capital and financing, as well as grants, to build inclusive communities.
•Continued to evaluate business not in sync with strategic priorities to sharpen our focus on our core business.
•Advanced our ESG priorities through sustainable finance activities towards our goal to deploy $500 billion in sustainable finance by 2030, refreshed operational sustainability goals for 2030, and released a supplement to CO2eMissionSM, Wells Fargo’s net-zero alignment and target-setting methodology.

2024 Proxy Statement	69

Executive Compensation

Categories of Goals	2023 Performance Highlights

Talent, Leadership, & Culture (including DE&I) Advance talent management and diverse representation strategy, and manage with clear, transparent, and consistent communication
•Successfully led the Company through industry challenges, including regional bank failures and the resulting volatility.
•Continued to strengthen the leadership teams and attract top talent across the industry, including succession readiness, with two of the 15 Operating Committee members new to their roles in 2023, both filled internally.
•Demonstrated and delivered measurable results towards advancing our DE&I commitments, publishing our second annual DE&I Report highlighting internal progress and external work supporting underserved communities, and published the third-party REA.
•Continued efforts to growing and sustaining initiatives focused on increasing diverse representation, career development and mobility, and retention, including Glide - Relaunch returnship and Building Organizational Leadership Diversity (BOLD) program.

Individual Performance Achievement Level	120%
As mentioned previously, target total compensation for performance year 2023 of $27 million remained unchanged from prior year. The HRC, in determining Mr. Scharf’s individual achievement level of 120%, noted his strong leadership in: improving the financial performance of the Company, including driving increased efficiency and capital return to shareholders; bringing sustained focus to strengthening the Company’s risk and control infrastructure, with significant progress over the past year; enabling Wells Fargo to be a source of strength during the 2023 regional banking crisis; continuing to invest in the communities we serve; and investing in our businesses to drive growth and higher returns through a number of key initiatives.
Similar to last year, prior to the HRC reaching its recommendation, Mr. Scharf discussed with the Chair of the HRC and asked the HRC to exercise negative discretion. Despite the improved performance of the Company and the significant progress made, Mr. Scharf continues to believe negative discretion is appropriate to emphasize that more work remains ahead.
The HRC agreed and recommended to the Board total compensation of $29 million, which is lower than the $30.3 million that would have otherwise been delivered under the executive compensation program. The Board approved the recommendation. In taking this action, the Board expressed strong confidence in Mr. Scharf’s leadership in driving the continued transformation of Wells Fargo and recognized his clear commitment to delivering on behalf the Company’s shareholders, customers, employees, and other stakeholders.
2023 Total Variable Compensation

Company Performance			Individual Performance			Total Performance Achievement		Target Variable Compensation		Total Variable Compensation
Weighting	Achievement		Weighting	Achievement

65% x 110%		+	35% x 120%		=	113.5%	x	$24.5M	=	$27.8M

					Negative Discretion Exercised by the Board					- $1.3M

					Final 2023 Total Variable Compensation					$26.5M

70	Wells Fargo & Co.

Executive Compensation

Michael P. Santomassimo	Senior EVP, Chief Financial Officer	2023 Total Compensation
As Chief Financial Officer, Mr. Santomassimo is responsible for the Company’s financial management functions, including accounting and control, financial planning and analysis, investor relations, asset liability management, treasury, and tax.
In determining Mr. Santomassimo’s 2023 variable compensation award, the HRC focused on the performance below.

Categories of Goals	2023 Performance Highlights

Risk, Regulatory, & Control Execute against milestones to reduce outstanding regulatory deliverables, and continue to strengthen risk and control infrastructure
•Demonstrated commitment to timely remediation by setting expectations that Finance and businesses provide sufficient resources to meet completion dates; strong supporter of risk and control investments.
•Promotes a strong risk tone and culture in his organization, includes risk partners in management routines, and holds team and partners to high standards and execution quality.
•Partnered with independent risk management (IRM) to manage through the bank industry liquidity volatility early in 2023, and to address shifting regulatory requirements from bank failures.

Financial Deliver financial results and make progress on efficiency initiatives
•Delivered solid financial results, managing through difficult 2023 market and economic environment, with a focus on efficiency and strong credit discipline:
–Grew net income and diluted earnings per share, with higher revenue and lower noninterest expenses.
–Returned significant amount of capital to our shareholders, increasing common stock dividend and repurchasing common stock.
–Effectively navigated 2023 regional bank failures and managed capital and liquidity levels well above our regulatory minimum and buffers; CET1 ratio of 11.4%; liquidity coverage ratio of 125%.
–Effectively managed expenses across the Company, and advanced multi-year efficiency plans, with approximately $10 billion in gross expense saves in the past three years.

Strategy, Technology, & Innovation Execute against key strategic priorities, including multi-year technology plan, for how we serve our customers and communities and drive operational excellence
•Continued to deliver core technology platforms and automated data sourcing for long term efficiencies, reducing manual work and complexity in the operating environment, including:
–Simplified and automated multiple forecasting tools and processes.
–Re-engineered multiple financial packages to improve efficiency and effectiveness.
–Implemented external reporting improvements for regulatory reporting.
–Launched new trade order management system and completed additional trading system improvements.

2024 Proxy Statement	71

Executive Compensation

Talent, Leadership, & Culture (including DE&I) Advance talent management and diverse representation strategy, and manage with clear, transparent, and consistent communication
•Enhanced Finance Academy to provide career development opportunities to all employees, with custom learning paths developed containing courses with a major focus on technical content and upskilling.
•Continued to drive actions to increase employee engagement across Finance, including the “Conversations over Coffee” series focused on professional development, strategic leadership/partnership and education, a monthly recognition event, and by hosting local community events and networking sessions across Finance locations.
•Made progress advancing DE&I priorities, including neurodiversity programs, and with continued focus needed to increase representation for underrepresented groups across senior leaders in Finance; co-Executive Sponsor of Black/African American Connection Employee Resource Network.

Individual Performance Achievement Level	130%
As mentioned previously, target total compensation for performance year 2023 of $11 million remained unchanged from prior year. The HRC, in determining Mr. Santomassimo’s individual performance achievement level of 130%, evaluated the Company’s financial results considering the 2023 market and economic environment, including successful navigation of the regional banking crisis, and the Company’s financial strength. In addition, the HRC recognized Mr. Santomassimo’s leadership across several strategic priorities, which included: advancing work to enhance risk and control environment, and meeting regulatory commitments, including ensuring sufficient resources to meet completion dates; driving the right balance between efficiency and growth initiatives; and advancing DE&I priorities. In addition, Mr. Santomassimo continued to manage asset cap tradeoffs and prioritize activities across the Company to preserve value.
2023 Total Variable Compensation

Company Performance			Individual Performance			Total Performance Achievement		Target Variable Compensation		Total Variable Compensation
Weighting	Achievement		Weighting	Achievement

50% x 110%		+	50% x 130%		=	120.0%	x	$9.25M	=	$11.1M

72	Wells Fargo & Co.

Executive Compensation

Jonathan G. Weiss	Senior EVP, CEO of Corporate and Investment Banking	2023 Total Compensation
As CEO of Corporate and Investment Banking (CIB), Mr. Weiss is responsible for a comprehensive suite of capital markets, banking, and financial products and services to corporate, commercial real estate, government, and institutional clients globally.
In determining Mr. Weiss’s 2023 variable compensation award, the HRC focused on the performance below.

Categories of Goals	2023 Performance Highlights

Risk, Regulatory, & Control Execute against milestones to reduce outstanding regulatory deliverables, and continue to strengthen risk and control infrastructure
•Demonstrated an appropriate balance between risk and return, with strong focus on growth within existing risk appetite, and aligned appropriate resources and support dedicated to execution of regulatory deliverables.
• Set strong expectations of risk management within CIB, challenging resolution of risk issues and held people accountable; led or actively engaged in risk management forums.
•Regularly engaged with IRM leadership team to address status of key risk items, and discuss issues and resolution plans.

Financial Deliver financial results and make progress on efficiency initiatives
•Executed against CIB’s long-term business plan, including focus on gaining market share and optimizing its balance sheet, delivering solid financial results:
–Total revenue of $19.2 billion.
–Noninterest expense of $8.6 billion.
–Net income of $6.4 billion.
–Return on allocated capital of 13.8% and efficiency ratio of 45%.
–Average loan balances of $292 billion and average deposits of $162 billion.

Strategy, Technology, & Innovation Execute against key strategic priorities, including multi-year technology plan, for how we serve our customers and communities and drive operational excellence
•Continued refining and executing CIB’s strategic plan and corresponding strategic initiatives, to diversify portfolio and optimize balance sheet, while increasing market share in investment banking and trading.
•Expanded capabilities of VantageSM, our digital banking platform, to all CIB clients of the prior web version, as well as added new clients to the platform.
•Partnered on launch of a single instant payments API, which brings interoperability and simplicity to instant payments.
•Provided support and data for reporting of the Company’s ESG goals, and advised on 2030 target setting for the Automotive, Steel, and Aviation sectors.

Talent, Leadership, & Culture (including DE&I) Advance talent management and diverse representation strategy, and manage with clear, transparent, and consistent communication
•Made strategic hires and promotions in key leadership positions, which put CIB in the right position for future growth, as part of continued focus on talent and succession planning.
•Continued to support and prioritize CIB activities that support increasing employee engagement, including recognition events, volunteer campaigns, and mentoring program.
•Made progress advancing DE&I priorities, including equity and inclusion efforts through various programs, and increased representation for underrepresented groups across senior leaders in CIB; Executive Sponsor of Pride Connection Employee Resource Network.

2024 Proxy Statement	73

Executive Compensation

Individual Performance Achievement Level	105%
Business Performance Achievement Level	105%
As mentioned previously, target total compensation for performance year 2023 of $14 million remained unchanged from prior year. The HRC, in determining Mr. Weiss’s individual performance achievement level of 105%, and business performance achievement of 105%, evaluated CIB’s financial performance and Mr. Weiss’ non-financial performance. In particular, the HRC considered CIB’s relatively strong performance, with YoY growth in revenue and net income, continued focus on expenses to decrease CIB’s efficiency ratio, and continued to maintain market leading positions in key businesses while increasing market share in investment banking and trading. In addition, the HRC recognized Mr. Weiss’ leadership across several strategic priorities, which included: refining and executing against CIB’s long-term business plan, including demonstrating an appropriate balance between risk and return during use of company balance sheet; filling key leadership roles to position CIB for growth; driving action and accountability to advance the risk and control environment, including aligning appropriate resources and support to execution of regulatory deliverables; and advancing DE&I and ESG priorities.
2023 Total Variable Compensation

Company Performance			Business Performance			Individual Performance			Total Performance Achievement		Target Variable Compensation		Total Variable Compensation
Weighting	Achievement		Weighting	Achievement		Weighting	Achievement

30% x 110%		+	20% x 105%		+	50% x 105%		=	106.5%	x	$12.25M	=	$13.0M

74	Wells Fargo & Co.

Executive Compensation

Scott E. Powell	Senior EVP, Chief Operating Officer	2023 Total Compensation
As the Chief Operating Officer, Mr. Powell is responsible for operations, control management, business continuity and resiliency, regulatory, customer complaints management and remediation, conduct management, enterprise shared services, supply chain management, and the corporate properties group.
In determining Mr. Powell’s 2023 variable compensation award, the HRC focused on the performance below.

Categories of Goals	2023 Performance Highlights

Risk, Regulatory, & Control Execute against milestones to reduce outstanding regulatory deliverables, and continue to strengthen risk and control infrastructure
•Set the tone for the entire Company on the risk and control buildout, driving front-line improvements to risk and control implementation and quality, and partnering closely with control partners, IRM and Internal Audit.
• Implemented enhanced Issue Management program to support consistent governance of all issues across the Company, including a new operating model and issue management tool.
• Enhanced Insider Threat and Conflicts of Interest Programs by expanding scope and strengthening controls.
•Delivered second iteration of Leading with a Risk Mindset, an in-person training to our top leaders to help equip leaders to drive risk culture.

Financial Deliver financial results and make progress on efficiency initiatives
•Delivered on expense reduction through active management and targeted initiatives, including:
–Reduced third-party spend, resulting in lower professional and outside services expense from prior year.
–Made progress in optimizing real estate portfolio, including a reduction of non-retail properties.

Strategy, Technology, & Innovation Execute against key strategic priorities, including multi-year technology plan, for how we serve our customers and communities and drive operational excellence
•Enhanced COO strategic planning to align investments to strategic priorities and define benefits, and established regular technology portfolio reviews to track progress.
•Began to deploy and deliver new integrated and modernized Operations platforms, including payments and lending.
•Enhanced front-line risk data and reporting platforms to enable automation and streamlining of risk reporting.

Talent, Leadership, & Culture (including DE&I) Advance talent management and diverse representation strategy, and manage with clear, transparent, and consistent communication
•Strengthened Operations leadership with the appointment of a new Head of Global Operations, three new group leaders, and implemented Operations Leadership Council meetings to drive service delivery synergies.
•Continued to drive employee engagement across COO, hosting town halls and connecting with employees across COO in-person via various forums, and implemented career pathing pilot to enhance career mobility, grow talent and improve retention.
•Made progress advancing DE&I priorities, including sponsoring COO neurodiversity program and creation of new Chief Accessibility Officer role for the Company, and continued to increase representation for underrepresented groups across senior leaders in COO; co-Executive Sponsor of Disability Connection Employee Resource Network.

2024 Proxy Statement	75

Executive Compensation

Individual Performance Achievement Level	120%
As mentioned previously, target total compensation for performance year 2023 of $10 million remained unchanged from prior year. The HRC, in determining Mr. Powell’s individual performance achievement level of 120%, considered the continued progress on the risk and control buildout, driving front-line improvements to risk and control implementation, enhancements to the Issue Management, Insider Threat, and Conflicts of Interest Programs, and delivering the second iteration of in-person training to our top leaders to help equip them to drive risk culture. The HRC also recognized Mr. Powell’s leadership across several strategic priorities, which included: aligning COO investments with strategic priorities and defined benefits; delivering a new modernized Operations platform and strengthening Operations leadership, with a focus on reducing risk and driving a more consistent customer experience; and continued advancing DE&I priorities, including sponsoring the creation of the Company’s Chief Accessibility Officer role.
2023 Total Variable Compensation

Company Performance			Individual Performance			Total Performance Achievement		Target Variable Compensation		Total Variable Compensation
Weighting	Achievement		Weighting	Achievement

50% x 110%		+	50% x 120%		=	115.0%	x	$8.25M	=	$9.5M

76	Wells Fargo & Co.

Executive Compensation

Barry Sommers	Senior EVP, CEO of Wealth & Investment Management	2023 Total Compensation
As CEO of Wealth & Investment Management (WIM), Mr. Sommers is responsible for a full range of wealth management, investment, planning, and retirement products and services to clients through U.S.-based businesses including Wells Fargo Private Bank, Wells Fargo Advisors, and Wells Fargo Investment Institute.
In determining Mr. Sommers’ 2023 variable compensation award, the HRC focused on the performance below.

Categories of Goals	2023 Performance Highlights

Risk, Regulatory, & Control Execute against milestones to reduce outstanding regulatory deliverables, and continue to strengthen risk and control infrastructure
•Established a culture of strong risk ownership and accountability within WIM by setting a tone at the top, including expectations for his leaders to identify, understand, escalate and work with appropriate urgency to address risk issues and events.
• Accessible and responsive to each of the key risk partners for his business, includes them in staff and leadership meetings, and engages and questions his leadership team and risk partners to identify and address material risks.
•Continued to drive focus on risk and regulatory environment, leading successful execution against top priorities.

Financial Deliver financial results and make progress on efficiency initiatives
•Continued focus on advisor recruiting, improved net asset flows and delivered on expense efficiency initiatives, resulting in the following financial results:
–Total revenue of $14.7 billion.
–Noninterest expense of $12.1 billion.
–Net income of $2.0 billion.
–Return on allocated capital of 30.7% and efficiency ratio of 82%.
–Client assets of $2.1 trillion.

Strategy, Technology, & Innovation Execute against key strategic priorities, including multi-year technology plan, for how we serve our customers and communities and drive operational excellence
•Continued to managed WIM in a focused way, with improvements in client and advisor experience, including:
–Delivered the first phases of the digital account opening tool.
–Relaunched WellsTrade® with enhancements providing customers the ability to buy fractions of companies in the Wells Fargo Mobile® app and for after-hours trading.
–Launched a new client review center providing financial advisors with an enhanced, single client reporting tool.
–Launched the Priority Credit Line to help clients meet personal or business cash-flow needs.

Talent, Leadership, & Culture (including DE&I) Advance talent management and diverse representation strategy, and manage with clear, transparent, and consistent communication
•Drove organizational changes within WIM to sharpen market focus and increase efficiency, and implemented a more disciplined process to attract financial advisor talent across all channels.
•Executed on multiple components of communication strategy to drive cultural change in WIM, to achieve its vision for a simplified operating model to create a more streamlined and client focused organization.
•Made progress advancing DE&I priorities, including hosting diverse financial advisor summits, with continued focus needed to increase representation for underrepresented groups across senior leaders in WIM; co-Executive Sponsor of Women’s Connection Employee Resource Network.

2024 Proxy Statement	77

Executive Compensation

Individual Performance Achievement Level	100%
Business Performance Achievement Level	100%
As mentioned previously, the HRC approved a new target total compensation of $10 million for performance year 2023, compared to prior year target total compensation of $9 million. The HRC, in determining Mr. Sommers’ individual performance achievement level of 100%, and business performance achievement of 100%, evaluated WIM’s financial performance and Mr. Sommers’ non-financial performance. In particular, the HRC considered WIM’s growth in client assets, improved return on allocated capital, and increase in noninterest expense due to higher revenue-related compensation, severance expense and operating costs, partially offset by the impact of efficiency initiatives. In addition, the HRC recognized Mr. Sommers’ leadership across several strategic priorities, which included: driving change for a simplified WIM operating model to create a more streamlined and client focused organization, with improvements in advisor and client experience; focus on attracting financial advisor talent; continuing to drive focus on risk and regulatory environment to execute against top priorities; and continuing to advance the Company’s DE&I priorities.
2023 Total Variable Compensation

Company Performance			Business Performance			Individual Performance			Total Performance Achievement		Target Variable Compensation		Total Variable Compensation
Weighting	Achievement		Weighting	Achievement		Weighting	Achievement

30% x 110%		+	20% x 100%		+	50% x 100%		=	103.0%	x	$8.25M	=	$8.5M

78	Wells Fargo & Co.

Executive Compensation
Long-Term Equity Compensation
Long-Term Equity
Similar to the annual cash bonus determination, long-term equity awards are determined as a percentage of total variable compensation. The HRC grants PSAs and RSRs to promote long-term performance and risk accountability. These objectives are achieved by subjecting long-term equity awards to our Clawback Policies, as applicable. The value ultimately realized from any long-term equity grant is also a function of the number of shares that vest and our stock price at the time of vesting and settlement. Finally, PSAs carry additional performance requirements tied to our absolute and relative ROTCE and a TSR modifier based on our performance relative to our Financial Performance Peer Group over a three-year performance period.
Consistent with last year, absolute and relative ROTCE are the primary performance conditions in our PSAs. Effective for PSAs granted in 2024 for 2023 performance, the HRC again increased the absolute ROTCE performance required to achieve the target and maximum payout levels. Finally, the HRC continued to apply an award payout modifier of +/-20% based on our relative TSR over the three-year performance period. The TSR modifier has been included in PSAs granted since 2022 and supports management accountability for our relative stock price performance at the end of the performance period for which an award is earned.
2024 PSA Program
Our PSA program appropriately balances the importance of absolute and relative performance while maintaining rigorous performance targets. The key features of our 2024 PSA program, for the awards granted in 2024 for 2023 performance, include:

Award Level	•Determined based on 2023 Company, individual and, as applicable, business performance. •Represents 65% of long-term equity for CEO and 50% for other NEOs.

Performance Metrics
•The number of PSAs earned at the end of the performance period is based on the achievement of three-year average absolute ROTCE (weighted 75%) and three-year average relative ROTCE (weighted 25%) as set forth below.

Absolute ROTCE		Payout	Relative ROTCE	Payout

<5.0%		0%	<25th percentile	0%
5.0%		50%	25th percentile	50%
12.5%	Increased 50 basis points from prior year	100%	50th percentile	100%
13.5%		125%	≥75th percentile	150%
≥14.5%		150%

Both payout scales use linear interpolation between defined performance and payout levels.

2024 Proxy Statement	79

Executive Compensation

Additional Performance Conditions
•TSR[1] performance modifier, which adjusts the ultimate payout by 20% (positively or negatively) if relative TSR results are in the top quartile or bottom quartile, respectively.
•Payout is capped at 150% of target, and there will be no upward adjustment if our absolute TSR over the three-year performance period is negative.
•For any year in the performance period that our Company incurs a Net Operating Loss (NOL)[2], the target number of PSAs will be reduced by one third.

Vesting Period	•PSAs cliff vest after a three-year performance period aligning with long-term shareholder interests.

Risk Balancing Features	•Awards are subject to reduction, forfeiture, and clawback under the Company’s Clawback Policies, as applicable

1.Refer to Additional Information, Note 6 for a further discussion of TSR.
2.Refer to Additional Information, Note 5 for a further discussion of NOL.
2021 PSA Payout
The HRC certified payout of the 2021 PSAs in the first quarter of 2024, following the completion of the three-year performance period on December 31, 2023.

Absolute ROTCE	Payout
≥12%	125% to 150%
8 to <12%	90% to <125%	Payout	137%
5 to <8%	50% to <90%
<5%	0%
In accordance with the design of the 2021 PSAs, because the Company achieved an ROTCE of 12% or higher during the performance period and TSR was above the median of the Financial Performance Peer Group and there was no net operating loss for any year during the performance period, the HRC determines the final payout between 125% and 150%.
During the performance period of 2021 – 2023, the Company achieved higher than 12% ROTCE on both an adjusted and un-adjusted basis. Adjustments were made in accordance with the Long-Term Incentive Compensation Plan and applicable award agreement. For 2021, Company performance was adjusted for reversals of credit loss reserves taken in 2020. For 2022, Company performance was adjusted for operating losses in the third and fourth quarters of 2022. For 2023, Company performance was adjusted for the FDIC special assessment. In addition, pursuant to the terms of the offer letter, the ROTCE results for PSAs awarded to Mr. Scharf were also adjusted to exclude the impact of any penalties or other charges related to litigation, investigations, or examinations arising out of retail sales practices of the Company, or arising out of other material regulatory matters related to the conduct of the Company, in each case during periods prior to Mr. Scharf’s commencement of employment with Wells Fargo. Based on this analysis, the HRC certified payout at 137% of target for each of our NEOs.

80	Wells Fargo & Co.

Executive Compensation
Compensation Policies and Practices
Risk Management and Accountability
Our executive compensation program reinforces effective risk management through risk-balancing features that discourage and mitigate excessive risk-taking and an accountability framework that, under defined conditions, enables the reduction, forfeiture, or clawback of compensation in the event NEOs’ actions, or inactions, result in specified negative outcomes for our Company.
To discourage imprudent risk-taking, the Company has embedded risk-balancing features throughout our executive compensation program. Additional information on our stock ownership requirements and anti-hedging/pledging policies are included in the Stock Ownership Policy and Stock Ownership Requirements and Other Policies sections of this proxy statement.
Risk-Balancing Features

Pay Mix
•Appropriately balanced mix of base salary, annual cash bonus, and long-term equity
•Base salaries provide fixed compensation, not subject to achievement of annual goals
•Variable compensation (annual cash bonus and long-term equity) provides compensation opportunities measured by achievement of financial and non-financial performance goals, including risk outcomes

Performance Metrics	•Used to encourage focus on sustained and holistic overall Company performance •Use of ROTCE performance measure in PSAs

Performance Goals	•Approved by our HRC and support our pay-for-performance philosophy •Use of goals that span across Company and individual performance, including risk

Long-Term Equity Awards
•Designed to align management and shareholder interests by providing vehicles for NEOs to accumulate and maintain an ownership position in the Company
•Multi-year vesting with new awards granted each year to encourage continued retention, shareholder alignment, and accountability for risk-based performance outcomes
•PSA payout is based on achievement of financial performance metrics over a 3-year period following grant (or “re-earned”), and capped at 150% of target

Risk Mitigation Policies	•Clawback Policies • Stock Ownership Policy for NEOs • Anti-hedging and pledging policies

2024 Proxy Statement	81

Executive Compensation
Stock Ownership Policy
The HRC relies on long-term equity awards to help attain our executive compensation principles, and our stock ownership policy to provide a consistent methodology for evaluating the ongoing effectiveness of our long-term equity awards to:
•Align our executives with long-term shareholder interests by ensuring that a meaningful amount of the compensation they earn now and in the future is determined by our total return to shareholders;
•Retain our executives with annual grants of long-term stock awards with overlapping three-year periods; and
•Create meaningful accountability for effective risk management since vested and unvested long-term stock awards are subject to forfeiture or clawback.

Retention Requirement
Executive officer	Minimum ownership level	Until minimum level is met	After minimum level is met
CEO	6x base salary	75% of net vested shares	50% of net vested shares
Other NEOs	3x base salary	75% of net vested shares	50% of net vested shares
Shares counted toward ownership include shares owned outright, as well as shares (and share equivalents) held in the Company 401(k) Plan, Supplemental 401(k) Plan, Deferred Compensation Plan, Direct Purchase and Dividend Reinvestment Plan, and shares owned by an executive officer’s spouse. In addition, 50% of unvested RSRs and target PSAs count toward ownership, which we believe supports a comprehensive assessment of our long-term equity strategy against the previously identified principles.
To further enhance the effectiveness of the Stock Ownership Policy, the HRC added a five-year compliance period. NEOs must attain their minimum ownership level within five full calendar years from the later of the effective date of the policy or appointment to an executive officer role. Compliance with these stock ownership requirements is calculated annually and reported to the HRC.
The retention requirement applies to each of the NEOs for the duration of their time as an executive officer and for one year after retirement. As of December 31, 2023, all NEOs were in compliance with the Stock Ownership Policy.
Clawback Policies
The Company’s Clawback and Forfeiture Policy (Policy) is designed to encourage the creation of long-term, sustainable performance and to discourage our NEOs from taking unnecessary or inappropriate risks that would negatively impact our Company or harm our customers. The Policy enables the HRC and the Board to hold NEOs accountable:
•During and immediately prior to vesting when risk-based performance and other considerations can reduce or eliminate the number of shares ultimately earned.
•Subsequent to vesting when shares earned remain subject to clawback.
A summary of the compensation-related actions the Company can take under the Policy is set forth below:

Trigger	Description	Compensation Impacted	Clawback	Forfeit

Financial Restatement/ Inaccurate Performance Metrics
•Amount of the award that was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement)
•Amount of the award that was based upon one or more materially inaccurate performance metrics
Equity/Cash

Misconduct	•Employee engages in misconduct or commits an error that causes material financial or reputational harm	Equity/Cash
	•Any conduct that constitutes grounds to terminate for cause	Equity

Risk Management Failure	•Failure through willful misconduct or gross negligence to identify, escalate, monitor, or manage, on a timely basis, material risks	Equity

Resolution of Outstanding Regulatory Matters (PSAs only)	•Failure of the employee to achieve progress on resolving outstanding consent orders and/or other regulatory matters	Equity

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Executive Compensation
Clawback applies to the most recent incentive compensation that has been vested and/or paid, so long as such payment(s) have taken place within five years from when the HRC approves a clawback.
In 2023, the HRC approved the Mandatory Clawback Policy, as required under Rule 10D-1 of the Securities Exchange Act of 1934. The policy provides for the recoupment of erroneously awarded excess incentive-based compensation in the event of certain accounting restatements and applies to both current and former Section 16 officers.
Deferred Compensation and Other Benefits
NEOs are eligible to participate in the same benefit programs generally available to all employees, including health, disability, and other benefits, and our Company 401(k) plan. Our Company matched up to 6% of eligible 401(k) Plan participants’ certified compensation (subject to Internal Revenue Service (IRS) limits) during 2023.
NEOs and certain other highly compensated team members are also eligible to participate in our Deferred Compensation Plan. This plan provides for supplemental Company matching contributions for any compensation deferred into the plan in excess of the IRS limits that apply to the 401(k) Plan by participants, that otherwise would have been eligible for a matching contribution under our Company’s 401(k) Plan.
The HRC believes these programs are similar to, and competitive with, those offered by our Labor Market Peer Group. We provide information about the benefits under these plans in the Summary Compensation and Non-Qualified Deferred Compensation tables and related narrative.
Perquisites
The HRC has intentionally limited perquisites for our NEOs. The HRC may approve security measures, including residential physical and cyber security systems and services, if determined to be in the business interests of our Company for the safety and security of our executives and our Company’s information. The Company determined that, for security purposes, Mr. Scharf, our CEO, should implement and maintain residential physical and cyber security and the Company has agreed to pay for such security. The Company has also provided each other NEO a $50,000 one-time allowance for purposes of assessing and implementing residential physical and cyber security improvements and $5,000 annually for ongoing maintenance of residential physical and cyber security systems. Based upon a security assessment conducted in 2022 by an independent security consultant with respect to the CEO, the Company also determined that, for security purposes, Mr. Scharf, our CEO, should avoid traveling by commercial ground transport or aircraft. We provide a car and driver to Mr. Scharf for business travel, commuting, and personal use. Mr. Scharf has agreed to reimburse us for the incremental cost of any use of the car and driver other than for business travel and commuting. In addition, the HRC has approved Mr. Scharf’s use of the corporate aircraft for personal flights in an amount of incremental cost not to exceed $200,000 annually. Mr. Scharf has agreed to reimburse us for the incremental cost of his personal use of the corporate aircraft which exceeds this $200,000 annual limit. We may pay the cost for a NEO’s spouse to accompany the NEO on business-related travel, typically to attend a Wells Fargo business-related event where spousal attendance is expected or customary.
Other Compensation
As part of our efforts to build out the senior management team and to attract and retain top executive talent, we may provide sign-on bonuses and buy-out equity awards for new hires. New hire sign-on bonuses and buy-out equity awards are an effective means of making up for compensation opportunities executives forfeit when they leave a former employer to join the Company. We typically require executives to return all or a portion of their sign-on bonus if, within a certain period after joining us, they voluntarily leave the Company or are involuntarily terminated by the Company for cause. New hire equity awards are used to incentivize executives to join without unnecessarily increasing annual compensation levels. These awards are generally subject to a time-based vesting period and such other terms and conditions as the HRC determines to be appropriate.

2024 Proxy Statement	83

Executive Compensation
Compensation Governance Oversight
The HRC believes that strong governance and oversight of our executive compensation program is essential to the Company’s long-term success. To achieve this, the HRC is comprised of independent directors with human capital risk and human capital management experience and qualifications. They are informed by an independent compensation consultant, to make compensation decisions based on NEO performance and comparison of Labor Market Peer Group executive pay levels and pay practices, based on discussions throughout the year (in both regularly scheduled meetings and special meetings, as appropriate). Refer to the Human Resources Committee, within Board Committee Members and Oversight Responsibilities, for a list of key HRC oversight responsibilities and number of meetings each year.
Defining Roles for Effective Oversight of Compensation

Role of the HRC
•Oversees the Company’s performance management and incentive compensation programs
•Oversees performance goals set for NEOs, and approves goals for the CEO, to ensure that they are aligned with the Company’s strategic plan, risk appetite, and risk and control framework
•Evaluates Company results after the end of the performance year, considering financial and non-financial outcomes, consistency with the strategic plan and our risk appetite, prior year performance, and execution of key initiatives and other qualitative factors
•Assesses pay levels, using Labor Market Peer Group data as a reference point, in connection with its annual review of NEO compensation
•Evaluates NEO performance against their individual goals, and approves all compensation for the Company’s executive officers, including the NEOs

Role of the Independent Compensation Consultant
•Provides independent advice on executive compensation matters
•Advises on the design and disclosure of the compensation elements
•Reviews with the HRC the executive compensation program generally and as compared to those of the Labor Market Peer Group
•Advises the HRC on the reasonableness of the compensation levels compared to the Labor Market Peer Group and the appropriateness of the executive compensation program structure in supporting strategic priorities and in consideration of shareholder feedback

Role of Executive Management
•NEOs set goals tailored to their area of responsibility with a focus on supporting broader Company goals
•CEO evaluates other NEOs individual performance and makes recommendations regarding base salary and variable compensation to the HRC
•CRO assesses risk performance for NEOs, as input into evaluations by the CEO and the HRC
•Provide reporting to the HRC in support of their oversight responsibilities
•Escalate issues or concerns to the HRC, as needed

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Executive Compensation
Independent Compensation Consultant
The HRC is authorized to retain and obtain advice of legal, accounting, or other advisors at the Company’s expense without prior management or Board approval. For 2023, the HRC retained an independent compensation consultant, Meridian, to provide independent advice on executive compensation matters and advise on the design and disclosure of the compensation elements.
On an annual basis, the HRC reviews the services performed by, and the fees paid to Meridian. Upon conducting this review, the HRC determined that Meridian does no other work for our Company or management other than to provide consulting services to the GNC, HRC, and Board that are directly related to employee and non-employee director compensation. To help maintain the independence of any consultant retained by the HRC, the HRC is required under its charter to pre-approve all services performed for our Company by Meridian, other than the services performed for the GNC with respect to non-employee director compensation. The HRC assessed Meridian’s independence considering the NYSE listing standards and SEC rules and concluded that no conflict of interest or independence concerns exist.
Compensation Committee Report
In its capacity as the compensation committee of our Board, the HRC has reviewed and discussed with management the CD&A that immediately precedes this report. Based on this review and these discussions, the HRC has recommended to our Board that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
Members of the Human Resources Committee
Ronald L. Sargent, Chair
Steven D. Black
Wayne M. Hewett
Maria R. Morris

2024 Proxy Statement	85

Executive Compensation
Executive Compensation Tables
2023 Summary Compensation Table
The following table sets forth information about compensation paid, accrued, or awarded to the Company’s NEOs for the years indicated.

Name and Principal Position	Year	Salary	Bonus	Stock Awards[1,2]	Non-Equity Incentive Plan Compensation[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4,5]	All Other Compensation[6]	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Charles W. Scharf CEO and President	2023	2,500,000	—	16,634,168	6,625,000	—	207,030	25,966,198
	2022	2,500,000	—	16,634,175	5,365,854	—	142,497	24,642,526
	2021	2,500,000	—	13,485,052	5,365,854	—	—	21,350,906
Michael P. Santomassimo Senior EVP, CFO	2023	1,750,000	—	7,349,186	3,330,000	—	19,800	12,448,986
	2022	1,750,000	—	7,875,050	3,149,625	—	33,492	12,808,167
	2021	1,750,000	900,000	7,500,008	1,837,500	—	—	11,987,508
Jonathan G. Weiss Senior EVP, CEO of CIB	2023	1,750,000	—	8,926,626	3,913,875	12,801	19,800	14,623,102
	2022	1,750,000	—	8,250,074	3,825,675	—	18,300	13,844,049
	2021	1,750,000	—	5,323,428	1,925,000	—	17,400	9,015,828
Scott E. Powell Senior EVP, COO	2023	1,750,000	—	5,779,390	2,846,250	—	19,800	10,395,440
	2022	1,750,000	—	6,187,502	2,476,875	—	31,284	10,445,661
	2021	1,750,000	—	5,568,758	1,968,750	—	17,400	9,304,908
Barry Sommers Senior EVP, CEO of WIM	2023	1,750,000	—	5,917,450	2,549,250	—	36,608	10,253,308
1.Under the applicable Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 rules, the amount included in column (e) above for 2023 represents the fair value of the 2023 PSA or RSR award on its “grant date” (i.e., the date the HRC approved each award), based (i) for a PSA upon the then-probable outcome of the ROTCE performance condition (i.e., the target value of the award), and (ii) for an RSR award upon the full number of shares subject to the award. See Notes 1 and 12 to our 2023 financial statements included in Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2023 regarding assumptions underlying the valuation of these awards.
Accordingly, the amount shown for 2023 in column (e) for 2023 PSAs is the fair value of the named executive’s award on the date of grant, calculated by multiplying the target number of shares subject to the award by the NYSE closing price per share on that date. The amount shown for 2023 in column (e) for RSRs was calculated by multiplying the number of shares subject to the awards by the NYSE closing price per share on the date of grant.
2.The PSAs included in column (e) for 2023 and discussed above are (i) subject to adjustment for each named executive upward (to a maximum of 150% of the target award) or downward (to zero), depending upon the achievement of certain absolute and relative performance conditions based on the average of our ROTCE for the three fiscal years ending on December 31, 2023, 2024, and 2025, (ii) modified by +/- 20% if the Company’s relative TSR for the performance period is in the top quartile or bottom quartile, respectively, (iii) subject to further downward adjustment by 1/3 in the event our Company incurs a NOL for any year in the three-year performance period, and (iv) subject to forfeiture of the awards.
Assuming (1) that our Company’s performance during the measurement period for the 2023 PSAs results in the maximum number of PSAs vesting, and (2) the HRC does not exercise discretion to cause the forfeiture of the PSAs, the NEOs would be entitled to receive the number of PSAs having the related fair value shown after his or her name: Mr Scharf - 364,866 PSAs, $16,218,294; Mr. Santomassimo - 124,002 PSAs, $5,511,889; Mr. Weiss - 150,618 PSAs, $6,694,970; Mr. Powell - 97,515 PSAs, $4,334,542; Mr. Sommers - 99,844 PSAs, $4,438,066.
Additional information about the PSAs and other awards appears in our CD&A and in the Grants of Plan-Based Awards table, footnotes, and related narrative.
3.Amounts shown in column (f) for 2023 reflect annual incentive non-equity awards made to each NEO in February 2024 based on 2023 performance.
4.As of December 31, 2023, Mr. Weiss was the only NEO to experience an increase in the actuarial present value of his pension benefit under our Cash Balance Plan from December 31, 2022. The actuarial present value of Mr. Weiss’s pension benefit under our Cash Balance Plan increased by $12,801. All benefits under this plan were frozen in July 2009, and no additional retirement benefit has accrued to any named executive since that date. We are required by SEC rules to show the change in the amount included in column (g) generally using the same actuarial method and assumptions we use for financial accounting purposes to calculate the current value of a future pension benefit payout as described in footnote (2) to the 2023 Pension Benefits table below. Information about the actuarial and other assumptions used to compute the value of pension benefits for our NEOs is discussed in Notes 1 and 22 to our 2023 financial statements included in Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2023, and under 2023 Pension Benefits below, including in footnotes (2) and (3) to the 2023 Pension Benefits table.

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Executive Compensation
5.None of the NEOs received any above-market or preferential earnings on deferred compensation for the years shown, and therefore no earnings on deferred compensation are included in column (g) pursuant to SEC rules.
6.Column (h) for 2023 includes for each NEO a Company-matching contribution of $19,800 under the 401(k) Plan, on the same basis as is provided for all eligible participants in the 401(k) Plan. Perquisites received by Mr. Santomassimo, Mr. Weiss, and Mr. Powell in 2023 did not exceed $10,000 in the aggregate and thus are not included in column (h), as permitted under SEC rules. For Mr. Scharf, the amount in column (h) includes $100,212 for personal use of Company aircraft, $3,454 for commuting by Company car, $81,264 for assessing and implementing residential physical and cyber security improvements and ongoing maintenance, of which, $66,465 was to cover installation expenses, and $500 for a health benefit membership at a health center, a benefit available to all employees at Mr. Scharf’s office location (the “Health Center”). For Mr. Sommers, the amount in column (h) also includes $15,108 for assessing and implementing residential physical and cyber security improvements and ongoing maintenance and $500 for a membership at the Health Center. For Mr. Scharf and Mr. Sommers, “All Other Compensation” includes the estimated incremental cost of travel by the NEO’s spouse when accompanying the NEO.
2023 Grants of Plan-Based Awards
The following table provides additional information about the NEOs’ target 2023 annual incentive awards, 2023 PSAs, and 2023 RSRs. No options were granted to NEOs in 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]	Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards Number of Shares of Stock or Units (#) (g)	Closing Price of Stock on Date of Grant ($/Sh) (h)	Grant Date Fair Value of Stock and Option Awards[3] ($) (i)
Name (a)	Grant Date (b)	Target ($) (c)	Threshold (#) (d)	Target (#) (e)	Maximum (#) (f)
Charles W. Scharf		6,125,000
	1/24/2023			243,244	364,866		44.45	10,812,196
	1/24/2023					130,978	44.45	5,821,972
Michael P. Santomassimo		2,775,000
	1/24/2023			82,668	124,002		44.45	3,674,593
	1/24/2023					82,668	44.45	3,674,593
Jonathan G. Weiss		3,675,000
	1/24/2023			100,412	150,618		44.45	4,463,313
	1/24/2023					100,412	44.45	4,463,313
Scott E. Powell		2,475,000
	1/24/2023			65,010	97,515		44.45	2,889,695
	1/24/2023					65,010	44.45	2,889,695
Barry Sommers		2,475,000
	1/24/2023			66,563	99,844		44.45	2,958,725
	1/24/2023					66,563	44.45	2,958,725
1.The amount shown in column (c) for each individual is based on the individual’s target total variable compensation for the year and the maximum percentage of the target that is payable in non-equity for 2023 as follows: 25% for the CEO and 30% for the other NEOs. The balance of each individual’s target total variable compensation is payable in equity. Information regarding the target total variable compensation for each NEO is provided in the CD&A.
2.The potential equity incentive plan awards shown in columns (e) and (f) represent the target and maximum number of PSAs granted during 2023, with the maximum value described in footnote (2) of the 2023 Summary Compensation Table and target value included in column (e) of the 2023 Summary Compensation Table. Additional information regarding the terms of these awards appears in the narrative following this table and in our CD&A.
3.Under the applicable FASB ASC Topic 718 rules, the total amount reported in column (i) above represents the fair value of the 2023 PSA or RSR award on its “grant date” (i.e., the date the HRC approved each award), based (i) for a PSA upon the then-probable outcome of the ROTCE performance condition (i.e., the target value of the award), and (ii) for an RSR award upon the full number of shares subject to the award. See Notes 1 and 12 to our 2023 financial statements included as Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2023, regarding assumptions underlying the valuation of these awards, and footnote (2) to the Summary Compensation Table for additional information.

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Additional Information About Equity Grants
PSAs
The HRC granted PSAs to our NEOs in January 2023. The target and potential maximum number of shares that can be earned are shown in columns (e) and (f) in the table above. Each PSA represents the right to receive one share of Company common stock upon vesting, net of withholding for income taxes, and includes the right to receive dividend equivalents in the form of additional PSAs. These additional PSAs will be distributed in shares of our common stock if and when the underlying PSAs vest and are distributed.
The 2023 PSAs vest after three years in the first quarter of 2026, with the target number of PSAs for each NEO subject to adjustment upward (to a maximum of 150% of the original target amount granted) or downward (to zero) based on our Company’s absolute and relative ROTCE performance over the three-year period ending December 31, 2025, and additional NOL, TSR, and forfeiture conditions. PSAs are subject to the vesting treatment described under Potential Post-Employment Payments and the Company’s Clawback Policies, as applicable.
Additional information about the terms of these awards appears in the CD&A and in footnotes (1) and (2) to the 2023 Summary Compensation Table.
RSRs
The HRC granted RSRs to our NEOs in January 2023 that will vest in three equal annual installments on February 5, 2024, February 5, 2025, and February 5, 2026. Each RSR represents the right to receive one share of Company common stock upon vesting, net of withholding for income taxes, and includes the right to receive dividend equivalents in the form of additional RSRs. RSRs are subject to the vesting treatment described under Potential Post-Employment Payments and the Company’s Clawback Policies, as applicable.
Clawback Policies
The HRC may clawback or cause the reduction or forfeiture of these awards upon the occurrence of certain triggering events under our Company’s Clawback Policies. More information regarding these policies is provided under Compensation Policies and Practices in the CD&A.

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Outstanding Equity Awards at Fiscal Year-End 2023
The following table shows information about the number and value of outstanding RSRs and PSAs, including related accrued dividend equivalents, as of December 31, 2023. None of our NEOs had outstanding stock options as of December 31, 2023.

	Stock Awards[1]
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)[2,4]		Market Value of Shares or Units of Stock That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)[3,4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)
Charles W. Scharf	128,038	A	6,302,048
	76,609	B	3,770,691
	76,420	C	3,761,399
	134,964	D	6,642,934
	314,863	E	15,497,556
				319,327	15,717,263
				375,970	18,505,250
Michael P. Santomassimo	42,608	B	2,097,152
	51,685	C	2,543,918
	85,184	D	4,192,750
	175,118	E	8,619,295
				116,291	5,723,842
				127,776	6,289,125
Jonathan G. Weiss	30,243	B	1,488,538
	54,146	C	2,665,064
	103,468	D	5,092,689
	124,297	E	6,117,884
				121,828	5,996,395
				155,202	7,639,034
Scott E. Powell	35,209	F	1,732,996
	31,636	B	1,557,137
	40,609	C	1,998,779
	66,988	D	3,297,173
	130,025	E	6,399,809
				91,371	4,497,257
				100,483	4,945,759
Barry Sommers	15,623	B	768,960
	35,874	C	1,765,698
	68,589	D	3,375,938
	64,211	E	3,160,444
				80,716	3,972,824
				102,884	5,063,931
1.In accordance with SEC rules, this table does not include stock awards granted in January 2024. Values for stock awards in the table are based on the NYSE closing price per share of our common stock of $49.22 on December 29, 2023, the last trading day of fiscal 2023.
2.The unvested units of stock shown for the NEOs in column (b) represent: (1) RSRs and dividend equivalents credited in the form of additional RSRs; and (2) PSAs granted in 2021 and dividend equivalents credited in the form of additional PSAs. All unvested units of stock shown are subject to the awards’ forfeiture conditions until paid. The 2021 PSAs, RSRs, and related dividend equivalents shown in the table above have the following vesting schedules:
A.The indicated award will vest on October 21, 2024.

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B.The indicated award will vest on February 5, 2024.
C.The indicated award will vest in equal tranches on February 5, 2024 and 2025.
D.The indicated award will vest in equal tranches on February 5, 2024, 2025, and 2026.
E.The 2021 PSA performance period was completed on December 31, 2023. The awards vested at 137% of target. The 2021 PSAs shown represent the actual number of shares, including related accrued dividend equivalents (rounded to the nearest whole share), as of December 31, 2023, payable in March 2024.
F.The indicated award will vest on January 28, 2024.
3.For each NEO, (1) the number of shares shown opposite his or her name in the first line of column (d), represents the maximum number, including dividend equivalents, of PSAs granted in 2022 that will vest in full, if at all, in the first quarter of 2025 after completion of the three-year performance period ending December 31, 2024; and (2) in the second line of column (d), represents the maximum number of PSAs granted in 2023 that will vest in full, if at all, in the first quarter of 2026 after completion of the three-year performance period ending December 31, 2025. As required by SEC rules, we are reporting the number of PSAs (including dividend equivalents, as described in footnote (4) below) at maximum payout for the 2022 PSAs and the 2023 PSAs, in each case taking into account our Company’s performance through December 31, 2023.
4.The number of RSRs (including the 2021 PSAs) shown in column (b) and the number of PSAs shown in column (d) include dividend equivalents. These dividend equivalent RSRs and PSAs will vest in each case when and as the related RSR or PSA vests, and were calculated based on dividends paid on our Company’s common stock and the NYSE closing price per share of Company common stock on each dividend payment date. As of December 31, 2023, our NEOs were credited with the following respective numbers of dividend equivalents (rounded up to the nearest whole share): Mr. Scharf – 47,416 RSRs and 18,529 PSAs; Mr. Santomassimo – 19,389 RSRs and 6,568 PSAs; Mr. Weiss – 15,945 RSRs and 7,301 PSAs; Mr. Powell – 18,167 RSRs and 5,162 PSAs; and Mr. Sommers – 9,097 RSRs and 4,838 PSAs.
2023 Option Exercises and Stock Vested
The following table shows information about the stock awards that vested during 2023. None of our NEOs exercised any stock options in 2023.

	Stock Awards*
Name (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Charles W. Scharf	37,319	1,775,214
	74,822	3,559,182
	240,116	9,328,507
	127,050	5,116,304
Michael P. Santomassimo	25,240	1,200,633
	41,613	1,979,475
	149,955	7,133,156
Jonathan G. Weiss	26,441	1,257,763
	29,537	1,405,035
	30,499	1,184,886
	15,173	589,471
Scott E. Powell	19,831	943,335
	30,898	1,469,777
	3,550	137,918
	1,766	68,609
	34,169	1,575,874
Barry Sommers	17,518	833,309
	15,258	725,803
*    The number of shares shown in column (b) represents PSAs, RSRs, and related dividend equivalents in the form of additional PSAs and RSRs, respectively, that vested on various dates during 2023. The “value realized” upon the vesting of these PSAs and RSRs and related dividend equivalents shown in column (c) is equal to the number of shares vested, times the NYSE closing share price of our common stock on each applicable vesting date.

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2023 Pension Benefits
The following table provides information about retirement benefits with respect to each of our NEOs under the pension plan in which the NEO participates. Messrs. Scharf, Santomassimo, Powell, and Sommers were not eligible to participate in the pension plan, as the pension plan was frozen prior to their hire dates. The terms of the plan are described below the table.

Name (a)	Plan Name[1] (b)	Number of Years Credited Service (#)[1] (c)	Present Value of Accumulated Benefit ($)[2,3] (d)	Payments During Last Fiscal Year ($) (e)
Charles W. Scharf	—	—	—	—
Michael P. Santomassimo	—	—	—	—
Jonathan G. Weiss	Cash Balance Plan	5	137,503	—
Scott E. Powell	—	—	—	—
Barry Sommers	—	—	—	—
1.Effective July 1, 2009, we froze the Wells Fargo Cash Balance Plan (Cash Balance Plan) and also merged the Wachovia Corporation Pension Plan (Wachovia Pension Plan), in which Mr. Weiss participated, into the Cash Balance Plan. Mr. Weiss’ years of service after 2009 are not counted as credited service under the Cash Balance Plan.
2.The amounts shown in column (d) are determined as of December 31, 2023 and represent the present value of Mr. Weiss’s accrued retirement benefits under the Cash Balance Plan as of December 31, 2023, discounted to that date using the same assumptions and accounting policies (ASC 715) that we used to compute our benefit obligations under the plan in our financial statements, except that we made no assumption for death or termination of employment of NEOs prior to normal retirement age (age 65). Additional information about Mr. Weiss’s pension benefit is provided below under Description of Pension Plans.
3.A description of the accounting policies, actuarial, and other assumptions we used to compute these benefits, except as noted above and for the use of age 65 as the “normal retirement age,” can be found under Notes 1 and 22 to our 2023 financial statements included in Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2023. See also the information under footnote (4) to the 2023 Summary Compensation Table.
Description of Pension Plan
Cash Balance Plan
Mr. Weiss participated in the Wachovia Pension Plan until it was merged into the Cash Balance Plan in July 2009. On July 1, 2009, the Cash Balance Plan was frozen. As a result of the merger and this freeze, no additional retirement benefits or additional years of credited service have accrued since this date. The NEO’s benefit will be paid to him from the Cash Balance Plan upon retirement. Under the terms by which the Wachovia Pension Plan was merged into the Cash Balance Plan, the NEO’s account receives interest credits based on the yield on 10-year U.S. Treasury Constant Maturities. “Normal retirement age” under the Cash Balance Plan is defined as age 65. We pay the value of the employee’s account balance under the Cash Balance Plan at any time after termination of employment in either a lump sum or an actuarially equivalent monthly annuity as the employee elects.

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2023 Nonqualified Deferred Compensation
The following table provides information about the participation by each NEO in our nonqualified deferred compensation plans. The terms of the plans are described below the table.

Name (a)	Executive Contributions in Last FYE ($) (b)	Registrant Contributions in Last FYE ($) (c)	Aggregate Earnings in Last FYE[1] ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Charles W. Scharf	—	—	—	—	—
Michael P. Santomassimo	—	—	—	—	—
Jonathan G. Weiss
Wachovia Elective Deferral Plan	—	—	76,874	—	678,685
Wachovia Savings Restoration Plan	—	—	1,220	—	11,418
Scott E. Powell	—	—	—	—	—
Barry Sommers	—	—	—	—	—
1.None of the earnings shown in column (d) for Mr. Weiss have been included in the Summary Compensation Table because none are “preferential” or “above-market.”
Description of Nonqualified Deferred Compensation Plans
Deferred Compensation Plan
Each of our NEOs is eligible to participate in the Deferred Compensation Plan, which allows certain members of management and highly compensated employees to defer the receipt of compensation that would otherwise be paid to them currently until a future year or years selected by the employee. The Deferred Compensation Plan also provides for supplemental Company-matching contributions related to any compensation deferred by a plan participant, including named executives, that would have been eligible (up to certain IRS limits) but for this deferral, for a matching contribution under the 401(k) Plan. As of December 31, 2023, none of our NEOs were participating in the Deferred Compensation Plan.
Wachovia Elective Deferral Plan and Wachovia Savings Restoration Plan
As a former Wachovia executive, Mr. Weiss participated in the Wachovia Elective Deferral Plan and the Wachovia Savings Restoration Plan. Participation in these plans was frozen and contributions ceased for the Wachovia Elective Deferral Plan, effective December 31, 2008, and for the Wachovia Savings Restoration Plan, effective December 31, 2007.
The Wachovia Elective Deferral Plan is a frozen, unfunded, nonqualified deferred compensation plan that allowed certain highly compensated employees to defer base salary and/or incentive payments on a pre-tax basis until a future date (generally retirement, death, or separation from service). The terms of the plan required participants to irrevocably elect the form of payment (either in installments or in a lump sum) and permitted early withdrawal of account balances in the case of an unforeseeable emergency resulting in severe financial hardship. In addition, participant salary deferral amounts were subject to a Company match in certain circumstances.
The Wachovia Savings Restoration Plan is a frozen, unfunded, nonqualified deferred compensation plan that previously provided for pre-tax deferral contributions to restore Wachovia 401(k) Plan contributions beyond the IRS qualified plan contribution limitations. Employees with an annual base salary greater than Internal Revenue Code annual covered compensation limits were eligible to participate and could elect to contribute up to 30% of base salary. Wachovia matched participants’ contributions on a dollar-for-dollar basis up to 6% of base salary. Participants elected, at the time they joined the plan, the timing of the payment of their account balances (on or after five years of participation, or upon separation or retirement), as well as the form and term of payment of their accounts (lump sum or 10 annual installments), and may petition for, and receive an early distribution of, their account balances in the event of an unforeseeable emergency causing severe financial hardship.
Participants are entitled to invest all or a portion of their deferral accounts in one or more investment options available under the plans, which generally mirror those offered in the Wachovia 401(k) Plan, and to receive the earnings on the deferred amounts based on those investment elections upon distribution of the deferral accounts, subject to income tax withholding.

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Potential Post-Employment Payments
We do not have employment or other severance agreements with our NEOs. The table below shows estimated post-employment payments for our NEOs, assuming they had terminated employment on December 31, 2023. To estimate the payment amounts for each NEO, we used the closing price of our common stock on December 29, 2023 of $49.22.
The following items are not included in the table or description below:
•Retirement benefits under our Cash Balance Plan, which are described above under 2023 Pension Benefits.
•Distributions of balances under our deferred compensation plans, which balances are shown in the 2023 Nonqualified Deferred Compensation table above.
•Payments and benefits provided on a nondiscriminatory basis to employees upon termination of employment. These include accrued salary and accrued but unused paid time off, severance payments under our Severance Plan, distributions of plan balances under our 401(k) Plan, and welfare benefits provided to all retirees, including access to unsubsidized retiree medical insurance. If eligible under the Severance Plan, employees receive post-termination severance payments based on no more than $350,000 annual salary for 8 to 52 weeks depending on the number of completed years of service. If terminated as described below under Estimated Post-Employment Payments and eligible for the Severance Plan, our NEOs would receive the following aggregate amount under the Severance Plan, as of December 31, 2023: Mr. Scharf - $53,846; Mr. Santomassimo - $53,846; Mr. Weiss - $242,308; Mr. Powell - $53,846; Mr. Sommers - $53,846.

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Estimated Post-Employment Payments1

		Type of Termination[2,3,4,5]
Name	Type of Payment	Death ($)	Disability; Involuntary Due to Displacement, Divestiture, or Affiliate Change in Control; or Retirement ($)
Charles W. Scharf	RSRs	33,850,524	38,308,444
	PSAs	23,727,019	35,590,534
Michael P. Santomassimo	RSRs	15,928,098	18,407,470
	PSAs	8,331,898	12,497,834
Jonathan G. Weiss	RSRs	14,389,172	16,149,007
	PSAs	9,449,633	14,174,436
Scott E. Powell	RSRs	14,039,175	15,880,101
	PSAs	6,549,426	9,824,176
Barry Sommers	RSRs	8,609,679	9,518,773
	PSAs	6,262,622	9,393,945
1.The amounts in the table represent potential payments to each NEO based on a termination assumed to have occurred on December 31, 2023.
2.None of the outstanding equity awards granted under the LTICP or 2022 LTIP have automatic “single trigger” vesting upon an acquisition of our Company or major Board changes. Generally, unvested PSAs and RSRs are treated as follows upon termination of employment.

Reason for Termination	Impact on Vesting

Death
•Immediate vesting of PSAs (at target, unless the final number earned is determinable because the termination occurs after the end of the performance period), subject to forfeiture provisions
•Immediate vesting of RSRs, subject to forfeiture provisions

Disability or involuntary due to displacement, divestiture, or an affiliate change in control
•Continued vesting on schedule of PSAs, subject to (i) ROTCE, TSR, and NOL performance, (ii) forfeiture provisions, and (iii) compliance with covenants. Covenants may include (a) non-solicitation of employees and customers and (b) non-disclosure of trade secrets and other confidential information.
•For RSRs granted prior to 2022, immediate vesting, subject to forfeiture provisions and the covenants noted above
•For RSRs granted in 2022 and after, continued vesting, subject to forfeiture provisions and the covenants noted above

Retirement (unless terminated for cause)
•Continued vesting on schedule of PSAs, subject to (i) ROTCE, TSR, and NOL performance, (ii) forfeiture provisions, and (iii) compliance with covenants that may include (a) non-solicitation of employees and customers, (b) non-disclosure of trade secrets and other confidential information, and (c) non-competition.
•Continued vesting on schedule of RSRs, subject to forfeiture provision and the covenants noted immediately above

Other voluntary or involuntary termination (if not retirement eligible)	•PSAs and RSRs forfeit immediately

See Compensation Policies and Practices in our CD&A for a description of our equity award Clawback Policies.
3.The values shown in the table for the RSRs include the value of the 2021 PSAs, for which the performance period was completed on December 31, 2023. For the 2022 and 2023 PSAs, (i) for death, awards are valued at target pursuant to the terms of the applicable award agreements; and (ii) for disability, certain involuntary terminations, or voluntary retirement, awards are valued at the maximum level of performance achievement as of December 31, 2023. However, because the applicable performance period for each of these awards has not yet been completed, the actual number of 2022 and 2023 PSAs earned will depend on our Company’s level of ROTCE performance and TSR performance over the performance period for each award including reduction for NOL, forfeiture provisions, and compliance with covenants. Each award may also be credited additional dividend equivalents, as described in footnote (4) of the Outstanding Equity Awards at Fiscal Year-End table.

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4.Under the LTICP, certain involuntary terminations include terminations due to displacement and receipt of a lump sum severance benefit, placement on a leave that results in receipt of severance benefits, or termination associated with an affiliate change in control. Under the LTICP, retirement generally occurs when an NEO has reached the earliest of (a) age 55 with 10 completed years of service, (b) 80 points (with one point credited for each completed age year and one point credited for each completed year of service); or (c) age 65. As of December 31, 2023, none of our NEOs, other than Mr. Weiss met this definition of retirement. For Mr. Scharf, retirement means the termination of employment (i) after reaching age 55 with five completed years of service or (ii) based on such more favorable treatment as may apply under the practices of the Company in effect from time to time. As of December 31, 2023, Mr. Scharf did not meet this definition of retirement.
5.Under the LTIP, effective April 2022, certain involuntary terminations include terminations due to displacement and receipt of a lump sum severance benefit, placement on a leave that results in receipt of severance benefits, or a termination associated with an affiliate change in control. Under the LTIP, retirement generally occurs when a named executive has reached the earliest of (a) age 55 with 5 completed years of service or (b) 80 points (with one point credited for each completed age year and one point credited for each completed year of service). As of December 31, 2023, none of our NEOs, other than Mr. Weiss met this definition of retirement.
Under our Chair/CEO Post-Retirement Policy, Mr. Scharf is entitled to receive, for two years following his retirement, subject to approval of our Board and HRC, office space, administrative assistance, and a part-time driver, provided he remains available for management consultation and continues to represent us with our customers, community, and employees during this period. The value of benefits provided under this policy would depend on Mr. Scharf’s use of the same.
We are currently required to receive regulatory non-objection before we agree to or make a post-employment payment to certain named executives unless an exception applies. Accordingly, if a covered NEO terminates employment when this requirement is in place, then any of the post-employment payments described above will require regulatory non-objection unless an exception applies.

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CEO Pay Ratio and Median Employee Annual Total Compensation
CEO Pay Ratio
For 2023, the annual total compensation of Mr. Scharf, our CEO, was $25,966,198, as reported in the Summary Compensation Table. The estimated annual total compensation of the median Wells Fargo employee (other than our CEO) was $80,012. As such, our CEO’s total annual compensation was approximately 325 times that of the estimated annual total compensation of the median Wells Fargo employee in 2023.

CEO annual total compensation	$25,966,198
Median Employee estimated annual total compensation	$80,012
Ratio of CEO annual total compensation to Median Employee estimated annual total compensation	325:1
Median Employee Total Annual Compensation Methodology
To identify the estimated total annual compensation of the median Wells Fargo employee other than our CEO:
•We prepared a database including the total gross amount of salary, wages, and other non-equity compensation (which depending on the individual could include items such as holiday and other paid time off, overtime pay, shift differentials), as reflected in our payroll records for 2023, for our global workforce (other than our CEO) as of December 31, 2023. As needed, amounts were converted from local currency to U.S. dollars.
•We annualized the compensation of all permanent employees who were newly hired during 2023.
•We calculated the median gross pay (as described in the first bullet above) and selected the employee that made up the median. In addition to the employee that made up the median, we selected four employees immediately above and four employees immediately below to further analyze.
•For the nine employees, we combined all of the elements of each employee’s compensation for 2023 to calculate total compensation with the same methodology used to calculate the “Total” column of the 2023 Summary Compensation Table in accordance with SEC rules and regulations.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A.

Year (a)	Summary Compensation Table Total for PEO[1] (b)	Compensation Actually Paid to PEO[2] (c)	Average Summary Compensation Table Total for Non-PEO NEOs[3] (d)	Average Compensation Actually Paid to Non-PEO NEOs[4] (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)[7] (h)	ROTCE[8] (i)
					Total Shareholder Return[5] (f)	Peer Group Total Shareholder Return[6] (g)
2023	$25,966,198	$36,448,161	$11,930,209	$17,586,984	$102	$97	$19,142	13%
2022	$24,642,526	$15,956,505	$12,217,547	$9,792,515	$83	$98	$13,182	9%
2021	$21,350,906	$46,809,640	$9,852,063	$17,287,555	$94	$124	$21,548	14%
2020	$20,392,046	$3,385,466	$10,573,259	$6,243,215	$58	$90	$3,377	1%
1.The dollar amounts reported in column (b) are the amounts reported for Mr. Scharf, our CEO (referred to in the table and related information as the “PEO” or principal executive officer), for each corresponding year in the Total Compensation column of the Summary Compensation Table. Refer to the 2023 Summary Compensation Table.
2.The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Scharf, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Scharf. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table, adjusted as shown below for 2023. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Compensation Actually Paid to PEO	2023
Summary Compensation Table Total	$25,966,198
Less, value of Stock Awards reported in Summary Compensation Table	-$16,634,168
Less, Change in Pension Value reported in Summary Compensation Table	$0
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$22,506,984
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$9,263,690
Plus, fair value as of vesting date of equity awards granted and vested in the year	$0
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	-$4,654,543
Less, prior year-end fair value for any equity awards forfeited in the year	$0
Plus, pension service cost for services rendered during the year	$0
Compensation Actually Paid to Mr. Scharf	$36,448,161
3.The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Scharf) in the Total Compensation column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2023, Michael Santomassimo, Jonathan Weiss, Scott Powell, Barry Sommers; (ii) for 2022, Michael Santomassimo, Jonathan Weiss, Mary Mack, Scott Powell; (iii) for 2021, Michael Santomassimo, Scott Powell, Jonathan Weiss, Ather Williams III; and (iv) for 2020, Michael Santomassimo, John Shrewsberry, Mary Mack, Lester Owens, Scott Powell.
4.The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Scharf), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table, adjusted as shown below for 2023. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

2024 Proxy Statement	97

Pay Versus Performance

Average Compensation Actually Paid to Non-PEO NEOs	2023
Average Summary Compensation Table Total	$11,930,209
Less, average value of Stock Awards reported in Summary Compensation Table	-$6,993,163
Less, average Change in Pension Value reported in Summary Compensation Table	-$3,200
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	$9,119,950
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	$3,107,554
Plus, average fair value as of vesting date of equity awards granted and vested in the year	$0
Plus (less), average year over year change in fair value of equity awards granted in prior years that vested in the year	$425,634
Less, average prior year-end fair value for any equity awards forfeited in the year	$0
Plus, average pension service cost for services rendered during the year	$0
Average Compensation Actually Paid to Non-PEO NEOs	$17,586,984
5.Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is the closing price on December 31, 2019.
6.The peer group used for this purpose is the KBW Nasdaq Bank Index. In the 2023 proxy statement, TSR for 2020, 2021, and 2022 was calculated based on the underlying companies that make up the KBW Nasdaq Bank Index. TSR has been updated for 2020, 2021, 2022, and calculated for 2023 using the actual KBW Nasdaq Bank Index. The calculation produces deminimis changes for 2020, 2021, and 2022 as compared with last year and is consistent with the methodology used in the Stock Performance graph incorporated into the Annual Report on Form 10-K for those years.
7.The amounts reported are from the Company’s audited financial statements for the applicable year.
8.ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures.

98	Wells Fargo & Co.

Pay Versus Performance
Relationship of Information Presented in the Pay Versus Performance Table and Financial Measures
As described in more detail in the CD&A, the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid.”
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are: (1) ROTCE; (2) Total Revenue; and (3) Efficiency Ratio. Each of these performance measures is included in the evaluation of Company performance as part of the variable compensation program, and PSAs carry performance requirements tied to relative and/or absolute ROTCE. In accordance with SEC rules, the Company is providing the following charts to reflect the relationships between the information presented in the Pay Versus Performance table.
Compensation Actually Paid vs. TSR1

■	Compensation Actually Paid to PEO	■	Average Compensation Actually Paid to NEOs (excluding PEO)	■	Wells Fargo TSR	■	Peer Group TSR
Compensation Actually Paid vs. Net Income

■	Compensation Actually Paid to PEO	■	Average Compensation Actually Paid to NEOs (excluding PEO)	■	Net Income
Compensation Actually Paid vs. ROTCE

■	Compensation Actually Paid to PEO	■	Average Compensation Actually Paid to NEOs (excluding PEO)	■	ROTCE
1.Cumulative Total Shareholder Return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year is the closing price on December 31, 2019.

2024 Proxy Statement	99

Director Compensation
Structure of Our Director Compensation Program
2023 Cash Compensation
The following table shows the cash components of our non-employee director compensation program in 2023. Cash retainers and fees are paid quarterly in arrears. Any non-employee director who joins the Board during the year receives a prorated annual cash retainer.

Annual Cash Component	Amount ($)
Cash Retainer	100,000
Committee/Subcommittee Chair Fees
Each of Audit Committee, Risk Committee and HRC	50,000
Each of CRC, Finance Committee, and GNC	25,000
Each of Credit and Technology Subcommittees[1]	10,000
Regular or Special Board or Committee/Subcommittee Meeting Fee[2]	2,000 per meeting, in excess of 12 meetings
1.The Technology Subcommittee was integrated into the Risk Committee in January 2023. The chair of the Technology Subcommittee received a prorated annual cash retainer of $500.
2.Includes standing committee/subcommittee meetings, as well as special purpose committee meetings not held concurrently with or immediately prior to or following a Company Board or committee/subcommittee meeting.
Directors of the Bank Board received an additional $10,000 annual cash retainer. The chair of the Bank Board received an annual fee of $25,000, payable quarterly in arrears. The RCOC chair also received a total chair fee of $10,000.
2023 Equity Compensation
For 2023, each non-employee director elected to our Board at our Company’s annual meeting of shareholders received on that date an equity award having a value of $240,000. The dollar value of each equity award was converted to a number of RSRs using the closing price on the grant date, rounded up to the nearest whole share unit. We require deferral of these RSRs until a director leaves the Board or later, at the election of the director.
The Board’s independent Chair also receives a $250,000 annual retainer in lieu of any committee chair fee the independent Chair might otherwise receive. This annual retainer is paid entirely in Company common stock and must be deferred until the Chair leaves the Board or later, if elected.
Deferral Program
For 2023, non-employee directors were able to defer all or part of their cash compensation and equity awards. Cash compensation could be deferred into either an interest-bearing account or common stock units with dividends reinvested. The interest rate paid in 2023 on interest-bearing accounts was 2.95%. Equity awards are mandatorily deferred RSRs with dividends reinvested. Deferred amounts are paid either in a lump sum or installments, as elected by the director.
Director Compensation Limit
As approved by our shareholders at the Company’s 2022 annual meeting of shareholders, our equity incentive plan contains an upper limit of the total compensation that a non-employee director may receive annually. Specifically, the total annual compensation paid to any non-employee director, inclusive of cash compensation and amounts awarded under the Company’s 2022 Long-Term Incentive Plan, shall not exceed $750,000, except that in the case of the Chair of the Board or any Independent Lead Director, such limit is instead $1,500,000.

100	Wells Fargo & Co.

Director Compensation
Director Stock Ownership Policy
After five years on the Board, each non-management director must own Wells Fargo common stock having a value equal to five times the annual cash retainer, and must maintain at least that ownership level while a member of our Board and for one year after service as a director ends. Holding deferred shares counts towards a non-employee director’s ownership level, regardless of whether the award(s) underlying the deferred shares have vested. Compliance with these stock ownership requirements is calculated annually and reported to the GNC. Each director who has been on our Board for five years or more exceeded this ownership level as of December 31, 2023, and each director who has served less than five years is on track to meet this ownership level within five years of becoming a director.
GNC Use of Compensation Consultant
The GNC annually reviews our director compensation program and periodically recommends changes to the program for our Board to approve. The GNC’s review and recommendation, if any, considers our director pay philosophy, relevant market practices, and consultation with Meridian, the GNC’s independent compensation consultant. The GNC’s review did not result in any new changes to our director compensation program for 2024.
Director Compensation
The table below provides information on 2023 compensation for our non-employee directors. Our Company reimburses directors for expenses incurred in their Board service, including the cost of attending Board and Committee meetings.
2023 Director Compensation Table

Name	Fees Earned or Paid in Cash[1,2] ($)	Stock Award[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Steven D. Black	350,000	240,015	—	—	—	—	590,015
Mark A. Chancy	110,000	240,015		—	—	—	350,015
Celeste A. Clark	125,000	240,015		—	—	—	365,015
Theodore F. Craver, Jr.	160,000	240,015		—	—	—	400,015
Richard K. Davis	125,000	240,015		—	—	—	365,015
Wayne M. Hewett	125,000	240,015		—	—	—	365,015
CeCelia G. Morken	100,000	240,015		—	—	—	340,015
Maria R. Morris	170,000	240,015		—	—	—	410,015
Felicia F. Norwood	100,000	240,015		—	—	—	340,015
Richard B. Payne, Jr.	120,000	240,015		—	—	—	360,015
Juan A. Pujadas	35,139			—	—	—	35,139
Ronald L. Sargent	150,000	240,015		—	—	—	390,015
Suzanne M. Vautrinot	100,500	240,015		—	—	—	340,515
1.Includes fees earned, whether paid in cash or deferred, for service on our Company’s Board in 2023, as described in 2023 Cash Compensation. Also includes fees paid to non-employee directors who serve on the Bank Board or are members of one or more special purpose committees. Messrs. Chancy, Craver, Davis, and Payne and Ms. Morris, as current members of the Bank Board, each received an annual cash retainer of $10,000, payable quarterly in arrears, and a fee of $2,000 for any separate meeting of the Bank Board not held concurrently with a Company Board or committee meeting in excess of 12 meetings. Mr. Pujadas received $3,194 as a member of the Bank Board in 2023 through April 25, 2023. Mr. Davis received $15,000 for his service as chair of the Bank Board in 2023. Ms. Morris, as the current chair of the Bank Board’s RCOC, received a total chair fee of $10,000. In 2023, all Bank Board meetings were held concurrently with a Company Board meeting.
2.Includes fees earned in 2023, but deferred at the election of the director. The following table shows the number of stock units credited on a quarterly basis to our non-employee directors under our deferral program for deferrals of 2023 cash compensation paid quarterly in arrears and the grant date fair value of those stock units based on the closing price of our common stock on the date of deferral:

2024 Proxy Statement	101

Director Compensation

Name	Stock Units (#)	Grant Date Fair Value ($)
Steven D. Black	2,341	87,500
	2,050	87,500
	2,141	87,500
	1,778	87,500
Mark A. Chancy	736	27,500
	644	27,500
	673	27,500
	559	27,500
Celeste A. Clark	627	23,438
	549	23,438
	574	23,438
	476	23,438
Wayne M. Hewett	0	0
	0	0
	0	0
	0	0
Ronald L. Sargent	1,003	37,500
	879	37,500
	918	37,500
	762	37,500
3.We granted 5,919 shares of our common stock to each non-employee director elected at the 2023 annual meeting on April 25, 2023. The grant date fair value of each award is based on the number of shares granted and the NYSE closing price of our common stock on April 25, 2023. As of December 31, 2023, none of our non-employee directors held any unvested stock awards.
4.None of our non-employee directors held outstanding options with respect to our common stock on December 31, 2023.

102	Wells Fargo & Co.

Audit Matters

Item 3

Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2024

Our Board recommends that you vote FOR ratifying the appointment of KPMG as our independent registered public accounting firm for 2024.

The Audit Committee is responsible for the selection, compensation, retention, and oversight of the independent registered public accounting firm (independent auditor) appointed to audit our Company’s financial statements. The Audit Committee conducts a comprehensive annual review process to select and retain the Company’s independent auditor. In connection with its annual review and as discussed in the Audit Committee Report below, the Audit Committee considered various factors as part of its assessment of the qualifications, performance, and independence of the Company’s independent auditor.
The Audit Committee has appointed KPMG LLP as the Company’s independent auditor for the year ending December 31, 2024. As a matter of good corporate governance, the Board is requesting that our shareholders ratify KPMG’s appointment. KPMG served as our independent auditor for the year ended December 31, 2023, and KPMG or its predecessors have examined the financial statements of our Company and its predecessors since 1931. If shareholders do not ratify the appointment of KPMG, the Audit Committee will consider the shareholders’ action in determining whether to appoint KPMG as our independent auditor for 2025. Even if the selection of KPMG is ratified by shareholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of KPMG will be present at the 2024 Annual Meeting to answer appropriate questions and to make a statement if they wish.
Audit Committee Report
Audit Committee Oversight Responsibilities
The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to oversee:
•the integrity of the Company’s financial statements and the adequacy and reliability of disclosures to shareholders and bank regulatory agencies, including management activities related to accounting and financial reporting and internal controls over financial reporting;
•the qualifications and independence of the Company’s independent auditor and the activities and performance of the independent auditor and the Internal Audit function;
•the Company’s compliance with legal and regulatory requirements; and
•reputation risk related to the Audit Committee’s responsibilities.
For more information about the Audit Committee’s oversight responsibilities, see the section Board Committee Members and Oversight Responsibilities of this Proxy Statement.
Management’s Responsibilities
Management has primary responsibility for the Company’s financial statements and overall financial reporting process with respect to our financial statements and, with the assistance of our Internal Audit function, for maintaining adequate internal control over financial reporting for us and assessing the effectiveness of our internal control over financial reporting.

2024 Proxy Statement	103

Audit Matters
KPMG’s Role
The Company’s independent auditor is responsible for performing independent audits of our financial statements and our internal control over ﬁnancial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). These audits serve as a basis for the independent auditor’s opinions included in the Company’s annual report to shareholders addressing whether the ﬁnancial statements fairly present our ﬁnancial position, results of operations, and cash ﬂows in conformity with U.S. generally accepted accounting principles and whether our internal control over financial reporting was eﬀective as of December 31, 2023. The Audit Committee’s responsibility is to monitor and oversee these processes.
Recommendation to Include the 2023 Financial Statements in the Form 10-K
The Audit Committee has reviewed and discussed the Company’s 2023 audited ﬁnancial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting with management and KPMG. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including matters relating to the plan for and scope and conduct of the audit of the Company’s financial statements, as well as the Company’s critical and significant accounting policies and practices, the quality of those policies and practices, and the reasonableness of the Company’s critical accounting estimates and judgments. KPMG has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence from us. Based on this review and these discussions, the Audit Committee recommended to the Board that the Company’s audited ﬁnancial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for ﬁling with the SEC.
Annual Evaluation Process for Selecting Our Independent Auditor
In connection with its monitoring and oversight responsibilities, the Audit Committee prepares an assessment of KPMG that includes qualifications, activities, and performance of the Company’s independent auditor. In conducting its assessment and making its determination to appoint KPMG as the Company’s independent auditor for 2024, the Audit Committee considered the following information:
•KPMG’s expertise and industry experience, including KPMG’s demonstrated understanding of the ﬁnancial services industry and expertise with issues speciﬁc to global systemically important ﬁnancial institutions (G-SIFIs)both as a ﬁrm and compared to other major accounting ﬁrms, and its institutional knowledge of the breadth and complexity of the Company’s businesses, signiﬁcant accounting practices, and system of internal control over ﬁnancial reporting.
•Audit eﬀectiveness, including historical and recent performance, quality, and service on the Company’s audit; the quality of KPMG’s communications with the Audit Committee and management, including regarding audit quality and performance; the expertise of the lead audit partner and the professionalism, exhibited professional skepticism, objectivity, integrity, and trustworthiness of KPMG’s team (the Audit Committee’s assessment of KPMG’s performance is facilitated by holding regular executive sessions with each of KPMG and management, and periodic meetings with the Audit Committee chair and KPMG between Audit Committee meetings).
•External data on audit quality and performance, including the results of PCAOB inspection reports on KPMG and KPMG’s Peer Review Reports on KPMG’s System of Quality Control, which involved the Audit Committee’s discussion with senior KPMG representatives regarding the results of such reports and reviews in comparison to other major accounting ﬁrms, and actions by KPMG to continue to enhance the quality of its audit practice;
•Reasonableness of KPMG fees, including KPMG’s fees as compared with fees charged to peer ﬁnancial institutions by KPMG and its peer accounting ﬁrms, and relative to audit quality and eﬃciency.
•KPMG’s independence and tenure, including the rotation of the lead audit partner, concurring partner, and other key audit partners on the engagement team and KPMG’s policies regarding its independence and processes for maintaining its independence (including KPMG’s compliance with its internal policies and procedures), the limited non-audit services provided by KPMG, and the other items regarding KPMG’s tenure, independence, and engagement.

104	Wells Fargo & Co.

Audit Matters
How We Monitor and Oversee Our Auditor’s Independence
The Audit Committee also monitors and oversees controls designed to maintain KPMG’s independence, including:

Consideration of Regular Rotation of Independent Auditor and Oversight of Mandatory Audit Partner Rotation for Independence of Perspective in Audit Engagement
•As part of its review process, the Audit Committee considers whether there should be regular rotation of the independent auditor in order to help promote continuing auditor independence, including the advisability of and potential issues involved with selecting a diﬀerent independent auditor. In evaluating KPMG’s independence, the Audit Committee takes into consideration the mandatory rotation of each of the lead audit partner and concurring partner on the engagement team every ﬁve years and the rotation of other key audit partners as required under applicable SEC rules and regulations.
•The Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner as part of its oversight activities. The Audit Committee believes the level of rotation within the audit engagement team is a key factor to help support the independence of perspective in connection with the audit engagement. During 2020, the Audit Committee oversaw the rotation of the Company’s lead audit partner from KPMG.
•The Audit Committee recognizes the signiﬁcant value of (1) maintaining a fresh perspective with KPMG’s audit engagement while at the same time benefiting from KPMG’s extensive experience in the ﬁnancial services industry and with the breadth and complexity of the Company and our businesses, and (2) avoiding the potential risks associated with appointing a new independent auditor, including the management time commitment, costs, and inefficiencies involved with onboarding a new independent auditor.

Active Audit Committee Oversight of Independent Auditor
•The Audit Committee meets regularly with KPMG both with management and in executive session at its regularly scheduled meetings throughout the year. The Audit Committee chair also meets separately with KPMG in between meetings as necessary and appropriate.

Limits on Non-Audit Services
•The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of KPMG and receives reporting from management on audit fee negotiations and performance against the audit plan. As discussed further below, the Audit Committee also has a strict policy in place that prohibits KPMG from providing certain non-audit services to Wells Fargo and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the Audit Committee.

KPMG’s Internal Processes and Procedures to Safeguard Independence
•KPMG maintains internal processes and procedures with respect to maintaining its independence as the Company’s independent auditor. The Audit Committee receives reporting and information quarterly from management and KPMG regarding KPMG’s independence and its compliance with its internal processes and procedures.

Audit Committee Determination
Based on the assessment described above, the Audit Committee and our Board believe that the continued retention of KPMG to serve as our independent auditor for 2024 is in the best interests of our Company and its shareholders.
Members of the Audit Committee:
Theodore F. Craver, Jr., Chair
Mark A. Chancy
CeCelia G. Morken
Ronald L. Sargent

2024 Proxy Statement	105

Audit Matters
Audit and Non-Audit Fees
KPMG Fees
We incurred the fees shown in the following table for professional services provided by KPMG for 2023 and 2022:

KMPG Audit Fees ($ in millions)	2023	2022
Audit Fees[1]	$42.3	$40.4
Audit-Related Fees[2]	2.4	3.3
Tax Fees[3]	2.0	2.0
All Other Fees[4]	0.2	0
Total	$46.9	$45.7
1.Audit Fees principally relate to the audit of our annual ﬁnancial statements, the review of our quarterly ﬁnancial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over ﬁnancial reporting. Audit fees also relate to services such as subsidiary and statutory audits, managed fund audits, registration activities (e.g., comfort letters, consent ﬁlings, etc.), and regulatory and compliance attest services.
2.Audit-Related Fees principally relate to audits of employee beneﬁt plans, review of internal controls for selected information systems and business units (Service Organization Control Reports), and due diligence work.
3.Tax Fees principally relate to the preparation of tax returns and compliance services, tax planning and consultation services, and trust and estate tax compliance services.
4.Other Fees relate to non-tax related advisory and consulting services.
Audit Committee Pre-Approval Policies and Procedures
Audit Committee policy requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the Audit Committee.
How the Audit Committee Pre-Approves Services
There are three methods for how the Audit Committee may approve KPMG’s services:

1
On an annual basis, recurring services such as the audits of our annual ﬁnancial statements and internal control over ﬁnancial reporting and the review of our quarterly ﬁnancial statements. Preliminary fee levels will not exceed amounts pre-approved for these services in the preceding calendar year, and a subsequent reﬁnement of the actual fees incurred as a result of changes in the scope of services will be submitted to the Audit Committee for pre-approval. The Audit Committee or a designee must pre-approve changes in the scope of recurring services if they will result in fee increases in excess of a relatively small amount established by the Audit Committee prior to such additional services being provided by KPMG. Changes in the scope of pre-approved services with estimated costs less than that amount may be approved by the Chief Accounting Oﬃcer and Controller.

2
For a particular calendar year, speciﬁc types of audit, audit-related, advisory, consulting, or tax services that could arise with respect to that calendar year that were not already pre-approved as recurring services, subject to a fee cap for each category for that year. The Audit Committee also provided the Chief Accounting Oﬃcer with 2024 pre-approval authority for audit, audit-related, tax, and other services subject to annual fee caps for each category.

3	From time to time during the year, services that have neither been pre-approved as recurring services nor pre-approved pursuant to the categorical pre-approval described above.

106	Wells Fargo & Co.

Audit Matters
In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the Audit Committee considers the facts and circumstances of the engagement, including other non-audit services provided by KPMG and the fees for those services, and whether the provision of the non-audit service by KPMG could impair the independence of KPMG with respect to Wells Fargo. The Audit Committee also considers whether KPMG is best positioned to provide the service because of its familiarity with our business, culture, accounting systems, risk proﬁle, and other factors, and whether there are alternatives reasonably available to us and the cost of those alternatives. The Audit Committee requires competitive bidding for services that are eligible for categorical pre-approval and services subject to individual pre-approval unless it is not warranted because of the facts and circumstances of the proposed engagement.
Delegation of Pre-Approval Authority
The Audit Committee has delegated pre-approval authority to designated Audit Committee members. Pre-approval by a designated Audit Committee member is used for time sensitive engagements. Pre-approval decisions by a designated Audit Committee member are reported to the full Audit Committee at a future meeting.

2024 Proxy Statement	107

Other Management Proposals

Items 4 and 5

Amendments to Remove Supermajority Voting Standards

Our Board recommends that you vote FOR each of the proposed amendments to remove supermajority voting standards.

After careful consideration, the Board has declared advisable and approved, and recommends that shareholders approve:
•Item 4: An amendment to the Company’s Restated Certificate of Incorporation (the Certificate) to expressly opt out of Delaware General Corporation Law Section 203 (DGCL Section 203), including, without limitation, the default supermajority voting standard required, under certain circumstances, to approve a “business combination” with an “interested stockholder” (as those terms are defined in DGCL Section 203); and
•Item 5: An amendment to remove the supermajority vote requirement in the local director provision in Section 6.7 of the By-Laws.
These amendments are described in Items 4 and 5 below (together, the Proposed Amendments). The following descriptions are a summary of the Proposed Amendments only and are qualiﬁed in their entirety by reference to the Proposed Amendments set forth in Item 4 and Item 5. Approval of either of these proposals is not conditioned upon approval of the other proposal.

108	Wells Fargo & Co.

Other Management Proposals
Why the Board Supports the Proposed Amendments
The Board is committed to reviewing and evolving the Company’s corporate governance practices in the best interests of its shareholders, in light of best practices, and in response to shareholder feedback. Last year, shareholders supported a shareholder proposal requesting that the Company replace voting requirements in the Certiﬁcate and By-Laws that call for a greater than simple majority vote with a majority of the votes cast standard. Currently, there are only two provisions that apply to the Company’s common stock and require a supermajority voting standard.

DGCL Section 203
As a Delaware company, we are subject by default to DGCL Section 203, which, under certain circumstances requires supermajority approval of certain “business combinations” with “interested stockholders” (as those terms are deﬁned in DGCL Section 203). DGCL Section 203 is intended to beneﬁt shareholders by limiting hostile takeovers, and to ensure that there is signiﬁcant support before a business combination with an interested stockholder is approved. The Proposed Amendments would amend the Certiﬁcate so that the Company will expressly elect not to be governed by DGCL Section 203, in order to eliminate the supermajority approval of certain business combinations with interested stockholders.

Local Director Provision
Section 6.7 of the By-Laws, related to the election of local directors, currently requires the aﬃrmative vote or written consent of eighty percent (80%) of the Company’s outstanding common stock to be amended. The Proposed Amendment would amend the By-Laws so that future amendments to Section 6.7 could be approved by either the Board or the shareholders by the voting standard set forth in the By-Laws.

The Board has reviewed these provisions against the results of last year’s shareholder proposal and current corporate governance standards. Many shareholders and investor associations have begun to view supermajority provisions as limiting the Board’s accountability to shareholders and conﬂicting with principles of good corporate governance. For example, the Council of Institutional Investors has taken the position that “[s]upermajority votes should not be required,” and that “[a] majority vote of common shares outstanding should be suﬃcient to amend company bylaws or take other action that requires or receives a shareowner vote.” 1
Based on this review, the Board believes that approval of the Proposed Amendments is in the best interests of the Company and its shareholders. If the Proposed Amendments are approved and become eﬀective, they will have the eﬀect of removing any supermajority voting provisions applicable to votes of the Company’s common stockholders. Speciﬁcally, a business combination with an interested stockholder subject to a shareholder vote will no longer require a supermajority vote under DGCL Section 203. Instead, such business combination, if subject to a shareholder vote, will only require the typical vote necessary for a business combination under the DGCL (currently a majority of shares issued and outstanding and entitled to vote at the meeting), or the Company’s governing documents. Additionally, future amendments to the local director provision in Section 6.7 of the By-Laws will require the approval of either the Board or the shareholders by the aﬃrmative vote of a majority in voting power of shares issued and outstanding at the meeting. Therefore, the Board has declared advisable and approved, and recommends that shareholders also approve, the Proposed Amendments.
1.See Council of Institutional Investors, Policies on Corporate Governance, Section 3.6 (last accessed March 6, 2024), available at
https://www.cii.org/corp_gov_policies.

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Other Management Proposals

Item 4

Approve an Amendment to the Restated Certificate of Incorporation to Opt Out of DGCL Section 203

Our Board recommends that you vote FOR the proposed amendment to the Certificate.

Proposed Certificate Amendment
The Board recommends that the Certificate be amended to add a new Article (Article Fifteenth) as follows:
FIFTEENTH: The corporation hereby expressly elects not to be subject to the provisions of Section 203 of the Delaware General Corporation Law.
Approval Standard
To be approved, Item 4 requires the aﬃrmative vote of a majority of the common stock outstanding. Abstentions and broker non-votes will count as votes “against” this proposal.
Implementation
If Item 4 is approved, such amendment to the Certiﬁcate will become eﬀective upon the ﬁling of a certiﬁcate of amendment setting forth such amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as practicable following shareholder approval. Pursuant to DGCL Section 203(b)(3), the provision will not become eﬀective until 12 months after the ﬁling and eﬀectiveness of the certiﬁcate of amendment setting forth the amendment. If Item 4 is not approved, it will not be implemented, and the Company will remain subject to the provisions of DGCL Section 203.

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Other Management Proposals

Item 5

Approve an Amendment to the By-Laws to Remove the Supermajority Vote Standard to Amend the Local Directors Provision

Our Board recommends that you vote FOR the proposed amendment to the By-Laws.

Proposed By-Law Amendment
The Board recommends that Section 6.7 of the By-Laws be amended to read as follows:
6.7. Local Directors. In the event that this Company shall own in excess of ﬁfty percent (50%) of the capital stock of any ﬁnancial or moneyed corporation or association and if in the acquisition of such stock this Company shall have agreed that as to the voting of such stock for the election of directors this By-Law or an agreement substantially in accord therewith shall be binding on the Company, then and in each such event the stock so acquired shall, at all meetings for the election of a board of directors of any such association or corporation, be voted in favor of the election to such board of a suﬃcient number of residents of the city where the principal oﬃce of such corporation or association is located so that, if the candidate so voted for shall be elected, at least seventy-ﬁve percent of the members of said board shall be residents of said city.
~~This Section 6.7 of this Article VI shall be amended only upon the affirmative vote of eighty percent (80%) in amount of the Common Stock of the Company outstanding at the time of such amendment or by the Board after receipt of the written consent of the holders of at least eighty percent (80%) of the Common Stock of the Company.~~
Approval Standard
To be approved, Item 5 requires the affirmative vote of 80% of the common stock outstanding at the time of the amendment. Abstentions and broker non-votes will count as votes “against” this proposal.
Implementation
If Item 5 is approved, such amendment to the By-Laws will be effective immediately. If Item 5 is not approved, it will not be implemented and the local directors provision in Section 6.7 of the By-Laws will continue to require the approval or written consent of eighty percent (80%) of the common stock outstanding of the Company.

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Shareholder Proposals

Items 6 through 13

Shareholder Proposals

Our Board recommends that you vote AGAINST each shareholder proposal for the reasons set forth below each proposal.

Shareholders will vote on the following shareholder proposals (Items 6 through 13), if they are properly presented at our Annual Meeting and not previously withdrawn or otherwise excluded. The text of these proposals and supporting statements appear in the form in which we received them. The proposals may contain assertions about our Company that we believe are incorrect. We have not attempted to refute any inaccuracies.
We provide the name and address of the lead proponent for each shareholder proposal, as well as the number or market value of shares held (if available). We will supply the name and address of, and number of shares held (if available) by any co-filer, upon oral or written request to our Corporate Secretary.

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Shareholder Proposals

Item 6

Shareholder Proposal – Annual Report on Prevention of Workplace Harassment and Discrimination

Our Board recommends that you vote AGAINST this proposal.

The Comptroller of the State of New York, Thomas P. DiNapoli, Trustee of the New York State Common Retirement Fund, 110 State Street, 14 Floor, Albany, NY 12236, the holder of 6,856,503 shares of our common stock, and one co-filer have advised us that they intend to introduce the following resolution at the 2024 Annual Meeting:
Resolution and Supporting Statement
Resolved:
Shareholders request the Board of Directors oversee the preparation of an annual public report describing and quantifying the effectiveness and outcomes of Wells Fargo’s efforts to prevent harassment and discrimination against its protected classes of employees. In its discretion, the Board may wish to consider including disclosures such as:
•the total number and aggregate dollar amount of disputes settled by the company related to abuse, harassment or discrimination in the previous three years;
•the total number of pending harassment or discrimination complaints the company is seeking to resolve through internal processes, arbitration or litigation;
•the aggregate dollar amount associated with the enforcement of arbitration clauses;
•the number of enforceable contracts which include concealment clauses that restrict discussions of harassment or discrimination, and
•the aggregate dollar amount associated with agreements which contain concealment clauses.
Concealment clauses are defined as any employment or post-employment agreement, such as arbitration, non-disclosure or non-disparagement agreements, that the Company asks employees to sign which would limit their ability to discuss unlawful acts in the workplace, including harassment and discrimination.
This report should not include the names of accusers or details of their settlements without their consent and should be prepared at a reasonable cost and omit any information that is proprietary, privileged, or violative of contractual obligations
Supporting Statement
Persistent controversies have surrounded Wells Fargo’s workforce management, so it is not a surprise that at last year's shareholder meeting well over half of the votes cast were FOR this resolution. Wells Fargo's hiring practices came under scrutiny when it was reported that the Company conducted interviews of diverse candidates for positions that had already been filled, and subsequently retaliated against employees that complained about the sham interviews. It has also been reported that the United States Attorney in the Southern District of New York’s criminal division is investigating possible violations of federal laws based on this reporting.
The Securities Exchange Commission has shown increased attention to human capital management issues, as demonstrated by its 2020 rulemaking and the Chairman’s public comments about future, more proscriptive disclosure rulemaking. There have been several high-profile derivative suits settled recently, including at Twentieth Century Fox, Wynn Resorts, and Alphabet, alleging boards breached their duties by failing to protect employees from discrimination and harassment, injuring the companies and their shareholders.
A public report such as the one requested would assist shareholders in assessing whether the Company is improving its workforce management. Civil rights violations within the workplace can result in substantial costs to companies, including fines and penalties, legal costs, costs related to absenteeism, and reduced productivity. A company’s failure to properly manage its workforce can have significant ramifications, making it more difficult to retain and recruit employees, and jeopardize relationships with customers and other partners.

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Shareholder Proposals
Our Statement in Opposition:
Annual Report on Prevention of Workplace Harassment and Discrimination
Our Board recommends a vote AGAINST this proposal, identified as Item 6 on the proxy card.
•Since the 2023 annual shareholder meeting, at which the same proposal received majority support, we have taken the following actions:
–Engaged with many of our shareholders to understand their views and share our perspectives. These engagements helped inform our response to the proposal.
–Published the results of a third-party Racial Equity Assessment, which, among other things, assessed our efforts to prevent harassment and discrimination and disclosed their conclusions and recommendations. In response, we are making substantive changes to our policies and practices, as described below.
–Included information in the Human Capital Management section of this Proxy Statement relating to our policies, procedures, and programs to prevent harassment and discrimination, including our Board’s oversight and where certain public information can be found.
•Our Board and the HRC oversee human capital risk and human capital management, in addition to culture and ethics. The HRC regularly engages with management regarding our culture, conduct management, and human capital risk, and reviews metrics relating to those topics.
•We have a well-developed framework designed to prevent and address harassment and discrimination, including policies and procedures, annual training, various reporting avenues, and investigation processes for conduct-related allegations. Our policies include the Code of Conduct, the Anti-Harassment and Discrimination Policy, the Affirmative Action, Equal Employment Opportunity Policy, and the Speak Up and Nonretaliation Policy. We believe these policies and procedures reflect our commitment to prevent and address harassment and discrimination.
Shareholder Engagement
We first received the proposal for inclusion in our 2023 Proxy Statement (the 2023 Proposal), and discussed it with our top shareholders ahead of the 2023 annual shareholder meeting. After that meeting, at which a majority of our shareholders supported the 2023 Proposal, we engaged with shareholders representing approximately 51% of our outstanding shares, with select participation from our Board Chair. During those engagements, we discussed the 2023 Proposal and potential responsive actions under consideration by Wells Fargo, including our desire to evaluate the REA, given its potential overlap or alignment with the topics raised in the 2023 Proposal. Through those engagements, we learned that our shareholders’ overarching focus was on our culture, including our Board’s oversight of our culture. We also learned that certain of our shareholders:
•Agreed with our proposed approach to evaluate the REA after its publication as we considered actions in response to the 2023 Proposal, including some shareholders who noted that they voted against the 2023 Proposal because the REA was underway.
•Wished to see more disclosure regarding our Board’s role in overseeing human capital management, including human capital risks.
•Encouraged us to consider enhancing our disclosures regarding harassment and discrimination.
The proponents submitted the proposal again for inclusion in the 2024 proxy season. We have engaged with the proponents on several occasions with respect to both the proposal and the 2023 Proposal.
Following our receipt of the proposal in October 2023 and the voluntary release of the full third-party REA in December 2023, we again engaged with the proponents and conducted outreach to shareholders representing approximately 29% of outstanding shares and engaged with shareholders representing approximately 17% of outstanding shares. During this round of engagement, our shareholders continued to focus on our Board’s oversight of human capital management.
Shareholder feedback received through the engagements described above informed our responsive approach described in this Statement in Opposition, was shared with the HRC and the GNC, and was made available to our Board.

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Board and Committee Oversight
Our Board, directly and through the HRC, oversees human capital risk and human capital management, in addition to our culture and ethics. For certain matters, our Board provides oversight directly, rather than through its committees. For example:
•Our Board reviews the results of our annual Global Employee Survey with management, has reviewed management reports on Wells Fargo’s culture, and reviewed the REA with the third-party law firm that conducted it.
•Our Board periodically reviews with management special topics relating to human capital matters, such as labor relations and DE&I.
•As part of its review and approval of our overall strategic plan, our Board annually engages with our Head of Human Resources regarding the strategy for the Human Resources department and reviews our Independent Risk Management team’s assessment of that strategy.
We believe our Board is adequately equipped to oversee workforce matters, with a substantial majority of our directors having human capital management experience gained through senior management roles in the financial services, insurance, and retail sectors, among others.
For certain other human capital matters, our Board delegates authority to the HRC, which is comprised entirely of members with human capital management skills and expertise. The HRC:
•oversees performance management, talent management, DE&I, and pay equity;
•periodically reviews the Code of Conduct and management’s efforts to foster responsible conduct and ethical behavior and decision‑making throughout Wells Fargo; and
•regularly engages with and reviews reports from our Head of Human Resources and our senior executive who oversees conduct management, including:
–culture reports and metrics, including the results of our annual Global Employee Survey;
–conduct management reports, metrics, and trends, including harassment and discrimination metrics and whistleblower retaliation matters;
–human capital risk reports and metrics, emerging trends such as labor relations, and monitoring of human capital risks such as staffing and attrition; related risk appetite measures and key risk indicators; and the results of internal audit reviews of Human Resources; and
–regulatory matters relating to the Human Resources function.
Additionally, the HRC engages with management regarding shareholder proposals related to human resources, including vote results and investor feedback regarding those proposals, and discusses potential responsive actions with management. Specifically, the HRC reviewed the proposal and the 2023 Proposal, vote results, and investor feedback, and discussed potential responsive actions.
Racial Equity Assessment
The Company commissioned the REA and engaged the third-party law firm in September 2022. The REA was underway in April 2023 when the 2023 Proposal received majority support at our 2023 annual shareholder meeting. As we continued to evaluate potential responsive actions, we considered it prudent to review the results of the REA, which became available in December 2023 and included an assessment of our framework on harassment and discrimination as part of its workforce review (including our policies and procedures), as well as conclusions and recommendations.
The proposal requests a report describing and quantifying the effectiveness and outcomes of our efforts to prevent harassment and discrimination against our protected classes of employees. While the REA was focused on Wells Fargo’s efforts in the United States to promote racial equity, serve customers in historically underserved communities, and promote an inclusive workplace that values diversity, there are some areas of overlap between the REA and the proposal. Notably, both the proposal and the REA focus on some of the same protected classes and on Wells Fargo’s employees and workplace environment.
The REA, which contains the third party’s conclusions and recommendations, includes an Anti-Discrimination and Harassment Policies and Investigation Procedures section, which assesses our policies and procedures. Those policies and procedures assessed in the REA apply to all protected classes. While we are still evaluating the recommendations in the REA, we have prioritized the review of the three recommendations related to the prevention of harassment and

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Shareholder Proposals
discrimination, and in response are making consequential changes to our policies and practices, as described below. Accordingly, our 2024 updates to our harassment and discrimination policies and procedures will implement a majority of these recommendations.
Our Harassment and Discrimination Framework and Disclosures
The Human Capital Management section of this Proxy Statement includes information on, among other things, our policies and practices to prevent and address harassment and discrimination. These policies specifically prohibit harassment and discrimination on the basis of race, color, gender, national origin, religion, age, sexual orientation, gender identity, gender expression, genetic information, physical or mental disability, pregnancy, marital status, hairstyle or hair texture, status as a protected veteran, or any other status protected by federal, state, or local law. These policies include:
•our Code of Conduct, which is publicly available on our website and provides that any such harassment or discrimination will not be tolerated and requires employees to promptly report any such harassment or discrimination;
•our Anti-Harassment & Discrimination Policy;
•our Affirmative Action, Equal Employment Opportunity Policy; and
•our Speak Up and Nonretaliation Policy.
In an effort to facilitate reporting, we provide multiple avenues for employees to raise concerns (including on an anonymous basis) and our policies prohibit retaliation of any kind against anyone for providing information in good faith or otherwise in accordance with applicable country‑specific laws.
Our commitments in this area are communicated and reinforced through employee training programs. U.S. employees are required to complete anti-harassment and anti-discrimination training annually. This training covers expectations for workplace conduct, helps employees recognize situations that may involve harassment or discrimination, and describes the ways in which employees can report harassment and discrimination matters without fear of retaliation.
While our goal is prevention, when an allegation of discrimination or harassment is made, our policies require us to thoroughly and objectively investigate it and take appropriate action, up to and including termination of any employee found to have engaged in inappropriate conduct. Our Employee Investigations team typically surveys the parties involved in an investigation to solicit feedback on the investigation process.
The proposal also claims that clauses such as arbitration, non-disclosure or non-disparagement, could limit employees’ abilities to discuss unlawful acts in the workplace. We believe arbitration is a more efficient, flexible, and cost-effective venue for employee claims to be heard. For employees hired on or after December 11, 2015, our policies also provide that unresolved employment disputes will be addressed through arbitration. In 2020, however, and before the law required it, we eliminated mandatory arbitration for employees in connection with sexual harassment claims. We also do not impose a non-disclosure or confidentiality requirement on employees who participate in arbitration, nor does arbitration restrict an employee from filing a claim with the Equal Employment Opportunity Commission or appropriate state agency.
Furthermore, in 2023, we eliminated confidentiality and non-disparagement provisions from severance agreements for non-supervisory employees. In the limited circumstances when we may use confidentiality clauses, such as when resolving claims through a settlement agreement, the clauses do not prevent an employee from reporting concerns about allegedly inappropriate workplace conduct to appropriate law enforcement bodies or regulators.
In 2024, we will be updating our Harassment and Discrimination policies and procedures to affirm Wells Fargo’s commitment to racial equity. We will also take regular steps to assess employee awareness of and comfort with our anti-harassment and EEO policies and reporting channels.
More specifically we will:
•update our Anti-Discrimination and Harassment Policy to enhance language prohibiting behavior that denigrates persons on the basis of a protected characteristic;
•enhance training materials and content to provide more examples and scenarios on prohibited behaviors; and
•continue to assess employee awareness of, and comfort with, our anti‑harassment and EEO policies and reporting channels through mandatory annual training and supplementing that assessment with periodic surveys.

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Shareholder Proposals
We believe that the proposed metrics for the annual reporting requested by the proposal could subject Wells Fargo to increased litigation and reputational risk without providing value to Wells Fargo or our shareholders, given that comparable metrics are not commonly disclosed by our peers or the broader market.
We believe the proposal is unnecessary because our actions, which include disclosures in this Proxy Statement of our current framework of comprehensive policies, procedures and programs related to preventing and addressing harassment and discrimination and related Board oversight, our voluntary release of the third-party’s REA, our anticipated actions in 2024 described above, and our Board’s ongoing oversight of human capital risk and human capital management described in this Statement in Opposition and in this Proxy Statement, are responsive to the requests of the proposal.

Item 6 – Shareholder Proposal – Annual Report on Prevention of Workplace Harassment and Discrimination Our Board recommends that you vote AGAINST this proposal.

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Shareholder Proposals

Item 7

Shareholder Proposal – Third-Party Assessment of Respect for Freedom of Association and Collective Bargaining

Our Board recommends that you vote AGAINST this proposal.

Segal Marco Advisors on behalf of the AFL-CIO Equity Index Funds, 550 W. Washington Blvd, Suite 900, Chicago, IL 60661, the holder of 1,195.506 shares of common stock, and two co-filers have advised us that they intend to introduce the following resolution at the 2024 Annual Meeting:
Resolution and Supporting Statement
RESOLVED: Shareholders urge the Board of Directors of Wells Fargo & Company (“Wells Fargo”) to commission and oversee an independent, third-party assessment of Wells Fargo’s respect for the internationally recognized human rights of freedom of association and collective bargaining. The assessment should evaluate management interference when employees seek to form or join trade unions as well as recommend steps to remedy any practices that are inconsistent with Wells Fargo’s international human rights obligations. The assessment, prepared at reasonable cost and omitting legally privileged, confidential, or proprietary information, should be publicly disclosed on Wells Fargo’s website.
SUPPORTING STATEMENT
Freedom of association and collective bargaining are internationally recognized human rights according to the International Labour Organization’s Declaration on Fundamental Principles and Rights at Work and the United Nations’ Universal Declaration of Human Rights. However, Wells Fargo’s Human Rights Statement, Code of Ethics and Business Conduct, and Supplier Code of Conduct are silent on Wells Fargo’s obligations to respect these internationally recognized human rights.
In February 2022, Wells Fargo published “Priority Recommendations of the Wells Fargo Human Rights Impact Assessment and Actions in Response” that summarized a human rights impact assessment performed by a third party law firm. The recommendations stated “Wells Fargo should consider prioritizing the issuance of a comprehensive human rights policy and providing training to the bank’s leadership and senior management regarding the [United Nations Guiding Principles on Business and Human Rights].”
In 2022, Wells Fargo CEO Charles Scharf told Congress that Wells Fargo would not commit to remain neutral if Wells Fargo’s employees seek to unionize.1 In 2023, various unfair labor practice charges were pending before the National Labor Relations Board alleging that Wells Fargo had violated its employees’ rights.2 Wells Fargo has agreed to settle one of these unfair labor practice charges.3 Meanwhile, a Wells Fargo internal presentation revealed that management has been tracking employees’ union organizing efforts.4
This resolution may help address human rights risks at Wells Fargo’s operations in other countries. Wells Fargo’s largest international operations are in India and the Philippines. The 2023 ITUC Global Rights Index rated India and the Philippines as countries with no guarantee of rights, explaining that such countries are “the worst countries in the world to work in. While the legislation may spell out certain rights, workers have effectively no access to these rights and are therefore exposed to autocratic regimes and unfair labour practices.”5
1.    “Wells Fargo to Beef Up Labor Relations Staff Amid Union Campaign,” Bloomberg Law, June 26, 2023, https://news.bloomberglaw.com/banking-law/wells-fargo-to-beef-up-labor-relations-staff-amid-union-campaign.
2.    “Wells Fargo Illegally Restricted Union Activism, US Labor Board Officials Allege,” Bloomberg, August 10, 2023, https://www.bloomberg.com/news/articles/2023-08-10/wells-fargo-bank-illegally-restricted-union-activism-nlrb-officials-allege.
3.    “Wells Fargo Reaches Settlement in Union Retaliation Case,” Bloomberg Law, May 3, 2023, https://news.bloomberglaw.com/banking-law/wells-fargo-reaches-settlement-in-union-retaliation-case.
4.    “Wells Fargo Privately Worries Union “Resurgence” Could Reach Its Workers Next,” Bloomberg, April 17, 2023, https://www.bloomberg.com/news/articles/2023-04-17/wells-fargo-privately-worries-union-resurgence-could-reach-its-workers-next.
5.    2023 ITUC Global Rights Index, International Trade Union Confederation, 2023, https://www.ituc-csi.org/ituc-global-rights-index-2023.

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Shareholder Proposals
Our Statement in Opposition
Third-Party Assessment of Respect for Freedom of Association and Collective Bargaining
Our Board recommends a vote AGAINST this proposal, identified as Item 7 on the proxy card.
•Following the submission of a similar proposal at the 2023 annual shareholder meeting, which did not receive majority support, we engaged with many of our shareholders to understand their views and share our perspective.
•Our Board and the HRC provide oversight of, and are engaged in, matters related to human capital risk and human capital management, including employees’ rights relating to freedom of association and collective bargaining. In 2023, our Board and the HRC received updates from management on labor relations. Our Board and the HRC have considered the topic and related shareholder feedback in connection with its evaluation of the proposal and this Statement in Opposition.
•We respect our employees’ freedom of association and are committed to bargaining in good faith with the certified bargaining representative of our employees where one has been designated by election. At the same time, we continue to believe our employees are best served by working directly with Wells Fargo and our leadership.
•We have implemented, and are committed to maintaining, policies and practices which are consistent with applicable law regarding employees’ rights to freedom of association and collective bargaining.
•As labor relations continue to evolve, we continue to review and evaluate our framework and practices, which include the following actions taken since the 2023 annual shareholder meeting: (i) engaging third‑party subject matter experts who have advised us on the development and application of policies and practices, which are designed to respect employees’ rights to freedom of association and collective bargaining, as well as the design and implementation of training programs to educate managers on these topics; (ii) developing and implementing additional training designed to continue educating managers; and (iii) supplementing management’s expertise on this topic.
•We have included disclosures relating to our policies, practices, and stance on freedom of association and the right to collectively bargain in the Human Capital Management section of this Proxy Statement.
Shareholder Engagement
Upon receipt of a proposal requesting the adoption of a policy related to freedom of association and collective bargaining for inclusion at the 2023 annual shareholder meeting (the 2023 Policy Proposal), we engaged with the proponent and discussed the 2023 Policy Proposal with our top shareholders representing approximately 45% of outstanding shares. At the 2023 annual shareholder meeting, the 2023 Policy Proposal did not receive majority support. After the 2023 annual shareholder meeting, we again engaged with our top shareholders, holding discussions with shareholders representing approximately 51% of our outstanding shares, with select participation from our Board Chair. Shareholder feedback was shared with the HRC and the GNC and made available to the Board. Following receipt of the current proposal, we again engaged with the proponents.
Board and Committee Oversight
Our Board, directly and through the HRC, oversees human capital risk and human capital management, in addition to our culture and ethics. For certain matters, the Board provides oversight directly, rather than through its committees. For example:
•The Board reviews the results of our annual Global Employee Survey with management, has reviewed management reports on Wells Fargo’s culture, and reviewed the results of a third‑party REA, which included an assessment of our workforce, with the law firm that conducted it. The REA is publicly available on our website.
•Our Board periodically reviews with management special topics relating to human capital matters, such as labor relations and DE&I. Given the developments in labor relations matters in 2023, our Board and the HRC received updates from management on that topic.
•As part of its review and approval of our overall strategic plan, our Board annually engages with our Head of Human Resources regarding the strategy for the Human Resources department and reviews our Independent Risk Management team’s assessment of that strategy.

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Shareholder Proposals
We believe our Board is adequately equipped to oversee workforce matters, with a substantial majority of our directors having human capital management experience gained through senior management roles in the financial services, insurance, and retail sectors, among others.
For certain other human capital matters, our Board delegates authority to the HRC, which is comprised entirely of members with human capital management skills and expertise. The HRC:
•oversees performance management, talent management, DE&I, and pay equity;
•periodically reviews the Code of Conduct and management’s efforts to foster responsible conduct and ethical behavior and decision-making throughout Wells Fargo; and
•regularly engages with and reviews reports from our Head of Human Resources and our senior executive who oversees conduct management, including:
–culture reports and metrics, including the results of our annual Global Employee Survey;
–conduct management reports, metrics, and trends, including harassment and discrimination metrics and whistleblower retaliation matters;
–human capital risk reports and metrics, emerging trends such as labor relations, and monitoring of human capital risks such as staffing and attrition; related risk appetite measures and key risk indicators; and the results of internal audit reviews of Human Resources; and
–regulatory matters relating to the Human Resources function.
Additionally, the HRC engages with management regarding shareholder proposals related to human resources, including vote results and investor feedback regarding those proposals, and if relevant, discusses potential responsive actions with management. Specifically, the HRC reviewed the proposal and considered investor feedback, which informed our response in this Statement in Opposition.
Our Framework for Respecting Employees’ Rights to Freedom of Association and Collective Bargaining
We respect employees’ rights under applicable laws related to freedom of association and collective bargaining and we support the legal right of every employee to make a free and informed choice about whether they want union representation. Because we feel strongly that employees should have all the facts about unions and union representation before they decide whether to form or join a union, we exercise our right, in accordance with applicable law, to communicate with them about the important topic of unions and union representation.
We are also committed to collective bargaining in good faith with our employees who are represented by a labor union certified as their bargaining representative and believe our employees are positioned to make the best decision on whether to be represented by a labor union for themselves when they have full information.
Wells Fargo’s recent responses to the efforts of employees to seek union representation in the U.S. demonstrate our commitment to respecting employees’ rights to freedom of association and collective bargaining. As of January 31, 2024, six union representation petitions have been filed with the NLRB. Upon the filing of each petition, we engaged directly with the NLRB to negotiate stipulated election agreements. Each stipulated election agreement allowed appropriate groups of employees to quickly vote in NLRB‑run secret ballot elections, where employees were able to freely make an informed, personal choice about whether they preferred to be represented by a union. Moreover, during these election processes, we followed NLRB rules and regulations and encouraged employees to exercise their right to vote.
As of January 31, 2024, we have 16 unionized employees at two bank branches. Following employees’ exercise of their freedom of association, Wells Fargo respected this choice and has begun a dialogue with union representatives about represented employees’ terms and conditions of employment, respecting the union representatives’ status as employees’ certified representatives for purposes of collective bargaining.
While we support and respect our employees’ right to make their own decisions, we prefer to hear employees’ concerns and work with them directly, which allows us to best determine how we can work together to improve our workplace. Employees are encouraged to raise concerns and feedback. We provide a number of forums for employees to share their voices and insights in a public or private manner, including:

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Shareholder Proposals
•directly to their managers or any manager with whom they feel comfortable;
•through our confidential EthicsLine, which employees can access by phone or online at any time to anonymously report complaints, violations, and other concerns;
•through Employee Relations, a team within Human Resources that specializes in helping employees and managers resolve workplace conflicts;
•at town halls conducted by our CEO and other senior leaders, which often include a question‑and‑answer period;
•through an annual global employee survey, which offers employees the opportunity to share valuable feedback to help us improve workplace engagement, the results of which are shared with the HRC and our Board;
•through a quarterly survey to a randomized sample of employees; and
•through Loudspeaker, a company-wide employee feedback platform where employees can provide feedback and ideas on, among other things, improving the customer and employee experience.
Our reporting channels and policies are designed to allow employees to raise concerns without fear of retaliation or reprisal and commit us to managing allegations in an objective, thorough, consistent, and timely manner. Our policies do not prohibit employees from forming or joining labor organizations or from collective bargaining, nor do they prohibit employees from discussing wages, benefits, and terms of employment. Our Speak Up and Nonretaliation Policy also prohibits retaliation against employees who exercise their rights to freedom of association and collective bargaining.
Our Continued Efforts to Address the Evolving Labor Market
We have taken extensive steps to increase awareness and understanding of employees’ freedom of association and collective bargaining rights and how to comply with applicable law. These steps include:
•Engaging third-party subject matter experts who (i) advised us on labor relations matters, including the development and application of policies and practices designed to respect employees’ rights to freedom of association and collective bargaining, as well as the design and implementation of training programs to educate managers on these topics, and (ii) presented to the HRC on labor relations in 2024.
•Developing and implementing online engagement and labor training for U.S. managers. This online training is in addition to the existing in-person training available to managers and HR business partners. These efforts resulted in a completion rate of over 99% of training on freedom of association and collective bargaining for U.S.-based managers assigned to the training as of January 31, 2024.
•In 2024, we will amend our Human Rights Statement to affirm our commitment to adhering to applicable local laws regarding the freedom of association and collective employee action. Our Human Rights Statement is publicly available on our website.
•Supplementing management’s expertise with additional relevant talent and experience.
Our Disclosures
In addition to the information in this Statement in Opposition, the Human Capital Management section of this Proxy Statement includes information on, among other things, our policies and practices, which we believe are consistent with applicable law and provide shareholders adequate information regarding our framework on freedom of association and collective bargaining.
We believe that our Board’s oversight of labor relations matters, our policies and practices described above, and our increased efforts related to education for managers, provide shareholders with appropriately responsive information about our respect for employees’ rights to freedom of association and collective bargaining. Therefore, we believe the proposal is unnecessary, would be time‑consuming and costly to prepare, and is not in the best interest of our employees or shareholders.

Item 7 – Shareholder Proposal – Assessment of Respect for Freedom of Association and Collective Bargaining Our Board recommends that you vote AGAINST this proposal.

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Item 8

Shareholder Proposal – Report on Respecting Indigenous Peoples’ Rights

Our Board recommends that you vote AGAINST this proposal.

American Baptist Home Mission Societies – 1075 First Avenue, King of Prussia, PA 19406, the holder of 101 shares of our common stock, and six co-filers have advised us that they intend to introduce the following resolution at the 2024 Annual Meeting:
Resolution and Supporting Statement
Resolved: Shareholders request the Board of Directors provide a report to shareholders, at reasonable cost and omitting proprietary and confidential information, outlining the effectiveness of Wells Fargo’s policies, practices, and performance indicators in respecting internationally-recognized human rights standards for Indigenous Peoples’ rights in its existing and proposed general corporate and project financing.
Whereas: The UN Declaration on the Rights of Indigenous Peoples and International Labour Organization Convention 169 concerning Indigenous and Tribal Peoples in Independent Countries are internationally-recognized standards for Indigenous Peoples’ rights.1 Violation of these rights presents risks for Wells Fargo that can adversely affect shareholder value, including reputational damage, project disruptions, litigation, and civil and criminal liability.2 Wells Fargo has a history of financing projects and companies that violate Indigenous rights, most notably as a lead financier of the Dakota Access pipeline in 2016, which resulted in two cities withdrawing $2 billion in assets from the bank.3 Several years later, Wells Fargo provided over $3.86 billion in financing to Enbridge, enabling the widely opposed Enbridge Line 3 and Line 5 tar sands pipeline reroutes.4
Enbridge Line 3’s construction and operation violates numerous Indigenous rights, including the rights to free, prior, and informed consent (FPIC); health; culture; religion; security; and assembly.5 Similarly, Indigenous leaders from the Great Lakes tribes have called Enbridge’s Line 5 project “an act of cultural genocide.”6 A 2022 ruling found that Line 5 was operating illegally on Bad River Band territory since 20137 Michigan Governor Whitmer canceled Enbridge’s certification in 2020, citing “Enbridge’s historic failures and current non-compliance” as jeopardizing the safety of Michigan residents and the environment.8 Significant material social risks have already materialized for Enbridge and its financiers through litigation, ongoing opposition led by Indigenous Peoples, allegations of civil rights abuses, investigations into treaty violations, and environmental damages.9
Investor expectations on this issue are increasing, as institutions develop screens against companies with a pattern of violating Indigenous rights.10 BlackRock’s 2021 Investment Stewardship Statement included an expectation for companies to respect FPIC in business decisions that impact Indigenous Peoples.11 Wells Fargo's Indigenous Peoples Statement is misaligned with international human rights standards for FPIC and is limited to project financing. Similarly, the Equator Principles Wells Fargo adheres to have been described by Indigenous experts as “critically weak” and limited in scope.12 Wells Fargo’s recent Native investment initiative13 does not shield the company from material risk connected to insufficient due diligence on Indigenous rights. Effective policies that protect Indigenous rights are critical to meeting Wells Fargo’s own commitments and mitigating material risk to shareholders.
1.    https://www.un.org/development/desa/indigenouspeoples/declaration-on-the-rights-of-indigenous-peoples.html
https://www.ilo.org/dyn/normlex/en/f?p=NORMLEXPUB:12100:0::NO::P12100_INSTRUMENT_ID:312314
2.    https://www.colorado.edu/program/fpw/sites/default/files/attached-files/social_cost_and_material_loss_0.pdf ;
https://amazonwatch.org/news/2022/0622-the-business-case-for-indigenous-rights
3.    https://www.npr.org/sections/thetwo-way/2017/02/08/514133514/two-cities-vote-to-pull-more-than-3-billion-from-wells-fargo-over-dakota-pipelin
4.    https://www.ran.org/wp-content/uploads/2020/12/RAN-Briefing_Line3_KXL.pdf
5.    https://www.colorado.edu/program/fpw/sites/default/files/attached-files/cerd_request_line_3_pipeline.pdf
6.    https://www.stopline3.org/news/women-leaders-line5
7.    https://michiganadvance.com/wp-content/uploads/2022/09/20515906551-1.pdf
8.    https://www.michigan.gov/whitmer/news/press-releases/2020/11/13/governor-whitmer-takes-action-to-shut-down-the-line-5-dual-pipelines-through-the-straits-of-mackina
9.    https://indiancountrytoday.com/news/enbridge-takes-the-gloves-off-in-line-5-battle ; https://www.cbsnews.com/minnesota/news/judge-gives-enbridge-3-years-to-close-oil-pipeline-on-tribal-land-in-wisconsin-4/
10.    https://amazonwatch.org/news/2022/0622-the-business-case-for-indigenous-rights
11.    https://www.blackrock.com/corporate/literature/publication/blk-commentary-engagement-on-human-rights.pdf
12.    https://www.colorado.edu/program/fpw/2019/11/19/first-peoples-response-ep4-critically-weak-equator-principles-puts-global-development
13.    https://newsroom.wf.com/English/news-releases/news-release-details/2023/Wells-Fargo-Launches-20-Million-Invest-Native-Initiative-for-Native-American-Communities/default.aspx

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Our Statement in Opposition
Report on Respecting Indigenous Peoples’ Rights
Our Board recommends a vote AGAINST this proposal, identified as Item 8 on the proxy card.
•Our Board and the CRC provide oversight of social and public responsibility matters, including issues impacting Indigenous communities, and have considered the topic and related shareholder feedback in connection with this proposal.
•We seek to respect the rights of Indigenous Peoples, including their right to determine their own way of life on their own lands. We strive to take those rights into account when conducting our business activities.
•We have existing policies and procedures that underscore the importance of respecting Indigenous Peoples’ rights and assessing potential risks to Indigenous communities. We periodically review and evaluate those policies and procedures consistent with our standard policy management process and our enterprise‑wide risk and control framework.
•We have served Indigenous Peoples’ communities in the United States for more than 60 years, and we seek to help these communities achieve financial sustainability and prosperity.
Board and Committee Oversight
Our Board, through the CRC, oversees our significant strategies, policies, and programs on social and public responsibility matters, including human rights and Indigenous Peoples’ rights. In furtherance of its oversight responsibilities, the CRC reviews our Human Rights Statement and Indigenous Peoples Statement. All of the members of the CRC have experience in both environmental and social matters as well as public policy matters. The Risk Committee oversees our risk management framework, including among other things, our risk management program and governance structures used by management to execute our risk management program. We have established risk management policies, practices, and procedures, including our Environmental and Social Impact Management (ESIM) Policy and related ESIM Framework, to help us identify, evaluate, and manage complex environmental and social issues in our financing and investment businesses. All of the members of the Risk Committee have risk management experience.
At our 2022 annual shareholder meeting, shareholders voted on substantially the same proposal (the 2022 Proposal), which was also submitted by the proponent. We engaged with the proponent regarding the 2022 Proposal and again after we received this year’s proposal. While the 2022 Proposal did not receive majority support from our shareholders, we continue to engage with our shareholders and are interested in their perspectives on issues impacting Indigenous communities.
Our Framework Regarding Respect for Indigenous Peoples
We believe that the identities and cultures of Indigenous Peoples are inextricably linked to the lands on which they live, and we respect their rights to determine their own way of life on their own lands, according to their time-honored cultures, traditions, and beliefs. In acknowledgement of these rights, we adopted and published our Indigenous Peoples Statement (the Statement) in March 2017. The Statement is available on our Corporate Responsibility Goals and Reporting webpage.
The Statement articulates Wells Fargo’s commitment to treating all Indigenous Peoples with dignity and respect, as well as our approach to responsible financing. We encourage our customers to collaborate in a meaningful way to manage the impacts and risks of their activities on Indigenous communities. Additionally, through our Human Rights Statement, which is available on our Corporate Responsibility webpage and which was updated in September 2022, we articulate our commitment to respecting human rights throughout our operations, products, and services, including our expectation for clients to respect the rights of Indigenous Peoples.
We have existing policies and procedures to evaluate potential risks to Indigenous communities and we periodically review and evaluate those policies and procedures, consistent with our standard policy management process and our enterprise‑wide risk and control framework. To help us identify, evaluate, and manage complex environmental and social issues in our financing and investment businesses, we have established risk management policies, practices, and procedures, including our ESIM Policy and related ESIM Framework.
Under our ESIM Policy, when our business groups identify in‑scope clients or transactions with actual or potential adverse environmental and social impacts related to Indigenous Peoples’ rights, they are required to engage the ESIM team for additional due diligence and assistance in evaluating the clients or issues as appropriate. The ESIM team may determine

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that escalated reviews are appropriate. In those cases, the transaction or client would be subject to a review by the applicable business‑aligned corporate risk teams, and potentially a management‑level governance committee that reviews applicable elevated risk factors of the client or transaction—and, if appropriate, the Risk Committee. The related due diligence is informed by globally recognized standards and best practices, such as the United Nations Guiding Principles on Business and Human Rights and the International Finance Corporation Performance Standards on Environmental and Social Sustainability. As appropriate, Wells Fargo’s Sustainability team joins relationship managers in client engagements to better understand clients’ approach to stakeholder engagement with Indigenous communities throughout the lending life cycle. Through productive engagement and diligence with these clients, we have learned about enhancements our clients have made over time with respect to their engagement with Indigenous communities. These practices are designed to encourage clients to continue enhancing their practices and help us determine whether our financing activities are adequately reviewed and assessed for, among other things, environmental and social considerations, including potential impacts to Indigenous communities.
For more than 60 years, Wells Fargo has been a proud supporter of Indigenous communities, and we continue our commitment to provide capital and financial services to tribes and tribal-owned enterprises. Wells Fargo has banking relationships with 1 out of 3 federally recognized tribes in the United States. We have committed over $3 billion in credit and hold approximately $4 billion in deposits for tribal governments and tribally owned enterprises nationally, banking more than 300 Native American and Alaska Native tribal entities in 25 states. We are dedicated to serving Indigenous communities with products, services, and financial health programs tailored to help tribal clients, tribal governments, tribal enterprises, and tribal members succeed financially. We have dedicated employees focused on serving Indigenous communities.
Additionally, Wells Fargo has been a leading philanthropist supporting initiatives focused on Indigenous communities. Between 2017 and 2022, we donated more than $50 million to nonprofit organizations serving American Indian, Alaska Native, and Native Hawaiian communities, and in January 2023, we launched Invest Native, committing an additional $20 million in philanthropy to advance economic opportunities in Native American communities through work with Native‑led organizations. For over 10 years, we have provided strategic philanthropic investments to Native Forward, an organization serving Native scholars.
We believe that we are addressing the risks to Indigenous communities described in the proposal through our Board oversight, our existing policies and procedures to evaluate and mitigate potential risks, and our principled and increasing commitment to Indigenous communities. Therefore, we believe that the report requested by the proposal is unnecessary and would require us to devote meaningful time and resources that could be better utilized to advance key priorities. We believe that this is not in the best interest of Wells Fargo, our shareholders, or other stakeholders.

Item 8 – Shareholder Proposal – Report on Respecting Indigenous Peoples’ Rights Our Board recommends that you vote AGAINST this proposal.

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Item 9

Shareholder Proposal – Audit of Climate Transition Policies

Our Board recommends that you vote AGAINST this proposal.

National Legal and Policy Center – 107 Park Washington Court, Falls Church, VA 22046, the holder of 127 shares of our common stock, has advised us that it intend to introduce the following resolution at the 2024 Annual Meeting:
Resolution and Supporting Statement
Humanitarian Risks Due to Climate Change Policies
WHEREAS: The global energy crisis has focused the public's and policy makers' attention on the effects from rising energy prices. Russia's invasion of Ukraine is partially to blame, but the haphazard worldwide transition to so-called1 "green" energy has arguably inflicted greater harm via toxic pollution and energy prices:2
•According to Fatih Birol, Executive Director of the International Energy Agency (IEA), developing nations are the most vulnerable to rising fossil fuel prices.3 "Birol said those who will be hit hardest include oil-importing nations in Africa, Asia and Latin America because of higher import prices and their weaker currencies."
•760 million people, primarily in Africa and Asia, still don't have access to electricity, according to the IEA.4
•Reduced investment in fossil fuels disproportionately impacts the poor.5 "Reducing poverty is not feasible without access to cheap and reliable energy."6
•Developing nations represent potential sources of business growth-or decline-for Wells Fargo & Company ("Wells Fargo" or "Company") and the global economy.
SUPPORTING STATEMENT: Wells Fargo has made energy transition policies integral to its lending and underwriting activities:
•Wells Fargo joined the Net-Zero Banking Alliance in October 2021.7 The NZBA is a group of leading global banks, convened by the United Nations, committed to transitioning the economy to net-zero emissions by 2050.8
•Wells Fargo has pledged to deploy $500 billion in sustainable finance by 2030.9
•Wells Fargo "appointed Robyn Luhning to the newly created role of Chief Sustainability Officer" in April 2022.10
•Wells Fargo aims to reduce the emissions intensity of its Power Sector by 60% by 2030.11
•Wells Fargo aims to reduce absolute emissions in its Oil & Gas sector by 26% by 2030.
1.    https://www.dailymail.co.uk/sciencetech/article-12545855/Devastating-transition-green-energy-metal-mining-23-million-people-toxic-waste-rivers-polluted-farmland.html
2.    https://www.wsj.com/articles/americas-new-energy-crisis-11659153633
3.    https://www.cnbc.com/2022/10/26/iea-developing-nations-the-number-one-casualty-of-the-energy-crisis.html
4.    https://www.iea.org/reports/sdg7-data-and-projections/access-to-electricity
5.    https://www.brookings.edu/articles/it-is-unfair-to-push-poor-countries-to-reach-zero-carbon-emissions-too-early/
6.    https://thebreakthrough.org/journal/no-16-spring-2022/let-them-eat-carbon
7.    https://sites.wf.com/co2emission/CO2eMission_Executive_Summary.pdf
8.    https://www.unepfi.org/net-zero-banking/
9.    https://newsroom.wf.com/English/news-releases/news-release-details/2021/Wells-Fargo-Sets-Goal-to-Achieve-Net-Zero-Greenhouse-Gas-Emissions-by-2050/default.aspx
10.    https://newsroom.wf.com/English/news-releases/news-release-details/2022/Wells-Fargo-Appoints-Robyn-Luhning-as-Chief-Sustainability-Officer/default.aspx
11.    https://www.reuters.com/business/finance/wells-fargo-set-emissions-reduction-targets-oil-gas-power-clients-2022-05-06/

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Wells Fargo's climate policies appear to conflict with its commitment to the United Nations' sustainable development goals (SDGs),12 especially the first goal of "no poverty."13
RESOLVED: Shareholders request the Board of Directors to oversee an audit that analyzes the impacts, both adverse and beneficial, of Wells Fargo's climate transition policies regarding the economic and humanitarian effects on emerging nations, which rely heavily on - but have limited access to - fossil fuels and other non-"renewable" sources of power, such as nuclear. Perspectives from a full spectrum of respected economists, nongovernmental organizations, research firms, and public-interest groups could be considered. Wells Fargo should avoid one-sided political or viewpoint bias, with the auditor consulting specialists across a range of stances - including those who may rebut prevailing corporate media- and government-driven narratives on climate and energy. Among perspectives that may be considered include experts such as Alex Epstein, Michael Shellenberger, Bjorn Lomborg, Robert Bryce, Roy Spencer, John Christy, Roger Pielke, Jr., Richard Lindzen, and others.
A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be published on Wells Fargo's website.
Our Statement in Opposition
Audit of Climate Transition Policies
Our Board recommends a vote AGAINST this proposal, identified as Item 9 on the proxy card.
•Our Board and the CRC provide oversight of environmental sustainability and climate change matters, as well as related risk management matters.
•We already provide significant public disclosures regarding our sustainability and climate initiatives and related risk considerations.
•We strive to align our resources and expertise to support a more inclusive, sustainable future for all. We are focused on managing the environmental and social impacts of our operations, products, and services.
•We are primarily a U.S. domestic bank, with a relatively limited presence in emerging markets.
Board and Committee Oversight
The CRC oversees our significant strategies, policies, and programs on social and public responsibility matters, including environmental sustainability, climate change, and human rights. The Risk Committee oversees our companywide risk management framework and independent risk management function. The CRC is engaged in the review of this proposal, and we engaged with the proponent after receipt of this proposal. All of the members of the CRC have experience in environmental and social matters and all of the members of the Risk Committee have risk management experience.
Existing Disclosures
We believe we already provide significant public disclosures regarding our sustainability and climate initiatives. In July 2023, we published our latest Task Force on Climate-Related Financial Disclosures (TCFD) Report, which includes information on our support for an equity‑focused transition and governance for climate‑related risks and opportunities. Also in July 2023, we published our Sustainability & Governance Report, which includes information on our support for an equity‑focused transition, as well as Board and committee oversight of Environmental, Social, and Governance (ESG) issues. Our Corporate Responsibility webpage includes information on our efforts to advance environmental sustainability, as well as our ESIM Framework, which is designed to provide clarity and transparency to our stakeholders about how Wells Fargo approaches the environmental and social impacts associated with certain financial relationships.
We believe in banking the energy needs of today while investing in the energy needs of tomorrow. We also believe that the impact of climate change may affect certain communities more than others. To help us identify, evaluate, and manage complex environmental and social issues in our financing and investment businesses, we have established risk management practices and procedures, including our ESIM Framework. Under our ESIM Policy, when our business groups identify in‑scope clients or transactions with actual or potential adverse environmental and social impacts, they are required to engage the ESIM team for additional due diligence and assistance in evaluating the clients or issues as appropriate.
12.    www08.wellsfargomedia.com/assets/pdf/about/corporate-responsibility/sustainability-and-governance-report.pdf
13.    https://sdgs.un.org/goals

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In our climate‑related philanthropic giving, we maintain a focus on vulnerable communities’ access to the opportunities associated with the transition to a low‑carbon economy. We have provided grants to promote and accelerate efforts to support the flow of capital for mitigation and resilience initiatives, with a focus on sustainable affordable housing. We believe that these efforts can help improve community and individual household resilience in the face of volatility brought on by climate change, extreme weather events, and increases in utility costs. As part of our philanthropic contributions in support of an equitable implementation of the Inflation Reduction Act, we have provided over $4 million in grants to financial intermediaries, including community development financial institutions and green banks. These grants support community development financial institutions and green banks in their applications to the Greenhouse Gas Reduction Fund designed to strengthen capital availability in marginalized communities that have historically been left behind. Wells Fargo has provided $5 million in grants to support decarbonization and resilience in affordable housing, including a collaboration with the National Housing Trust to offer training for approximately 30 affordable housing developers and state housing finance agencies on advancing decarbonization and resilience strategies.
Scope of Business Operations
The proposal requests an audit of the impact of our climate transition policies on “emerging nations.” Our business operations are primarily within the United States, with a relatively limited presence in emerging markets. More than 90% of our revenues come from U.S. clients or activities of non-U.S. clients in the U.S., and our businesses outside the U.S. primarily support our U.S. customer base.
Given our current disclosures and limited exposure to emerging markets, we believe that the audit requested by the proposal would require us to devote meaningful time and resources that could be better utilized to advance key priorities. We believe that this is not in the best interest of Wells Fargo, our shareholders, or other stakeholders.

Item 9 – Shareholder Proposal – Audit of Climate Transition Policies Our Board recommends that you vote AGAINST this proposal.

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Item 10

Shareholder Proposal – Annual Climate Lobbying Congruency Report

Our Board recommends that you vote AGAINST this proposal.

The Sisters of St. Francis Dubuque Charitable Trust, 3390 Windsor Ave., Dubuque, IA 52001-1311, the holder of shares of our common stock with a market value in excess of $2,000, and one co-filer have advised us that they intend to introduce the following resolution at the 2024 Annual Meeting:
Resolution and Supporting Statement
Whereas: According to the Fifth National Climate Assessment, weather-related disasters currently generate at least $150 billion in damages to the US per year and could cause more economic harm as temperatures continue to rise.1 The Financial Stability Oversight Council identified climate change as an emerging and increasing threat to the financial system.2
Wells Fargo & Company (“WFC”) acknowledges that “achieving net-zero GHG emissions by 2050 requires action from a host of stakeholders, including supportive government policies, public investment, shifts in business models and consumer behavior, and the commercialization of new decarbonizing technologies.”3 WFC is a member of the Net Zero Banking Alliance.4
Major companies have enormous influence and bipartisan credibility to help establish a policy environment that can avert the most dire climate risks and take advantage of this generational economic shift. WFC has committed to advocating for policies that enable client transitions to net zero emissions.5 However, WFC’s positions on and details of engagement with policymakers are unclear.6
Corporate lobbying that is inconsistent with the Paris Agreement poses escalating material risks to companies and investors.7 Trade associations and other policy organizations that speak for businesses like WFC often present major obstacles to addressing the climate crisis. WFC is a member of financial industry associations, the U.S. Chamber of Commerce, the Business Roundtable, American Bankers Association, and the Bank Policy Institute,8 which are opposing emerging sustainable finance policy, including recently objecting to California’s greenhouse gas disclosure bill, SB 253.9
WFC’s current disclosures do not adequately inform investors if or how WFC ensures its direct and indirect lobbying activities align with its net zero goal and the Paris Agreement. WFC states when it disagrees with its trade associations that it is “committed to sharing our perspective in a constructive manner10,” but this does not represent a comprehensive, public review of WFC’s memberships and climate policy positions, including how WFC addresses any policy misalignment with its net zero ambitions, nor an escalation plan for non-alignment.
RESOLVED: WFC Shareholders request that the Board of Directors analyze and report annually (at reasonable cost, omitting confidential and proprietary information) on whether and how it is aligning its lobbying and policy influence activities and positions, both direct and indirect (through trade associations, coalitions, alliances, and other organizations), with its public commitment to achieve net zero emissions by 2050--including the activities and positions analyzed, the criteria used to assess alignment, and involvement of stakeholders, if any, in the analytical process.
SUPPORTING STATEMENT: In evaluating the degree of alignment between its emissions goals and its lobbying, WFC should disclose its direct and indirect policy positions and lobbying actions with regard to climate provisions of key international, federal and state legislation and regulation. WFC should consider investor expectations described in the Global Standard on Responsible Climate Lobbying11 as a useful resource for implementation.
1.    https://nca2023.globalchange.gov/chapter/19/#key-message-1
2.    https://home.treasury.gov/news/press-releases/jy0426
3.    https://www08.wellsfargomedia.com/assets/pdf/about/corporate-responsibility/climate-disclosure.pdf
4.    https://newsroom.wf.com/English/news-releases/news-release-details/2021/Wells-Fargo-Joins-Net-Zero-Banking-Alliance/default.aspx
5.    https://newsroom.wf.com/English/news-releases/news-release-details/2021/Wells-Fargo-Sets-Goal-to-Achieve-Net-Zero-Greenhouse-Gas-Emissions-by-2050/default.aspx
6.    https://www.ceres.org/accelerator/responsible-policy-engagement/database/wells-fargo
7.    https://www.occ.gov/news-issuances/speeches/2021/pub-speech-2021-116.pdf?source=email
8.    https://www.wellsfargo.com/about/corporate-responsibility/government-relations/
9.    https://www.ceres.org/sites/default/files/reports/2023-08/Responsible%20Policy%20Engagement%20Benchmarking%20for%20Banks.pdf
10.    https://www.wellsfargo.com/about/corporate-responsibility/government-relations/
11.    https://climate-lobbying.com/wp-content/uploads/2022/03/2022_global-standard-responsibleclimate-lobbying_APPENDIX.pdf

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Our Statement in Opposition
Annual Climate Lobbying Congruency Report
Our Board recommends a vote AGAINST this proposal, identified as Item 10 on the proxy card.
•Our Board and the CRC oversee government relations strategies, policies, and programs as well as environmental sustainability matters. This oversight includes climate change and climate‑related lobbying matters.
•We disclose detailed information regarding our political and public policy contributions related to climate, and we plan to enhance those disclosures in 2024.
•We engage in public policy advocacy on issues that impact our business at the local, state, and federal levels, including through membership in financial services industry trade associations. Participation in these groups comes with the understanding that we may not always agree with every position taken. When we identify significant misalignment between our positions and those of the organizations we support and sponsor, we aim to share our perspective in a constructive manner.
Board and Committee Oversight
Our Board provides oversight of sustainability and social responsibility matters directly and through its committees. The CRC oversees our significant strategies, policies, and programs on social and public responsibility matters, including environmental sustainability and climate change. The CRC also oversees our significant government relations strategies, policies, and programs. All of the members of the CRC have experience in environmental and social matters as well as government and public policy matters. The CRC reviewed and discussed a substantially similar proposal submitted by the same proponent for a vote at the 2023 annual shareholder meeting (the 2023 Proposal). The 2023 Proposal did not receive majority support. After the 2023 annual meeting, the CRC reviewed the vote results, shareholder feedback, and this year’s proposal. We engaged with the proponent in connection with the 2023 Proposal as well as this year’s proposal.
The CRC is engaged in discussing the subject matter of this proposal on a regular basis. At least annually, the CRC reviews political transparency matters, including our political activities and contributions, significant lobbying priorities, and principal trade association memberships. Our Government Relations and Public Policy (GRPP) team is responsible for managing the development and execution of strategies that advance our public policy priorities. The CRC also receives reporting on climate-related disclosures and other environmental sustainability and climate change matters.
Enhanced Disclosures
We already have extensive disclosures related to climate as well as lobbying and political engagement. In July 2023, we published our TCFD Report, which includes information on governance for climate‑related risks and opportunities as well as our engagement with various stakeholders regarding climate‑related policy advocacy. Also in July 2023, we published our Sustainability & Governance Report, which included information on Board and committee oversight of ESG issues and we disclose our public policy lobbying and corporate Political Action Committee (PAC) spending for the past three completed fiscal years.
We regularly review our public disclosures, taking into account factors such as regulatory and legal developments, market practice, other external developments, and engagement with our shareholders and other stakeholders. By the end of 2024, we plan to further enhance the disclosures in our regular reporting regarding our political and public policy contributions related to climate by:
•adding information regarding our climate‑related advocacy engagement at principal trade organizations, including our membership in climate‑focused working groups;
•adding information about our business and philanthropic investments and activities that support and utilize our climate policies; and
•updating information regarding our engagement with climate‑related non‑governmental organizations and other groups focused on renewable energy.
Our GRPP webpage already includes significant disclosures related to political and public policy contributions, including:
•a summary of the most recent campaign contributions of Wells Fargo’s employee‑funded PACs;
•a link to the government website that houses our quarterly lobbying filings, which disclose to Congress our lobbyists’ federal lobbying expenditures and the issues on which they have lobbied;

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•payments made to political organizations organized under section 527 of the Internal Revenue Code (527 Organizations);
•ballot initiative contributions in amounts exceeding $25,000; and
•the principal financial services industry trade associations that receive membership dues from Wells Fargo.
In 2023, we enhanced our disclosures regarding Board oversight, adding information about our decision-making approaches for political engagement. And by the end of 2024, we will further enhance the disclosures on our GRPP webpage, including relating to:
•the approval process for trade association membership, which includes initial and annual approval by the Head of GRPP and the CRC’s oversight role, and for each of our principal trade associations, the percentage of dues paid that is attributable to lobbying;
• a statement that Wells Fargo does not engage in direct grassroots lobbying;
•information about Wells Fargo’s established criteria guiding our decision-making for supporting candidates through the Wells Fargo PACs, which includes supporting candidates who:
–represent the communities where we have a large presence;
–understand the important role the financial services industry plays in the economy;
–are in legislative or political leadership roles; or
–serve on important committees that have jurisdiction over issues that impact the financial services sector;
•information about the attestation letters that we obtain from 527 Organizations, which affirm that our donations will only be used for operational and administrative purposes and not to support or oppose candidates for public office or ballot initiatives, and that donations are not transferred to PACs; and
•additional disclosures about advocacy and lobbying in the state and local jurisdictions where we are registered to lobby, by providing hyperlinks to the websites where our state and local lobbying disclosure reports are housed.
Like many companies, Wells Fargo engages in public policy advocacy on issues that impact our business at the local, state, and federal levels, including through membership in financial services industry trade associations. We regularly review our participation model and believe that engagement through these trade organizations, including as a voice of opposition from time to time, is an integral part of our public policy strategy. Participation in these groups comes with the understanding that we may not always agree with every position taken. In instances where we identify significant misalignment with trade associations to which we belong, we aim to share our perspective in a constructive manner.
Given our current Board oversight and disclosures regarding climate and general lobbying and our plan to enhance those disclosures in 2024, we believe that the annual reporting requested by the proposal would require us to devote meaningful time and resources that could be better utilized to advance key priorities. Therefore, we believe that this is not in the best interest of Wells Fargo, our shareholders, or other stakeholders.

Item 10 – Shareholder Proposal – Annual Climate Lobbying Congruency Report Our Board recommends that you vote AGAINST this proposal.

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Item 11

Shareholder Proposal – Annual Report on Congruency of Political Spending and Corporate Values

Our Board recommends that you vote AGAINST this proposal.

Harrington Investments, Inc., 1001 2nd Street, Suite 325, Napa, CA 94559, the holder of 200 shares of our common stock, has advised us that it intends to introduce the following resolution at the 2024 Annual Meeting:
Resolution and Supporting Statement
Our Company published statements proclaiming it monitors and works toward progress on Environmental Social Governance (ESG) challenges, stating it:
“regularly assesses ESG and sustainability themes…monitors ESG trends…which inform its strategies, goals, and reporting priorities….”1
“believes that it has a role to play in addressing social, economic, and environmental sustainability,”2
“believe[s] that climate change continues to be one of the most urgent environmental and social issues of our time, and [is] working…to help accelerate the transition to a low carbon economy…”3
However, evidence suggests Wells Fargo supports organizations working against ESG investing, including the State Financial Officers Foundation (SFOF) and the Republican Attorneys General Association.
SFOF has advanced model legislation in at least five states directing state lawmakers and treasurers to cancel state contracts with companies that address climate risk, stating those institutions are “boycotting” fossil fuel companies.4
This evident conflict has not gone unnoticed. Congressman Casten and Senator Schatz wrote our Chief Executive Officer, requesting confirmation of Company plans to withdraw sponsorship of SFOF, emphasizing SFOF’s approach misrepresents valid steps banks and asset managers are taking to minimize climate risk exposure.5
While Wells Fargo claimed to combat inequalities, it continued to profit from abusive practices, paying over 175 million dollars in a discriminatory lending practices settlement.
Wells Fargo Political Action Committee (PAC) “Transparency Report” leaked, detailing contribution criteria, noting the PAC aims to support candidates who “are willing to work in a bipartisan manner… and support diversity, equity, and inclusion."6 Yet, some of the PAC’s political contributions contradict this goal.
For example, the PAC donated to members of Congress that voted against certifying the Electoral College, including Kevin McCarthy, Blaine Luetkemeyer, and David Kustoff.7 Texas Governor Abbott received 20,000 dollars, despite launching child abuse investigations into parents of trans youth.8
1.    Wells Fargo ESG Report 202, p. 5, https://www08.wellsfargomedia.com/assets/pdf/about/corporate-responsibility/environmental-social-governance-report.pdf (“ESG Report”).
2.    ESG Report, p. 5.
3.    Wells Fargo, Advancing Environmental Sustainability, https://www.wellsfargo.com/about/corporate-responsibility/environment/.
4.    Letter to Charles Scharf from Congressman Sean Casten and Senator Brian Schatz, October 20, 2022, p. 1, https://casten.house.gov/sites/evo-subsites/casten.house.gov/files/evo-media-document/10-20-22-wf-sfof-sponsorship-follow-up_1.pdf (“Casten Letter”).
5.    Casten Letter, p. 2.
6.    Judd Legum, Behind the curtain of Wells Fargo’s corporate PAC, Popular Information, https://popular.info/p/behind-the-curtain-of-wells-fargos (“Legum Article”).
7.    Legum Article.
8.    Legum Article.

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Shareholder Proposals
Resolved: Shareholders request that Wells Fargo report to shareholders annually, at reasonable expense and excluding confidential information, a congruency analysis between corporate values as defined by Wells Fargo’s stated policies and Company contributions on electioneering and to any organizations dedicated to affecting public policy. The report should include a list of any such contributions occurring during the prior year misaligned with stated corporate values, stating the justification for such exceptions.
Supporting Statement: Proponents recommend, at Board and management discretion, the report also include management’s analysis of risks to the Company brand, reputation, or shareholder value associated with incongruent expenditures. “Electioneering expenditures” means spending, from corporate treasury and from the PAC, directly or through a third party, at any time during the year, on printed, internet, or broadcast communications, which are reasonably susceptible to interpretation as being in support of or opposition to a specific candidate.
Our Statement in Opposition
Annual Report on Congruency of Political Spending and Corporate Values
Our Board recommends a vote AGAINST this proposal, identified as Item 11 on the proxy card.
•Our Board and the CRC oversee government relations strategies, policies, and programs, including political transparency matters, and has taken into consideration shareholder feedback on this topic.
•We disclose detailed information regarding our federal, state, and local lobbying activities, our memberships in principal trade associations, contributions 527 Organizations, and contributions made by Wells Fargo’s employee-funded PACs. In 2023, we enhanced the disclosures on our GRPP webpage regarding our decision‑making approaches for political engagement. By the end of this year, we will further enhance the disclosures on our GRPP webpage related to, among other things, grassroots lobbying and the criteria that Wells Fargo’s PACs use in making decisions to support candidates.
•We believe that participating in the political process helps protect our customers, employees, businesses, and communities, and is an important part of responsible corporate citizenship.
Board and Committee Oversight
We believe we have adequate oversight of our political and lobbying activities. The CRC oversees our significant government relations strategies, policies, and programs. All of the members of the CRC have government or public policy experience. At least annually, the CRC reviews political transparency matters, including our political activities and contributions, significant lobbying priorities, and principal trade association memberships. Our GRPP team is responsible for managing the development and execution of strategies that advance our public policy priorities.
Wells Fargo received substantially the same shareholder proposal in connection with the 2023 annual shareholder meeting (the 2023 Congruency Proposal), which did not receive majority support. We engaged with the proponent in connection with both the 2023 Congruency Proposal and this year’s proposal (the 2024 Congruency Proposal). The CRC reviewed and discussed the 2023 Congruency Proposal, the vote results, shareholder feedback, and the 2024 Congruency Proposal.
Enhanced Disclosures
Our GRPP webpage already includes significant disclosures related to political and public policy contributions, including:
•a summary of the most recent campaign contributions of Wells Fargo’s PACs;
•a link to the government website that houses our quarterly lobbying filings, which disclose to Congress our lobbyists’ federal lobbying expenditures and the issues on which they have lobbied;
•payments made to 527 Organizations;
•ballot initiative contributions in amounts exceeding $25,000; and
•the principal financial services industry trade associations that receive membership dues from Wells Fargo.

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Shareholder Proposals
In 2023, we enhanced our disclosures regarding Board oversight, adding information about our decision-making approaches for political engagement. And by the end of 2024, we will further enhance the disclosures on our GRPP webpage, including relating to:
•the approval process for trade association membership, which includes initial and annual approval by the Head of GRPP and the CRC’s oversight role, and for each of our principal trade associations, the percentage of dues paid that is attributable to lobbying;
• a statement that Wells Fargo does not engage in direct grassroots lobbying;
•information about Wells Fargo’s established criteria guiding our decision-making for supporting candidates through the Wells Fargo PACs, which includes supporting candidates who:
–represent the communities where we have a large presence;
–understand the important role the financial services industry plays in the economy;
–are in legislative or political leadership roles; or
–serve on important committees that have jurisdiction over issues that impact the financial services sector;
•information about the attestation letters that we obtain from 527 Organizations, which affirm that our donations will only be used for operational and administrative purposes and not to support or oppose candidates for public office or ballot initiatives, and that donations are not transferred to PACs; and
•additional disclosures about advocacy and lobbying in the state and local jurisdictions where we are registered to lobby, by providing hyperlinks to the websites where our state and local lobbying disclosure reports are housed.
Our Practices
As disclosed on our GRPP webpage, we are not members of any tax-exempt organization in the United States that is primarily organized to write, endorse, and promote model legislation. We do not use any corporate money or resources to influence U.S. domestic or foreign candidate elections, including assisting candidate campaign committees, political parties, caucuses, independent expenditure or other political committees, or any other type of election‑related activity. Wells Fargo sponsors PACs that make contributions to candidates and only accept funding through voluntary contributions by eligible employees and directors.
Like many companies, Wells Fargo engages in public policy advocacy on issues that impact our business at the local, state, and federal levels, including through membership in financial services industry trade associations. We regularly review our participation model and believe that engagement through these trade organizations, including as a voice of opposition from time to time, is an integral part of our public policy strategy. Participation in these groups comes with the understanding that we may not always agree with every position taken. In instances where we identify significant misalignment with trade associations to which we belong, we aim to share our perspective in a constructive manner.
Given our current disclosures regarding our political engagement and spending and our commitment to enhance those disclosures by the end of 2024, as well as our Board’s role in overseeing those matters, we believe that the annual reporting requested by the proposal would require us to devote meaningful time and resources that could be better utilized to advance key priorities. Therefore, we believe that this is not in the best interest of Wells Fargo or our shareholders.

Item 11 – Shareholder Proposal – Annual Report on Congruency of Political Spending and Corporate Values Our Board recommends that you vote AGAINST this proposal.

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Shareholder Proposals

Item 12

Shareholder Proposal – Transparency in Lobbying Annual Report

Our Board recommends that you vote AGAINST this proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the holder of no fewer than 100 shares of our common stock, and one co-filer have advised us that they intend to introduce the following resolution at the 2024 Annual Meeting:
Resolution and Supporting Statement
Proposal 12 – Transparency in Lobbying
Resolved, Shareholders request the preparation of a report, updated annually, presented to the Corporate Responsibility Committee and posted on WFC's website, disclosing:
1.Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.Payments by WFC used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.WFC's membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.Description of management's and the Board's decision-making process and oversight for making payments described in sections 2 and 3 above.
A "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which WFC is a member.
Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.
Supporting Statement
Full disclosure of WFC's lobbying expenditures is needed to assess whether WFC's lobbying is consistent with its expressed goals and shareholders' interests. WFC spent $68 million (2010 – 2022) on federal lobbying. This does not include state lobbying, where WFC lobbied in at least 28 states in 2022 and spent $3 million on lobbying in California (2010 – 2022).
Companies can give unlimited amounts to third party groups that spend millions on lobbying and undisclosed grassroots activity.1 WFC fails to disclose its payments to trade associations and social welfare groups (SWGs), or the amounts used for lobbying. WFC belongs to the American Bankers Association, Business Roundtable, and US Chamber of Commerce, which together spent $111 million on federal lobbying for 2022. And while WFC previously dropped2 its membership in the American Legislative Exchange Council, ABA supported its 2022 annual meeting3 and the Chamber sits on its Private Enterprise Advisory Council.4
1.    https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported/
2.    https://www.prwatch.org/news/2012/09/11740/merck-and-wells-fargo-dump-alec-while-duke-energy-holds-out.
3.    https://documented.net/investigations/heres-who-bankrolling-alec-2022-annual-meeting.
4.    https://ohiocapitaljournal.com/2023/09/06/coming-soon-in-ohio-alec-releases-new-raft-of-model-legislation/.

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WFC's lack of disclosure presents reputational risks when its lobbying contradicts company public positions. WFC publicly supports addressing climate change, yet the BRT lobbied against the Inflation Reduction Act5 and the Chamber reportedly has been a "central actor" in dissuading climate legislation over a two-decade period.6 A recent analysis looking at inconsistencies between banks' public climate commitments and their direct and indirect climate lobbying practices noted WFC failed to publicly support the Inflation Reduction Act.7 While WFC has opposed voter restrictions,8 the Chamber lobbied against protecting voting rights.9 And WFC has attracted negative attention10 for funding controversial nonprofits like the State Financial Officers Foundation, which is attacking woke capitalism.11
Our Statement in Opposition
Transparency in Lobbying Annual Report
Our Board recommends a vote AGAINST this proposal, identified as Item 12 on the proxy card.
•Our Board and the CRC oversee government relations strategies, policies, and programs, including political transparency matters.
•We disclose detailed information regarding our federal, state, and local lobbying activities, our memberships in principal trade associations, contributions to 527 Organizations, and contributions made by Wells Fargo’s employee-funded PACs. In 2023, we enhanced the disclosures on our GRPP webpage regarding our decision‑making approaches for political engagement. By the end of this year, we will further enhance the disclosures on our GRPP webpage related to, among other things, grassroots lobbying and the criteria that Wells Fargo’s PACs use in making decisions to support candidates.
•We believe that participating in the political process helps protect our customers, employees, businesses, and communities, and is an important part of responsible corporate citizenship.
Board and Committee Oversight
We believe we have adequate oversight of our political and lobbying activities. The CRC oversees our significant government relations strategies, policies, and programs. All of the members of the CRC have government or public policy experience. At least annually, the CRC reviews political transparency matters, including our political activities and contributions, significant lobbying priorities, and principal trade association memberships. Our GRPP team is responsible for managing the development and execution of strategies that advance our public policy priorities.
We requested the opportunity to engage with the proponent to discuss this proposal.
Enhanced Disclosures
Our GRPP webpage already includes significant disclosures related to political and public policy contributions, including:
•a summary of the most recent campaign contributions of Wells Fargo’s PACs;
•a link to the government website that houses our quarterly lobbying filings, which disclose to Congress our lobbyists’ federal lobbying expenditures and the issues on which they have lobbied;
•payments made to 527 Organizations;
•ballot initiative contributions in amounts exceeding $25,000; and
•the principal financial services industry trade associations that receive membership dues from Wells Fargo.
5.    https://www.theguardian.com/environment/2022/aug/19/top-us-business-lobby-group-cIimate-action-business-roundtable.
6.    https://www.washingtonpost.com/politics/2023/08/02/climate-group-pushes-big-tech-exit-nations-largest-business-lobby/
7.    https://www.ceres.org/news-center/press-releases/new-benchmark-analysis-us-banks-reveals-inconsistencies-between-climate.
8.    https://newsroom.wf.com/English/news-releases/news-release-details/2021/Wells-Fargo-Statement-on-Voter-Rights/default.aspx.
9.    https://thehill.com/business-a-lobbying/business-a-lobbying/554430-watchdog-group-launches-campaign-to-pressure/?rl=1
10.    https://www.responsible-investor.com/us-lawmaker-slams-jpmorgan-wells-fargo-for-involvement-with-anti-esg-body/.
11.    https://www.washingtonpost.com/climate-environment/2022/07/12/republicans-threaten-wall-street-over-climate-positions/;
https:/www.exposedbycmd.org/2022/02/16/republican-group-of-state-financial-officers-takes-on-woke-capitalism/

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Shareholder Proposals
In 2023, we enhanced our disclosures regarding Board oversight, adding information about our decision-making approaches for political engagement. And by the end of 2024, we will further enhance the disclosures on our GRPP webpage adding information relating to:
•the approval process for trade association membership, which includes initial and annual approval by the Head of GRPP and the CRC’s oversight role, and for each of our principal trade associations, the percentage of dues paid that is attributable to lobbying;
•a statement that Wells Fargo does not engage in direct grassroots lobbying;
•information about Wells Fargo’s established criteria guiding our decision-making for supporting candidates through the Wells Fargo PACs, which includes supporting candidates who:
–represent the communities where we have a large presence;
–understand the important role the financial services industry plays in the economy;
–are in legislative or political leadership roles; or
–serve on important committees that have jurisdiction over issues that impact the financial services sector;
•information about the attestation letters that we obtain from 527 Organizations, which affirm that our donations will only be used for operational and administrative purposes and not to support or oppose candidates for public office or ballot initiatives, and that donations are not transferred to PACs; and
•additional disclosures about advocacy and lobbying in the state and local jurisdictions where we are registered to lobby, by providing hyperlinks to the websites where our state and local lobbying disclosure reports that include information about issues lobbied and expenditures are housed.
Our Practices
As disclosed on our GRPP webpage, we are not members of any tax-exempt organization in the United States that is primarily organized to write, endorse, and promote model legislation. We do not use any corporate money or resources to influence U.S. domestic or foreign candidate elections, including assisting candidate campaign committees, political parties, caucuses, or independent expenditure or other political committees, or any other type of election‑related activity. Wells Fargo sponsors PACs that make contributions to candidates and only accept funding through voluntary contributions by eligible employees and directors.
Like many companies, Wells Fargo engages in public policy advocacy on issues that impact our business at the local, state, and federal levels, including through membership in financial services industry trade associations. We regularly review our participation model and believe that engagement through these trade organizations, including as a voice of opposition from time to time, is an integral part of our public policy strategy. Participation in these groups comes with the understanding that we may not always agree with every position taken. In instances where we identify significant misalignment with trade associations to which we belong, we aim to share our perspective in a constructive manner.
Given our current disclosures regarding our political engagement and spending and our commitment to enhance those disclosures by the end of 2024, as well as our Board’s role in overseeing those matters, we believe that the annual reporting requested by the proposal would require us to devote meaningful time and resources that could be better utilized to advance key priorities. Therefore, we believe that this is not in the best interest of Wells Fargo or our shareholders.

Item 12 – Shareholder Proposal – Transparency in Lobbying Annual Report Our Board recommends that you vote AGAINST this proposal.

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Shareholder Proposals

Item 13

Shareholder Proposal – Report on Risks of Politicized De-Banking

Our Board recommends that you vote AGAINST this proposal.

American Conservative Values ETF, 9711 Washingtonian Blvd., Suite 550 Gaithersburg, MD 20878, the holder of 8,127 shares of our common stock, has advised us that it intends to introduce the following resolution at our annual meeting:
Resolution and Supporting Statement
Report on Risks of Politicized De-banking
Supporting Statement:
Financial institutions are essential pillars of the marketplace. On account of their unique and pivotal role in America's economy, many federal and state laws already prohibit them from discriminating against customers. And the UN Declaration of Human Rights recognizes that "everyone has the right to freedom of thought, conscience, and religion."1 These are an important part of protecting every American’s right to free speech and free exercise of religion.
As shareholders of Wells Fargo, we believe it is essential for the company to provide financial services on an equal basis without regard to factors such as race, color, religion, sex, national origin, or social, political, or religious views.
We are concerned with recent evidence of religious and political discrimination against customers by companies in the financial services industry, as seen in recent examples2 and the 2022 Statement on Debanking and Free Speech.3
The 2023 edition of the Viewpoint Diversity Business Index4 shows that many of the largest financial institutions include vague and subjective grounds to deny service like "reputational risk,” “social risk," "misinformation," "hate speech" or "intolerance." These kinds of terms allow financial institutions to deny or restrict service for arbitrary or discriminatory reasons. They also give fringe activists and governments a foothold to demand that private financial institutions deny service under the sweeping, unfettered discretion that such policies provide.
When companies engage in this kind of discrimination, they hinder the ability of Americans to access the marketplace and instead become de facto regulators and censors. This undermines the fundamental freedoms of our country and is an affront to the public trust. Politicized de-banking can also damage the company's reputation and ability to operate in favorable regulatory environments.
In early 2023, shareholders called for Chase, Mastercard, PayPal, Capital One, and Charles Schwab to assess whether they have adequate safeguards to prevent politicized debanking.5 Nineteen state attorneys general and fourteen state financial officers specifically called out Chase for their de-banking of a non-profit committed to advancing religious freedom and demanded action from the company to show good faith in addressing these widespread concerns.6
1.    https://www.un.org/en/about-us/universal-declaration-of-human-rights.
2.    https://adflegal.org/press-release/bank-america-boots-charity-serving-impoverished-ugandans-under-vague-risk-tolerance; https://www.newsweek.com/stop-troubling-trend-politically-motivated-debanking-opinion-1787639; https://www.dailymail.co.uk/news/article-12314423/The-Coutts-Farage-dossier-bank-admitted-ex-Ukip-leader-DID-meet-commercial-criteria-used-tweet-Ricky-Gervais-trans-joke-Novak-Djokovic-ties-decide-odds-position-inclusive-organisation.html; https://familycouncil.org/?p=25159
3.    https://storage.googleapis.com/vds_storage/document/Statement%20on%20Debanking%20and%20Free%20Speech.pdf.
4.    https://viewpointdiversityscore.org/business-index
5.    https://www.jpmorganchase.com/content/dam/jpmc/jpmorgan-chase-and-co/investor-relations/documents/proxy-statement2023.pdf pg. 100-101; https://s201.q4cdn.com/231198771/files/doc_financials/2023/ar/PayPal-Holdings-lnc-Combined-2023-Proxy-Statement-and-2022-Annual-Report.pdf pg. 105-106; https://ir-capitalone.gcs-web.com/static-files/8de8dcce-b518-491d-bd78-b01a8a66028c page 149-153; https://content.schwab.com/web/retail/public/about-schwab/Charles_Schwab_2023_proxy.pdf pg. 83-85.
6.    https://www.wsj.com/articles/jpmorgan-targeted-by-republican-states-over-accusations-of-religious-bias-903c8b26

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Shareholder Proposals
Resolved: Shareholders request the Board of Directors of Wells Fargo conduct an evaluation and issue a report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how it oversees risks related to discrimination against individuals based on their race, color, religion (including religious views), sex, national origin, or political views, and whether such discrimination may impact individuals' exercise of their constitutionally protected civil rights.
Our Statement in Opposition
Report on Risks of Politicized De-Banking
Our Board recommends a vote AGAINST this proposal, identified as Item 13 on the proxy card.
•Our Board, both directly and through the HRC and the CRC, oversees culture and ethics matters, social and public responsibility matters, and anti‑discrimination matters. We believe our Board has the appropriate skills and experiences to oversee these matters.
•We believe that we have a well-developed framework, including our Code of Conduct, which is designed to prevent discrimination and mitigate related risks. We believe that our policies and procedures are reflective of our commitment to non‑discrimination in compliance with applicable laws, rules, and regulations.
•As a global financial institution, we are subject to extensive legal and regulatory requirements. Adherence to these obligations may, under certain circumstances, require account closures, though we do not close accounts on the basis of a person’s race, color, religion, sex, national origin, or political views.
Board and Committee Oversight
Our Board, directly and through its committees, oversees our culture and ethics, social and public responsibility, and anti‑discrimination matters. For certain matters, the Board receives reporting directly, rather than through its committees. The HRC, which is comprised entirely of members with human capital management skills and expertise, oversees DE&I matters and periodically reviews our Code of Conduct as well as management’s efforts to foster responsible conduct and ethical behavior and decision‑making throughout Wells Fargo. The CRC oversees significant strategies, policies, and programs on social and public responsibility matters and monitors the state of Wells Fargo’s relationships and enterprise reputation with external stakeholders on such matters. All of the members of the CRC have experience in environmental and social matters as well as government and public policy matters. We engaged with the proponent after receipt of this proposal.
Anti‑Discrimination Framework
We are committed to maintaining the trust of our customers and following the laws, rules, and regulations that apply to our business, including with respect to the avoidance of discrimination based on protected characteristics. The Code of Conduct, which is publicly available on our website, provides employees with principles designed to help guide their conduct with clients, customers, and others who conduct business with Wells Fargo. The Code of Conduct strictly prohibits discrimination on the basis of race, ethnicity, age, gender, or other protected characteristics. The Code of Conduct also reinforces our respect for the right to participate in the political process and to support the candidates, parties, or initiatives of one’s choice. The Code of Conduct applies to all employees, including executive officers, and in some cases, our Board.
In late 2022, we also commissioned a third‑party REA of Wells Fargo’s efforts to, among other things, better serve and grow diverse customer segments and avoid discrimination against our customers based on protected characteristics. In December 2023, we voluntarily published the full results of the REA. The REA is publicly available in the Goals and Reporting section of our Corporate Responsibility webpage and includes conclusions and recommendations . The REA process took more than 12 months and was overseen by the CRC. Also in 2023, we published our DE&I report, which contains information about our DE&I strategies and initiatives, including engaging diverse segments, expanding homeownership, and helping to create more diversity in our communities.
Regulatory Oversight
We are a financial institution organized under the laws of the United States and are therefore subject to federal, state, and local regulation, including requirements relating to maintaining a risk‑based financial crimes program. These requirements include maintaining procedures for opening, reviewing, and closing customer accounts. We are also subject to regulatory oversight designed to protect consumers, prohibit discrimination, provide fair access to financial services, and protect the

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Shareholder Proposals
financial system. These heightened governance and risk management standards impact how we can conduct our business. Accordingly, we have developed policies and procedures designed to help us comply with applicable laws, rules, and regulations, including those related to the prevention of discrimination.
Given the regulatory requirements and oversight for our business as well as our existing policies and procedures, we believe that the report requested by the proposal would require us to devote meaningful time and resources that could be better utilized to advance key priorities. We believe that this is not in the best interest of Wells Fargo, our shareholders, or other stakeholders.

Item 13 – Shareholder Proposal – Report on Risks of Politicized De-Banking Our Board recommends that you vote AGAINST this proposal.

2024 Proxy Statement	139

Information About Related Persons
Related Person Transaction Policy and Procedures
Our Board has adopted a written policy and procedures for the review and approval of transactions between our Company and its related persons and/or their respective affiliated entities. We refer to this policy and these procedures as our Related Person Transaction Policy.
Defining Related Persons
“Related persons” under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of more than 5% of our common stock.
Which Transactions Are Reviewed
Except as described below, the Related Person Transaction Policy requires the GNC to review and either approve or disapprove transactions, arrangements, or relationships in which:
•the amount involved will, or may be expected to, exceed $120,000 in any fiscal year;
•our Company is, or will be, a participant; and
•a related person or an entity affiliated with a related person has, or will have, a direct or indirect interest.
Which Transactions Are Deemed Pre-Approved
We refer to these transactions, arrangements, or relationships in the Related Person Transaction Policy as “Interested Transactions.” Any potential Interested Transactions that are brought to our Company’s attention are analyzed by our Company’s Legal Department, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship does, in fact, constitute an Interested Transaction requiring compliance with the Related Person Transaction Policy. Our Board has determined that the GNC does not need to review or approve certain Interested Transactions, even if the amount involved will exceed $120,000, including the following transactions:
•lending and other financial services transactions with related persons or their affiliated entities that comply with applicable banking laws and are in the ordinary course of business, non-preferential, and do not involve any unfavorable features;
•employment of an NEO or of an executive officer if he or she is not an immediate family member of another Company executive officer or director and his or her compensation would be reported in our proxy statement if he or she were an NEO and the HRC approved (or recommended that our Board approve) such compensation;
•compensation paid to one of our directors if the compensation is reported pursuant to SEC rules in our proxy statement;
•transactions with another entity at which a related person’s only relationship with that entity is as a director, limited partner, or beneficial owner of less than 10% of that entity’s ownership interests (other than a general partnership interest);
•transactions with another entity at which a related person’s only relationship with that entity is as an employee (other than an executive officer), if such transactions are in the ordinary course of business, non-preferential, and the amount involved does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues;
•charitable contributions by our Company or a Company-sponsored charitable foundation to tax-exempt organizations at which a related person’s only relationship is as an employee (other than an executive officer) or a director or trustee (other than chair of the board or board of trustees), if the amount involved (excluding Company matching funds) does not exceed the greater of $1 million or 2% of such organization’s consolidated gross revenues; and
•transactions with holders of more than 5% of our common stock and/or such holders’ immediate family members or affiliated entities, if such transactions are in the ordinary course of business of each of the parties, unless such shareholder is one of our executive officers, directors or director nominees, or an immediate family member of one of them.

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Information About Related Persons
How Related Person Transactions Are Reviewed
The GNC is responsible for reviewing and, where appropriate, approving Interested Transactions. Under the Related Person Transaction Policy, if reasonable prior review of an Interested Transaction is not feasible, then the GNC will consider the Interested Transaction for approval via ratification at a future committee meeting. When determining whether to approve an Interested Transaction, the GNC will consider all relevant material facts, such as whether the Interested Transaction is in the best interests of our Company, whether it is on non-preferential terms, and the extent of the related person’s interest in the Interested Transaction. No director is allowed to participate in the review and approval of an Interested Transaction if that director, his or her immediate family members, or their affiliated entities are involved. The GNC annually reviews all ongoing Interested Transactions.
Related Person Transactions
Lending and Other Ordinary Course Financial Services Transactions
During 2023, some of our executive officers, some of our directors (including certain of our HRC members), each of the persons we know of that beneficially owned more than 5% of our common stock on December 31, 2023 (BlackRock, Inc. (BlackRock) and The Vanguard Group, Inc. (Vanguard)), and some of their respective immediate family members and/or affiliated entities had loans, other extensions of credit, and/or other banking or financial services transactions with our banking and other subsidiaries in the ordinary course of business, including deposit and treasury management services, brokerage, investment advisory, capital markets, sales and trading, and investment banking transactions. All of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment (as applicable), as those available at the time for comparable transactions with persons not related to our Company, and did not involve more than the normal risk of collectability or present other unfavorable features. In the ordinary course of business, we also sell or purchase other products and services, including the purchase of investment management technology products and advisory services from BlackRock and its affiliates. We and our customers also may invest in mutual funds, exchange-traded funds, and other products affiliated with BlackRock and Vanguard, and we and such firms may receive fees in connection with those investments, in the ordinary course of business. All of these transactions were entered into on an arm’s-length basis and under customary terms and conditions.
Family and Other Relationships
Since 1986, our Company has employed former executive officer Mary T. Mack’s sister, Susan T. Hunnicutt, who is currently a Commercial Banking relationship manager. In 2023, Ms. Hunnicutt received compensation of approximately $233,000, including a salary of approximately $165,000. We established the compensation paid to Ms. Hunnicutt in 2023 in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, Ms. Hunnicutt also received employee benefits generally available to all of our employees. She is in a non-strategic role, is not an executive officer of the Company, and does not directly report to an executive officer of the Company.
For information about an outstanding pension plan balance between Mr. Craver and a legacy predecessor company, please refer to the Director Independence section of this Proxy Statement.
In 2010, our Board, based on the recommendation of the GNC, agreed as a matter of policy to strongly discourage our Company’s hiring of any immediate family members of current directors.

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Stock Ownership Information
Security Ownership of Certain Beneficial Owners, Officers, and Directors
The following table shows how many shares of common stock our current directors and nominees for director, our NEOs, and all directors, director nominees, and executive officers, as a group, beneficially owned on February 14, 2024, and the number of shares they had the right to acquire within 60 days of that date, including RSRs that are scheduled to vest within 60 days of that date. This table also shows, as of February 14, 2024, the number of common stock units credited to the accounts of the directors, director nominees, NEOs, and executive officers as a group under the terms of the benefit and deferral plans in which they participate but which are not deemed beneficially owned under SEC rules as of February 14, 2024. None of our directors, NEOs, or executive officers, individually or as a group, beneficially own more than 1% of our outstanding common stock.

	Amount and Nature of Beneficial Ownership[1]
Name	Common Stock Owned[2,3] (a)	Unvested Common Stock Units[4] (b)	Other Common Stock Units[5,6] (c)	Total Beneficial Ownership[7] (d)	Additional Common Stock Units[8,9] (e)	Total (f)
Non-Employee Directors and Director Nominees
Steven D. Black	133	—	6,060	6,193	42,847	49,040
Mark A. Chancy	22,451	—	3,231	25,682	2,594	28,276
Celeste A. Clark	4,022	—	—	4,022	37,301	41,323
Theodore F. Craver, Jr.	33,201	—	6,060	39,261	9,476	48,737
Richard K. Davis	4,244	—	6,060	10,304	5,547	15,851
Fabian T. Garcia	—	—	—	—	—	—
Wayne M. Hewett	101	—	—	101	37,092	37,193
CeCelia G. Morken	100	—	6,060	6,160	5,547	11,707
Maria R. Morris	4,253	—	—	4,253	21,878	26,131
Felicia F. Norwood	5,384	—	6,060	11,444	—	11,444
Richard B. Payne, Jr.	212	—	6,060	6,272	19,390	25,662
Ronald L. Sargent	18,131	—	—	18,131	61,962	80,093
Suzanne M. Vautrinot	17,631	—	6,060	23,691	19,787	43,478
NEOs
Charles W. Scharf*	658,537	—	—	658,537	—	658,537
Michael P. Santomassimo	222,988	—	—	222,988	—	222,988
Jonathan G. Weiss	320,970	—	—	320,970	—	320,970
Barry Sommers	51,807	—	—	51,807	—	51,807
Scott E. Powell	181,681	—	—	181,681	—	181,681
All directors, director nominees, NEOs, and executive officers, as a group (29 persons)[10]	2,641,113	5,918	46,375	2,693,406	270,456	2,942,882
*    Mr. Scharf also serves as a director.
1.Unless otherwise stated in the footnote below, each of the named individuals and each member of the group have sole voting and investment power for the applicable shares of common stock shown in the table.
2.The amounts shown for NEOs and executive officers include shares of common stock allocated to the account of each NEO and executive officer under the Company’s 401(k) Plan as of February 14, 2024.

142	Wells Fargo & Co.

Stock Ownership Information
3.For the following directors and NEOs, and for all directors, director nominees, NEOs, and executive officers, as a group, the amounts shown include certain shares over which they may have shared voting and investment power: Mark A. Chancy, 22,386 shares held in a joint account; Theodore F. Craver, Jr., 33,201 shares held in trusts of which he is a co-trustee; Michael P. Santomassimo, 173,033 shares held in a joint account and 1,000 shares held in his spouse’s IRA; Charles W. Scharf, 586,271 shares held in a joint account; Suzanne M. Vautrinot, 12,129 shares held in a trust of which she is a co-trustee; and all directors, director nominees, NEOs, and executive officers, as a group, 1,420,118 shares.
4.The amounts shown represent RSRs that are scheduled to vest pursuant to the applicable award agreements within 60 days of February 14, 2024, subject to the terms and conditions of the award.
5.Includes 724 whole common stock units credited to an executive officer’s account as of February 14, 2024, under the terms of the Deferred Compensation Plan that would be paid in shares of common stock within 60 days of February 14, 2024, were the individual to have retired on such date, assuming a valuation date of February 14, 2024.
6.For non-employee directors, represents common stock units credited to their accounts as of February 14, 2024, pursuant to deferrals made under the terms of the Directors Plan and which such director has elected to have paid out in shares of common stock within 60 days of February 14, 2024.
7.Total does not include the following RSRs and/or target number of PSAs (including dividend equivalents credited on that target number as of February 14, 2024) granted under the Company’s 2022 Long-Term Incentive Plan (LTIP) or its predecessor, the Long-Term Incentive Compensation Plan (LTICP), that were not vested as of February 14, 2024, or scheduled pursuant to the applicable award agreements to vest within 60 days of February 14, 2024. The following includes PSAs granted in 2021, 2022 and 2023. Upon vesting, each RSR and PSA will convert to one share of common stock. PSA amounts are subject to increase or decrease depending upon the Company’s satisfaction of performance criteria and other conditions.

Name	RSRs	PSAs
Charles W. Scharf	397,841	956,362
Michael P. Santomassimo	161,723	369,627
Jonathan G. Weiss	189,011	368,374
Barry Sommers	124,210	229,816
Scott E. Powell	132,566	290,413
All executive officers as a group	1,946,498	3,511,130
8.For NEOs and executive officers, represents whole common stock units credited to their accounts as of February 14, 2024, under the terms of the Supplemental 401(k) Plan and/or Deferred Compensation Plan that would be paid in shares of common stock more than 60 days after February 14, 2024, were the individual to have retired on such date, assuming a valuation date of February 14, 2024 for purposes of the Deferred Compensation Plan: 5,349 shares of common stock under the Supplemental 401(k) Plan and 1,686 shares of common stock under the Deferred Compensation Plan.
9.For non-employee directors, represents common stock units credited to their accounts as of February 14, 2024, pursuant to deferrals made under the terms of the Directors Plan that would be paid in shares of common stock more than 60 days after February 14, 2024, were the individual to have retired on such date.
10.Felicia F. Norwood owns 228 shares of 4.75% Non-Cumulative Perpetual Class A Preferred Stock, Series Z, 247 shares of 4.25% Non-Cumulative Perpetual Class A Preferred Stock, Series DD, 118 shares of 6.625% Fixed-to-Floating Non-Cumulative Perpetual Class A Preferred Stock, Series R, 11 shares of 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, and 152 shares of 4.70% Non-Cumulative Perpetual Class A Preferred Stock, Series AA. One of our executive officers also owns 25 shares of 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L.
Principal Shareholders
The following table contains information regarding the only persons and groups we know of that beneficially own more than 5% of our common stock as of February 14, 2024.

Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership of Common Stock (b)	Percent of Common Stock Owned (c)
The Vanguard Group, Inc.[1] 100 Vanguard Boulevard Malvern, Pennsylvania 19355	321,717,682	8.99%
BlackRock, Inc.[2] 50 Hudson Yards New York, New York 10001	265,745,467	7.43%
1.Based on a Schedule 13G/A filed on February 13, 2024 with the SEC by The Vanguard Group, Inc. (Vanguard) to report beneficial ownership as of December 29, 2023. Vanguard reported sole voting power over none of the shares and shared voting power over 4,313,986 of the shares. Vanguard reported sole dispositive power over 306,316,926 of the shares and shared dispositive power over 15,400,756 of the shares.
2.Based on a Schedule 13G/A filed on January 26, 2024 with the SEC by BlackRock, Inc. on behalf of itself and certain of its subsidiaries (together, BlackRock), to report beneficial ownership as of December 31, 2023. BlackRock reported sole voting power over 241,650,232 of the shares and shared voting power over none of the shares. BlackRock reported sole dispositive power over 265,745,467 of the shares and shared dispositive power over none of the shares.

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Stock Ownership Information
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock and other equity securities with the SEC. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations by the persons required to file these reports, we believe that each of our directors and executive officers complied with all such filing requirements during 2023, except the following: (i) for Felicia F. Norwood, three late filings reporting a total of five transactions, all of which related to transactions through a broker-managed account, that were reported on one Form 4, (ii) for Ellen Patterson, three late filings, each reporting one transaction, all of which related to transactions through a broker-managed account that were reported on one Form 4, (iii) for Saul Van Beurden, one late filing reporting a gift of shares to each of his three children for which Mr. Van Beurden maintains an indirect ownership interest, and (iv) for Charles W. Scharf, an amended Form 3 was filed to report certain holdings in a broker-managed account that were inadvertently omitted from his initial, timely filed Form 3. In each such case, the report was promptly filed or amended after the reporting person became aware of the transaction or error.
Directors and Executive Officers
Stock Ownership Requirements and Other Policies
Stock Ownership Requirements
To reinforce the long-term perspective of stock-based compensation and emphasize the relationship between the interests of our directors and executive officers with your interests as shareholders, we require our non-employee directors and our executive officers to own shares of our common stock. Our Board has adopted robust stock ownership policies that apply to our directors, as summarized in Director Stock Ownership Policy, and executive officers, as summarized in Stock Ownership Policy.
Anti-Hedging Policies
To further strengthen the alignment between stock ownership and your interests as shareholders, our Code of Conduct requirements prohibit all employees, including our executive officers and directors, from engaging in derivative or hedging transactions involving any Company securities, including Wells Fargo common stock. This hedging prohibition with respect to Company securities applies to any type of transaction in securities that limits investment risk with the use of derivatives, such as options, puts, calls, futures contracts, or other similar instruments.
No Pledging Policy
Our Board has adopted policies which are reflected in our Corporate Governance Guidelines that prohibit our directors and executive officers from pledging Company equity securities as collateral for margin or other similar loan transactions.

144	Wells Fargo & Co.

Voting and Other Meeting Information
Annual Meeting Logistics
Our 2024 annual shareholder meeting (the Annual Meeting) will be held virtually via a live webcast so that our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for our shareholders.
•Meeting Date & Time: Tuesday, April 30, 2024, at 10:00 a.m., EDT
•Record Date: Monday, March 4, 2024
•Virtual Meeting Access: www.virtualshareholdermeeting.com/WFC2024
In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/WFC2024. If necessary, the announcement will provide information regarding the date, time, and location of any adjournment or postponement of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on the Investor Relations page of our website at www.wellsfargo.com.
How can I attend and participate in the Annual Meeting?
Shareholders of record and street name holders of our common stock as of the close of business on the record date will be able to attend, vote, and ask questions at the Annual Meeting.

Attend and Participate in the Annual Meeting as a Shareholder
Go to www.virtualshareholdermeeting.com/WFC2024 and, when prompted, enter the valid control number from your notice of internet availability of proxy materials, proxy card, or voting instruction form, your name, and your email address. Once you are admitted to the Annual Meeting as a shareholder, you can ask questions and vote by following the directions on the virtual meeting website.
To log into the Annual Meeting as a shareholder and in order to vote and ask questions during the meeting, you must enter the meeting using a valid control number included in your proxy materials or obtain a proxy from your bank, broker, or other nominee (preferably at least five days before the meeting), if applicable.
We encourage shareholders to log into this website and access the virtual meeting before the start time. You will be able to begin the online check-in process approximately 15 minutes before the Annual Meeting starts.

Attend the Annual Meeting as a Guest
If you do not have a valid control number, you may attend the Annual Meeting as a guest, but you will not have the ability to vote your shares or ask questions during the virtual meeting. Go to www.virtualshareholdermeeting.com/WFC2024 and, when prompted, register as a guest in order to listen to the meeting.

If you are a participant in our 401(k) Plan or Stock Purchase Plan you must submit voting instructions for shares you hold through the plan by the applicable deadline under How do I vote my shares before the Annual Meeting, and what is the deadline? below.

2024 Proxy Statement	145

Voting and Other Meeting Information
Additional information and instructions regarding voting, asking questions, and accessing and participating in the Annual Meeting are provided below. Rules of conduct for the Annual Meeting will also be available on the virtual meeting website.
Even if you currently plan to attend the Annual Meeting, we recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. Participants in the 401(k) Plan or Stock Purchase Plan must vote their shares before the Annual Meeting by the deadline provided below.
If you are unable to attend the Annual Meeting, we will make available a recording of the Annual Meeting for a period of time after the meeting on the Investor Relations page of our website at www.wellsfargo.com.
Where can I find my valid control number?
If you are a shareholder of record, your valid control number is a 16-digit control number provided in your notice of internet availability of proxy materials or proxy card. If you are a street name holder, and your voting instruction form or notice of internet availability indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or notice of internet availability.
Otherwise, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to log into the Annual Meeting as a shareholder and be able vote and ask questions at meeting.
How can I ask questions during the Annual Meeting?
The Company will endeavor to answer as many questions submitted by shareholders pertinent to meeting matters or the business of the Company during designated question and answer sessions as time permits. Shareholders who log in with their valid control number to attend our Annual Meeting will have an opportunity to submit questions via the virtual meeting website in the appropriate question field at or before the time the matters are before the Annual Meeting for consideration. In addition, shareholders may submit questions for a period of time in advance of the Annual Meeting at www.proxyvote.com using their valid control number.
We may group, summarize, and answer together questions from multiple shareholders on the same topic or that are otherwise related to avoid repetition. In order to allow other shareholders in attendance the ability to ask a question and the Company to respond to those questions, we may limit each shareholder to two questions, whether submitted prior to or during the Annual Meeting. Shareholder questions that are not pertinent to meeting matters or the business of the Company, as described in the meeting rules of conduct available on the meeting website, will not be addressed during the meeting. We will refer questions related to personal matters to the appropriate customer service or Human Resources representative for a response.
Voting Information
Who can vote at the Annual Meeting?
Shareholders of record of our common stock as of the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. As of the record date, we had 3,540,404,073 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the 13 director nominees and one vote on each other item to be voted on at the Annual Meeting. There is no cumulative voting. Participants in the Company’s 401(k) Plan or Stock Purchase Plan should read the additional information below under How can I attend and participate in the Annual Meeting? regarding voting their shares.

146	Wells Fargo & Co.

Voting and Other Meeting Information
How many votes must be present to hold the Annual Meeting?
We will have a quorum and can conduct business at the Annual Meeting if the holders of a majority of the outstanding shares of common stock as of the record date are present or represented by proxy at the meeting. We urge you to promptly submit your proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count:
•Shares present or by proxy and voting;
•Shares present and not voting; and
•Shares for which we have received proxies but for which shareholders have abstained from voting or that represent broker non-votes, which are described below.
Who is soliciting my vote?
The Board is soliciting proxies so that you can submit your proxy before the Annual Meeting. If you vote by proxy, you will be designating Derek A. Flowers and Michael P. Santomassimo, each of whom is a Company executive officer, each with the power of substitution as your proxy, and together as your proxies, to vote your shares as you instruct. If you sign and return your proxy card or submit your proxy over the internet, by mobile device, or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations.
The proxies also have discretionary authority to vote to adjourn our Annual Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations, or if any other business properly comes before the meeting. If any other business properly comes before the meeting, the proxies will vote on those matters in accordance with their best judgment.
How do I vote my shares before the Annual Meeting, and what is the deadline?
You do not need to attend the Annual Meeting in order to vote. The chart below provides general information on how to vote your shares before the Annual Meeting if you are:
•A record holder — your shares are held directly in your name on our stock records and you have the right to vote your shares yourself or by proxy at the Annual Meeting;
•A street name holder — your shares are held in an account at a brokerage firm, bank, or other similar entity. This entity is considered the record holder of these shares for purposes of voting at the Annual Meeting. You have the right to instruct the brokerage firm, bank, or other entity how to vote the shares in your account; or
•A current or former Wells Fargo employee who holds shares in one or both of our Company Plans — you have the right to instruct the 401(k) Plan trustee or Stock Purchase Plan custodian how to vote the shares of common stock you hold as of the record date under each plan in which you participate. The trustee will vote all shares held in the 401(k) Plan in proportion to the voting instructions the trustee actually receives from all 401(k) Plan participants in accordance with the terms of the plan, unless contrary to ERISA. If you do not give voting instructions for your Stock Purchase Plan shares, these shares will not be voted. We refer to the 401(k) Plan and Stock Purchase Plan together as the “Company Plans.”
The deadline for submitting your proxy before the Annual Meeting, depending on whether you are a record or street name holder, or a Company Plans Participant, and the method you use to submit your proxy, is also described in the chart below.

2024 Proxy Statement	147

Voting and Other Meeting Information

Method to Submit Your Proxy	Record or Street Name Holder	Company Plans Participant

Internet*
Go to www.proxyvote.com and follow the online instructions (if a record holder) or the website in your voting instruction form (if street name holder). Your proxy must be received by 11:59 p.m. EDT on April 29, 2024.

See email sent to your current Company email address for instructions on how to access online proxy materials and submit your proxy over the internet. Your proxy must be received by 11:59 p.m. EDT on April 25, 2024.

Mobile device*
Scan QR Barcode on your notice of internet availability of proxy materials or proxy card (if record holder) or voting instruction form (if street name holder). Your proxy must be received by 11:59 p.m. EDT on April 29, 2024.
Scan QR Barcode on your voting instruction form or proxy card. Your proxy must be received by 11:59 p.m. EDT on April 25, 2024.

Telephone*
See notice of internet availability of proxy materials or proxy card (if record holder) or voting instruction form (if street name holder) for any telephone voting instructions. Your proxy must be received by 11:59 p.m. EDT on April 29, 2024.
See email sent to your current Company email address or mailed voting instruction form/proxy card for telephone voting instructions. Your proxy must be received by 11:59 p.m. EDT on April 25, 2024.

Mail (if proxy materials received by mail)	Complete, sign, date, and return the proxy card (if record holder) or voting instruction form (if street name holder). Your proxy must be received prior to the Annual Meeting.	Complete, sign, date, and return voting instruction form (for 401(k) Plan shares)/proxy card (for Stock Purchase Plan shares). Your proxy must be received by April 25, 2024.

*    If you submit your proxy over the internet, by mobile device using the applicable QR code, or by telephone, you will need the control number from your notice of internet availability of proxy materials, proxy card, or voting instruction form. If you submit your proxy over the internet, by mobile device, or by telephone, please do not mail back any voting instruction form or proxy card you received. See Other Information for additional information about the notice of internet availability and electronic delivery of our proxy materials.
Is my vote confidential?
It is our policy that documents identifying your vote are confidential. The vote of any shareholder will not be disclosed to any third party before the final vote count at the Annual Meeting except to meet legal requirements; to assert claims for or defend claims against the Company; to allow authorized individuals to count and certify the results of the shareholder vote; in the event a proxy solicitation in opposition to the Board takes place; or to respond to shareholders who have written comments on proxy cards or who have requested disclosure. The Inspector of Election and those who count shareholder votes will be employees of an unaffiliated third party who have been instructed to comply with this policy. Third parties unaffiliated with the Company will count the votes of participants in the Company Plans.

148	Wells Fargo & Co.

Voting and Other Meeting Information
What are my voting options? What vote is required and how is my vote counted?
The table below shows your possible voting options on the items to be considered at the Annual Meeting, the vote required to elect directors and to approve each other item under our By-Laws, and the manner in which votes will be counted:

Item	Voting Options	Vote Required for Approval	Board Recommendation	Effect of Abstentions

Item 1. Election of 13 Director Nominees	With respect to each nominee: For Against Abstain	Votes cast FOR the nominee must exceed the votes cast AGAINST the nominee	FOR all 13 director nominees	No effect

Item 2. Advisory Vote to Approve Executive Compensation (Say on Pay)	For Against Abstain	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this item vote FOR this item	FOR	Vote against

Item 3. Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2024	For Against Abstain	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this item vote FOR this item	FOR	Vote against

Item 4. Approval of an Amendment to the Restated Certificate of Incorporation to Opt Out of DGCL Section 203	For Against Abstain	Majority of the common stock outstanding vote FOR this item	FOR	Vote against

Item 5. Approval of an Amendment to the By-Laws to Remove the Supermajority Vote Standard to Amend the Local Directors Provision	For Against Abstain	80% of the common stock outstanding at the time of the amendment vote FOR this item	FOR	Vote against

Items 6-13. Shareholder Proposals	For Against Abstain	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this item vote FOR this item	AGAINST	Vote against

2024 Proxy Statement	149

Voting and Other Meeting Information
With respect to Item 1 (Election of 13 Director Nominees), under Delaware law, directors continue in office until their successors are elected and qualified or until their earlier resignation or removal. Our Corporate Governance Guidelines provide that our Board will nominate for election and appoint to fill Board vacancies or newly created directorships only those directors who have tendered or agreed to tender an irrevocable resignation that would become effective upon their failure to receive the required vote for election and Board acceptance of the tendered resignation. Each director nominee named in this Proxy Statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the Annual Meeting and our Board accepts his or her resignation.
Our Corporate Governance Guidelines also provide that the GNC will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned upon Board acceptance, and will recommend to our Board whether or not to accept such resignation. The director whose resignation is under consideration will abstain from participating in any decision of the GNC or our Board regarding such resignation. If our Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. Our Board will publicly disclose its decision on tendered resignations within 90 days after certification of the shareholder voting results.
What is the effect of Broker Non-Votes?
Under NYSE rules, member-brokers are prohibited from voting a customer’s shares on non-routine items (referred to as a “broker non-vote”) if the customer has not given the broker voting instructions on that matter. A broker may vote customer shares in its discretion on any routine items if the customer does not instruct the broker how to vote, though the broker may opt not to do so. Whether brokers have discretion to vote the shares on uninstructed matters is subject to NYSE rules and a final determination by the NYSE. Therefore, unless you provide specific voting instructions, your shares may not be represented or voted at the Annual Meeting. Broker-non votes, if any, will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals , except for Item 4 (Approval of an Amendment to the Restated Certificate of Incorporation to Opt Out of DGCL Section 203) and Item 5 (Approval of an Amendment to the By-Laws to Remove the Supermajority Vote Standard to Amend the Local Directors Provision). For Items 4 and 5, broker non-votes will be counted as “against” votes.
May I change my vote?
Yes. If you are the record holder of the shares, you may revoke your proxy and change your vote by:
•Submitting timely written notice of revocation to our Corporate Secretary at MAC #J0193-610, 30 Hudson Yards, New York, NY 10001-2170, prior to the vote at the Annual Meeting;
•If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the vote at the Annual Meeting;
•If you submitted your proxy over the internet, by mobile device, or by telephone, submitting another later-dated proxy over the internet, by mobile device, or by telephone by the applicable deadline shown in the table above; or
•Attending the Annual Meeting as a shareholder and voting your shares online during the Annual Meeting. See Attending the Annual Meeting above for more information on how to attend, vote, and ask questions during the Annual Meeting. Attending the Annual Meeting alone will not revoke your proxy.
If you are a street name holder, you may revoke your voting instructions and change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity before the deadline shown above or you may change your voting instructions by attending the Annual Meeting and voting online during the meeting, provided that you log into the meeting as a shareholder using your valid control number included in your proxy materials.
If you participate in the Company Plans, you may revoke your voting instructions and change your vote by submitting new voting instructions to the trustee or custodian of the applicable plan before the deadline shown above.

150	Wells Fargo & Co.

Voting and Other Meeting Information
Proposals and Nominations for the 2025 Annual Meeting
We have summarized below the requirements and timing for shareholders to submit proposals or director nominations for the 2025 Annual Meeting of Shareholders. More complete information on these requirements, which we encourage you to review, is available under SEC Rule 14a-8 and our By-Laws, as applicable. These requirements are separate from the procedures you must follow to recommend a nominee for consideration by the GNC for election as a director as described under Process for Shareholders to Recommend Individuals as Director Nominees.

Proposal Type	Deadline for Company to Receive*	Description and Requirements
Rule 14a-8 Shareholder Proposals	Close of business on November 18, 2024
A shareholder may submit a proposal for inclusion in the proxy statement by satisfying the requirements under Rule 14a-8.
Materials should be sent to either our principal executive office listed on the back cover of this Proxy Statement (Attention: CEO), or to our Corporate Secretary at MAC# J0193-610, 30 Hudson Yards, New York, NY 10001.

Proxy Access Director Nominations	No earlier than close of business on October 19, 2024, and no later than close of business on November 18, 2024
A shareholder (or group of up to 20 shareholders) owning at least 3% of our stock continuously for at least 3 years may nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board or 2 directors by satisfying the requirements set forth in our By-Laws.
Materials should be sent to our Corporate Secretary at MAC# J0193-610, 30 Hudson Yards, New York, NY 10001.

Advance Notice Proposals or Nominations	No earlier than close of business on December 31, 2024, and no later than close of business on January 30, 2025
Shareholders may nominate an individual for election to the Board or propose any business to be considered directly at the annual meeting (not included in our proxy statement) by satisfying the requirements in our By-Laws (which includes information required under Rule 14a-19) for such director nominations or proposals.
Materials should be sent to our principal executive office listed on the back cover of this Proxy Statement (Attention: CEO), and to our Corporate Secretary at MAC# J0193-610, 30 Hudson Yards, New York, NY 10001.

*    “Close of business” means 6:00 p.m. local time at our principal executive office.
The Chair or other officer presiding at the Annual Meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our By-Laws. Management and any other person duly named as proxy by a shareholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above or where a notice is received within these time frames, if the shareholder delivering the notice fails to satisfy the requirements of SEC Rule 14a-4.
The requirements described above are separate from the procedures you must follow to recommend a nominee for consideration by the GNC for election as a director as described under Process for Shareholders to Recommend Individuals as Director Nominees.

2024 Proxy Statement	151

Voting and Other Meeting Information
Other Information
Cost of Soliciting Proxies
We pay the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to help the Board solicit proxies. We expect to pay approximately $35,000 plus out-of-pocket expenses for its help. Board members and our employees may also solicit proxies for us by mail, telephone, email, or in person. We will not pay our directors or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding the notice of internet availability of proxy materials or proxy materials to their customers who are street name holders and obtaining their voting instructions.
Electronic Delivery of Proxy Materials
We use the SEC notice and access rule that allows us to furnish our proxy materials to our shareholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about March 18, 2024, we sent to our shareholders of record a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice only, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.
We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically, as described below.
If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.
How to Receive Future Proxy Materials Electronically
Shareholders can sign up to receive proxy materials electronically and receive an email prior to next year’s annual meeting with links to the proxy materials, which may provide faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by email will remain in effect until you terminate your election. To receive proxy materials by email in the future, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or follow the instructions on the notice, or if a street name holder, contact your brokerage firm, bank, or other similar entity that holds your shares.
If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the Annual Meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

152	Wells Fargo & Co.

Voting and Other Meeting Information
Householding
SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receiving a single copy of these materials in a manner provided by these rules. This practice known as “householding” can result in significant savings of paper and mailing costs.
Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices.
Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:
Wells Fargo & Company
MAC #J0193-610
30 Hudson Yards
New York, NY 10001-2170
Attention: Corporate Secretary
1-866-870-3684
We will also promptly send a copy of the 2023 Annual Report, without charge, upon request to the address or phone number above.
Incorporation by Reference (Part III of Form 10-K)
Only the following sections of this Proxy Statement shall be deemed incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 in response to Part III, Items 10, 11, 12, 13 and 14 thereof: “Board and Governance Matters - Director Nominees for Election,” “Board and Governance Matters - Our Director Nominees,” “Stock Ownership Information - Delinquent Section 16(a) Reports,” “Board and Governance Matters - Our Corporate Governance Documents,“ “Board and Governance Matters - Our Board Committee Structure - Board Committee Members and Oversight Responsibilities - Audit Committee,” “Executive Compensation - Compensation Discussion and Analysis,” “Executive Compensation - Executive Compensation Tables,” “Director Compensation,” “Board and Governance Matters - Key Areas of Board Oversight - Compensation Risk Management,” “Executive Compensation - CEO Pay Ratio and Median Employee Annual Total Compensation,” “Executive Compensation - Pay Versus Performance,” “Board and Governance Matters - Our Board Committee Structure - Compensation Committee Interlocks and Insider Participation,” “Executive Compensation - Compensation Committee Report,” “Stock Ownership Information - Security Ownership of Certain Beneficial Owners, Officers, and Directors,” “Information About Related Persons,” “Board and Governance Matters - Director Independence,” “Audit Matters - Audit and Non-Audit Fees,” and “Audit Matters - Audit Committee Pre-Approval Policies and Procedures.”
To the extent that this Proxy Statement is incorporated by reference into any of our other filings under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated into any such filing, unless specifically provided otherwise in such filing.

2024 Proxy Statement	153

Notes on Non-GAAP Financial Measures
We evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than mortgage servicing rights) and goodwill and other intangibles on investments in consolidated portfolio companies, net of applicable deferred taxes. One of these ratios is return on average tangible common equity (ROTCE), which represents our annualized earnings as a percentage of tangible common equity. The methodology of determining tangible common equity may differ among companies. Management believes that ROTCE is a useful financial measure because it enables management, investors, and others to assess the Company’s use of equity.
For purposes of measuring performance, as provided in our Long-Term Incentive Plan (LTIP) or the applicable form of award agreement, ROTCE may be further adjusted by the HRC, in its discretion, for the effect of (i) losses resulting from discontinued operations, (ii) the cumulative effect of significant changes in generally accepted accounting principles, and (iii) any other unusual or infrequently occurring gain or loss which is separately identified and quantified. Under the terms of Mr. Scharf’s offer letter, ROTCE for purposes of his Performance Shares is adjusted to exclude the impact of any penalties or other charges related to litigation, investigations or examinations arising out of retail sales practices of the Company or other material regulatory matters related to the conduct of the Company during periods prior to his employment.
In addition, the HRC believed it was useful to consider certain notable items that occurred during 2023 and 2022 in order to better assess the Company’s underlying financial performance for 2023, including as compared with 2022. Adjusted Noninterest Expense, Adjusted Pre-Tax Pre-Provision Profit, Adjusted Net Income, Adjusted Diluted EPS, Adjusted ROE, Adjusted ROTCE, and Adjusted Efficiency Ratio are non-GAAP financial measures and represent our reported financial results adjusted for these notable items. We believe that these adjusted financial measures are useful because they enabled the HRC as well as management, investors, and others to better assess the Company’s underlying financial performance for 2023, particularly for the purposes of analyzing 2023 compensation decisions.
2023 Notable Items
•FDIC special assessment of $1.9 billion (pre-tax)
2022 Notable Items
•Operating losses: litigation, regulatory, and customer remediation matters related to a variety of historical matters of $2.0 billion (pre-tax) and $3.3 billion (pre-tax) in the third and fourth quarters of 2022, respectively

154	Wells Fargo & Co.

Notes on Non-GAAP Financial Measures
The tables below provide a reconciliation of these non-GAAP financial measures to GAAP financial measures.
Notes on Non-GAAP Financial Measures
Adjusted noninterest expense, adjusted pre-tax pre-provision profit, and adjusted efficiency ratio ($ in millions)

		Year ended
		Dec 31, 2023	Dec 31, 2022
Revenue	(A)	$82,597	74,368

Noninterest expense	(B)	55,562	57,205
Adjustments for notable items:
Federal Deposit Insurance Corporation (FDIC) special assessment		1,931
Operating losses related to litigation, regulatory, and customer remediation matters in third and fourth quarters of 2022			5,249
Adjusted noninterest expense	(C)	53,631	51,956
Efficiency ratio	(B)/(A)	67%	77%
Adjusted efficiency ratio	(C)/(A)	65%	70%
Pre-tax pre-provision profit (PTPP)[1]	(A)-(B)	27,035	17,163
Adjusted PTPP	(A)-(C)	28,966	22,412
1.Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle.
Adjusted net income (in millions)

	Year ended
	Dec 31, 2023	Dec 31, 2022
Net income	$19,142	13,677
Adjustments for notable items:
FDIC special assessment	1,931
Operating losses related to litigation, regulatory, and customer remediation matters in third and fourth quarters of 2022		5,249
Applicable income tax expense related to notable items[1]	477	877
Adjusted net income	20,596	18,049
1.Determined by applying the combined federal statutory rate and composite state income tax rates to notable items in 2023 and 2022.
Adjusted diluted earnings per common share

	Year ended
	Dec 31, 2023	Dec 31, 2022
Diluted earnings per common share (EPS)	$4.83	3.27
Adjustments for notable items:
FDIC special assessment	0.52
Operating losses related to litigation, regulatory, and customer remediation matters in third and fourth quarters of 2022		1.37
Applicable income tax expense related to notable items[1]	0.13	0.23
Adjusted diluted EPS	5.22	4.41
1.Determined by applying the combined federal statutory rate and composite state income tax rates to notable items in 2023 and 2022.

2024 Proxy Statement	155

Notes on Non-GAAP Financial Measures
Tangible common equity (including adjusted ROE and adjusted ROTCE) (in millions, except ratios)

		Year ended
		Dec 31, 2023	Dec 31, 2022	Dec 31, 2021*	Dec 31, 2020*
Net income applicable to common stock	(A)	17,982	12,562	20,256	1,786
Adjustments for notable items:
FDIC special assessment		1,931		—	—
Operating losses related to litigation, regulatory, and customer remediation matters in third and fourth quarters of 2022			5,249	—	—
Applicable income tax expense related to notable items[1]		477	877	—	—
Adjusted net income applicable to common stock	(B)	19,436	16,934	n/a	n/a

Average total equity		184,860	183,167	191,219	184,689
Adjustments:
Preferred stock[2]		(19,698)	(19,930)	(21,151)	(21,364)
Additional paid-in capital on preferred stock[2]		168	143	137	148
Unearned ESOP shares[2]		—	512	874	1,007
Noncontrolling interests		(1,844)	(2,323)	(1,601)	(769)
Average common stockholders’ equity	(C)	163,486	161,569	169,478	163,711
Adjustments:
Goodwill		(25,173)	(25,177)	(26,087)	(26,387)
Certain identifiable intangible assets (other than mortgage servicing rights)		(136)	(190)	(294)	(389)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)[3]		(2,083)	(2,359)	(2,226)	(2,002)
Applicable deferred taxes related to goodwill and other intangible assets[4]		906	864	867	834
Average tangible common equity	(D)	137,000	134,707	141,738	135,767
Return on average common stockholders’ equity (ROE)	(A)/(C)	11.00%	7.78%	11.95%	1.10%
Adjusted ROE	(B)/(C)	11.89%	10.48%	n/a	n/a
Return on average tangible common equity (ROTCE)	(A)/(D)	13.13%	9.33%	14.29%	1.30%
Adjusted ROTCE	(B)/(D)	14.19%	12.57%	n/a	n/a
*    A reconciliation for 2021 and 2020 is included for purposes of the Pay Versus Performance table and discussion.
1.Determined by applying the combined federal statutory rate and composite state income tax rates to notable items in 2023 and 2022.
2.In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company's common stock.
3.In third quarter 2023, we sold investments in certain private equity funds. As a result, we have removed the related goodwill and other intangible assets on investments in consolidated portfolio companies.
4.Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

156	Wells Fargo & Co.

Additional Information
1.Pre-Tax Pre-Provision Profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
2.Return on Equity (ROE) represents Wells Fargo net income applicable to common stock divided by average common stockholders’ equity.
3.Common Equity Tier 1 (CET1) Ratio is calculated under the Standardized Approach which is our binding CET1 ratio. CET1 ratio is a regulatory calculation used by management, investors, regulators and others to assess the Company’s capital position. For additional information on our CET1 ratio, see the “Capital Management - Risk-Based Capital and Risk-Weighted Assets” section in the Company’s 2023 Annual Report to Shareholders filed as Exhibit 13 to the Company’s Annual Report on the Form 10-K for the year ended December 31, 2023.
4.Efficiency Ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
5.Net Operating Loss (NOL) means for any year in the Performance Period, that the Company reports a net loss in the Company’s consolidated financial statements, and a net loss continues to exist after eliminating the effect of the following items, each determined based on generally accepting accounting principles: (i) losses resulting from discontinued operations; (ii) the cumulative effect of changes in generally accepted accounting principles; and (iii) any other unusual or infrequent loss which is separately identified and quantified.
6.Total Shareholder Return (TSR) for Performance Share Awards granted in 1Q 2024 for Performance Year 2023, means, for the Company and each of the other Financial Performance Group Companies, (a) (i) the company’s average closing price of a share of common stock (as reported in such reliable source as determined by the HRC, in its sole discretion) over the last 20 consecutive trading days, ending on December 31, 2026 (“End Price”), minus (ii) the company’s average closing price of a share of common stock (as reported in such reliable source as determined by the Committee, in its sole discretion) over the first 20 consecutive trading days occurring in calendar year 2024 (“Base Price”), plus the value of any dividends declared on such common stock in respect of an ex-dividend date occurring during the Performance Period, as adjusted assuming such dividends were reinvested in shares of common stock of the issuing company on such ex-dividend date (“Reinvested Dividends”), divided by (b) the Base Price (in each case, with such adjustments as are appropriate, in the judgment of the Committee in its sole discretion, to equitably calculate TSR in light of any stock splits, reverse stock splits, stock dividends, and other extraordinary transactions or other changes in the capital structure of the company, as applicable).

2024 Proxy Statement	157

Glossary

Term/Acronym	Definition
2023 Annual Report	Wells Fargo & Company Form 10-K for Fiscal Year 2023
2024 Proxy Statement	Wells Fargo’s proxy statement for the 2024 Annual Meeting
Annual Meeting	2024 Wells Fargo Annual Meeting of Shareholders
ASC	Accounting Standards Codification
Bank Board	Board of Directors of Wells Fargo Bank, N.A.
Board	Board of Directors of Wells Fargo
Board Chair	Chair of the Board of Directors of Wells Fargo
By-Laws	Wells Fargo & Company By-Laws, as of February 1, 2024
CCO	Chief Compliance Officer
CD&A	“Compensation Discussion and Analysis” section of the 2024 Proxy Statement
Certificate	Wells Fargo’s Restated Certificate of Incorporation
CEM	Covered Employees in Management
CEO	Chief Executive Officer
CET1 Ratio	Common Equity Tier 1 Ratio
CFO	Chief Financial Officer
CFPB	Consumer Financial Protection Bureau
CIB	Corporate & Investment Banking
Clawback Policies	The Company’s Clawback and Forfeiture Policy and Rule 10D-1 Mandatory Clawback Policy
Code of Conduct	Wells Fargo’s Code of Conduct
Company Plans	Wells Fargo’s 401(K) plan and Stock Purchase Plan
COO	Chief Operating Officer
Corporate Governance Guidelines	Wells Fargo’s Corporate Governance Guidelines
CRC	Corporate Responsibility Committee
CRO	Chief Risk Officer
CSBB	Consumer, Small & Business Banking
DE&I	Diversity, Equity and Inclusion
DE&I Report	2023 Diversity, Equity, and Inclusion Report
DGCL Section 203	Delaware General Corporation Law Section 203
EAP	Employee Assistance Program
EEO	Equal Employment Opportunity
EPS	Earnings Per Share
ERN	Employee Resource Network
ESG	Environmental, Social, and Governance
ESIM	Environmental and Social Impact Management
FASB	Financial Accounting Standards Board

Term/Acronym	Definition
GAAP	U.S. Generally Accepted Accounting Principles
GNC	Governance & Nominating Committee
GRPP	Government Relations and Public Policy
Group IPC	Group Incentive Compensation and Performance Management Steering Committee
HRC	Human Resources Committee
ICRM	Incentive Compensation Risk Management
IPC	Incentive Compensation and Performance Management Committee
IRS	U.S. Internal Revenue Service
LTICP	Wells Fargo’s Long-Term Incentive Compensation Plan
LTIP	Wells Fargo’s Long-Term Incentive Plan
Meridian	Meridian Compensation Partners, independent compensation consultant to the HRC and GNC
NEO	Named Executive Officer
NLRB	National Labor Relations Board
NOL	Net Operating Loss
NYSE	New York Stock Exchange
PAC	Political Action Committee
PCAOB	Public Company Accounting Oversight Board
PEO	Principal Executive Officer
PSA	Performance Share Award
PTPP	Pre-tax pre-provision profit, a non-GAAP financial measure
RAR	Risk Asset Review
RCOC	Regulatory Compliance Oversight Committee, a special purpose committee of the WFBNA Board
REA	Racial Equity Assessment
ROE	Return on Equity
ROTCE	Return on Tangible Common Equity
RSR	Restricted share right
Say-on-Pay	Wells Fargo’s advisory approval of executive compensation
SEC	U. S. Securities and Exchange Commission
TCFD	Task Force on Climate-Related Financial Disclosures
TSR	Total Shareholder Return
Wells Fargo	Wells Fargo & Company, a Delaware corporation
WFBNA	Wells Fargo Bank, N.A., the principal banking subsidiary of Wells Fargo
YoY	Year over year

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104 wellsfargo.com

©2024 Wells Fargo & Company. Deposit products offered through Wells Fargo Bank, N.A. Member FDIC. CCM7565 (Rev 00, 1/each)

WELLS FARGO & COMPANY 401(K) PLAN
PROXY CARD
RETURN MAIL PURPOSES ONLY
N9777-113 PROXY-CD
PO BOX 5191
SIOUX FALLS, SD 57117-5191

MATERIALS & VOTE

VOTE BY INTERNET OR BY MOBILE DEVICE
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time (EDT), on April 25, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time (EDT), on April 25, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for receipt by April 25, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36538-Z86811-Z86809-Z86812 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELLS FARGO & COMPANY

The Board of Directors recommends you vote FOR each of the nominees listed in Item 1:

1. Election of Directors

Nominees:

		For	Against	Abstain
1a)	Steven D. Black	☐	☐	☐
1b)	Mark A. Chancy	☐	☐	☐
1c)	Celeste A. Clark	☐	☐	☐
1d)	Theodore F. Craver, Jr.	☐	☐	☐
1e)	Richard K. Davis	☐	☐	☐
1f)	Fabian T. Garcia	☐	☐	☐
1g)	Wayne M. Hewett	☐	☐	☐
1h)	CeCelia G. Morken	☐	☐	☐
1i)	Maria R. Morris	☐	☐	☐
1j)	Felicia F. Norwood	☐	☐	☐
1k)	Ronald L. Sargent	☐	☐	☐
1l)	Charles W. Scharf	☐	☐	☐
1m)	Suzanne M. Vautrinot	☐	☐	☐

The Board of Directors recommends you vote FOR Items 2, 3, 4 and 5:

The Board of Directors recommends you vote AGAINST Items 6 through 13:

		For	Against	Abstain
6.	Shareholder Proposal – Annual Report on Prevention of Workplace Harassment and Discrimination.	☐	☐	☐
7.	Shareholder Proposal – Third-Party Assessment of Respect for Freedom of Association and Collective Bargaining.	☐	☐	☐
8.	Shareholder Proposal – Report on Respecting Indigenous Peoples' Rights.	☐	☐	☐
9.	Shareholder Proposal – Audit of Climate Transition Policies.	☐	☐	☐
10.	Shareholder Proposal – Annual Climate Lobbying Congruency Report.	☐	☐	☐
11.	Shareholder Proposal – Annual Report on Congruency of Political Spending and Corporate Values.	☐	☐	☐
12.	Shareholder Proposal – Transparency in Lobbying Annual Report.	☐	☐	☐
13.	Shareholder Proposal – Report on Risks of Politicized De-Banking.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

WELLS FARGO & COMPANY
2024 ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, APRIL 30, 2024
10:00 A.M., Eastern Daylight Time (EDT)

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

If you vote by internet, mobile device, telephone, or mail, you authorize, as applicable, the 401(k) Plan trustee or the Stock Purchase Plan custodian to designate Derek A. Flowers and Michael P. Santomassimo, and each of them, with the full power of substitution, as proxies, to vote the shares as you instruct at the annual meeting, or at any adjournment or postponement thereof. Voting by internet, mobile device, or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this voting instruction form and proxy card.

The 2024 Notice and Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

V36539-Z86811-Z86809-Z86812

This voting instruction form and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the "Company") for use at the annual meeting of shareholders to be held on Tuesday, April 30, 2024, at 10:00 a.m., EDT, from persons who participate in the (1) Wells Fargo & Company 401(k) Plan (the "401(k) Plan") and/or (2) Wells Fargo & Company Stock Purchase Plan (the "Stock Purchase Plan") or any combination of these plans.

By signing this voting instruction form and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Empower Trust Company ("Empower"), the 401(k) Plan trustee, to exercise the voting rights relating to any shares of the Company's common stock allocable to his or her 401(k) Plan account as of March 4, 2024 at the annual meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card; and/or (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies, and hereby directs Computershare Trust Company, N.A. ("CTCNA"), the custodian of the Stock Purchase Plan, to vote all shares of the Company's common stock credited to his or her Stock Purchase Plan account as of March 4, 2024 at the annual meeting or any adjournment or postponement thereof as specified on this voting instruction form and proxy card.

If properly executed, this proxy will be voted as you direct on the reverse side. If this proxy is executed but no direction is indicated, this proxy will be voted *FOR* each of the nominees listed in Item 1, *FOR* Items 2, 3, 4 and 5, *AGAINST* Items 6 through 13, and in the discretion of the proxies upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

Broadridge Financial Solutions, Inc. ("Broadridge"), as tabulation agent, will tabulate the votes by mail from all participants in the 401(k) Plan and the Stock Purchase Plan received by April 25, 2024, and by internet, mobile device, and telephone submitted before 11:59 p.m., EDT, on April 25, 2024. Broadridge will provide the total voting results for all 401(k) Plan shares to Empower, which will then determine the ratio of votes received for and against each item. Empower will then vote all 401(k) Plan shares according to the same ratios. Broadridge will also provide the voting results for all Stock Purchase Plan shares to CTCNA, which will then vote such shares as directed by the participants at the annual meeting or any adjournment or postponement thereof.

TO VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL - SEE REVERSE SIDE

WELLS FARGO & COMPANY
C/O EQ SHAREOWNER SERVICES
P.O. BOX 64945
ST. PAUL, MN 55164-0945

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET OR BY MOBILE DEVICE
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time (EDT), on April 29, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time (EDT), on April 29, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36540-P04140

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELLS FARGO & COMPANY

The Board of Directors recommends you vote FOR each of the nominees listed in Item 1:

1. Election of Directors

Nominees:

		For	Against	Abstain
1a)	Steven D. Black	☐	☐	☐
1b)	Mark A. Chancy	☐	☐	☐
1c)	Celeste A. Clark	☐	☐	☐
1d)	Theodore F. Craver, Jr.	☐	☐	☐
1e)	Richard K. Davis	☐	☐	☐
1f)	Fabian T. Garcia	☐	☐	☐
1g)	Wayne M. Hewett	☐	☐	☐
1h)	CeCelia G. Morken	☐	☐	☐
1i)	Maria R. Morris	☐	☐	☐
1j)	Felicia F. Norwood	☐	☐	☐
1k)	Ronald L. Sargent	☐	☐	☐
1l)	Charles W. Scharf	☐	☐	☐
1m)	Suzanne M. Vautrinot	☐	☐	☐

The Board of Directors recommends you vote FOR Items 2, 3, 4 and 5:

The Board of Directors recommends you vote AGAINST Items 6 through 13:

		For	Against	Abstain
6.	Shareholder Proposal – Annual Report on Prevention of Workplace Harassment and Discrimination.	☐	☐	☐
7.	Shareholder Proposal – Third-Party Assessment of Respect for Freedom of Association and Collective Bargaining.	☐	☐	☐
8.	Shareholder Proposal – Report on Respecting Indigenous Peoples' Rights.	☐	☐	☐
9.	Shareholder Proposal – Audit of Climate Transition Policies.	☐	☐	☐
10.	Shareholder Proposal – Annual Climate Lobbying Congruency Report.	☐	☐	☐
11.	Shareholder Proposal – Annual Report on Congruency of Political Spending and Corporate Values.	☐	☐	☐
12.	Shareholder Proposal – Transparency in Lobbying Annual Report.	☐	☐	☐
13.	Shareholder Proposal – Report on Risks of Politicized De-Banking.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

WELLS FARGO & COMPANY
2024 ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, APRIL 30, 2024
10:00 A.M., Eastern Daylight Time (EDT)

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the "Company") for use at the annual meeting of shareholders to be held on Tuesday, April 30, 2024, at 10:00 a.m., Eastern Daylight Time (EDT). Our 2024 annual meeting will be held by remote communication in a virtual-only format at: www.virtualshareholdermeeting.com/WFC2024, allowing our shareholders to participate from any geographic location with internet connectivity.

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

To attend as a shareholder, including to vote and ask questions during the meeting, you must log into the meeting at www.virtualshareholdermeeting.com/WFC2024 using the 16-digit control number printed on your proxy materials.

If you vote by internet, mobile device, telephone, or mail, you designate Derek A. Flowers and Michael P. Santomassimo, and each of them, with full power of substitution, as proxies, to vote the shares as you instruct at the annual meeting, or at any adjournment or postponement thereof. Voting by internet, mobile device, or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this proxy card.

The 2024 Notice and Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

V36541-P04140

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Derek A. Flowers and Michael P. Santomassimo, and each of them, with full power of substitution, as proxies to vote all shares of the Company's common stock held of record by the undersigned at the close of business on March 4, 2024, which the undersigned would be entitled to vote if personally present at the annual meeting or at any adjournment or postponement thereof, as specified on this proxy card.

If properly executed, this proxy will be voted as you direct on the reverse side. If this proxy is executed but no direction is indicated, this proxy will be voted FOR each of the nominees listed in Item 1, FOR Items 2, 3, 4 and 5, AGAINST Items 6 through 13, and in the discretion of the proxies upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

TO VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL - SEE REVERSE SIDE